                                                                     Exhibit 2.1






        ---------------------------------------------------------------







                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                               GLOBIX CORPORATION

                                       and

                            NEON COMMUNICATIONS, INC.



                            DATED AS OF July 19, 2004







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


                                TABLE OF CONTENTS
                                -----------------


                                                                            PAGE
                                                                            ----


ARTICLE I THE MERGER...........................................................1

    Section 1.1    The Merger..................................................1
    Section 1.2    Closing.....................................................2
    Section 1.3    Effective Time..............................................2
    Section 1.4    Effects of the Merger.......................................2
    Section 1.5    Charter.....................................................2
    Section 1.6    Bylaws......................................................2
    Section 1.7    Officers and Directors of the Surviving Corporation.........2
    Section 1.8    Effect on Capital Stock.....................................2
    Section 1.9    Treatment of NEON Options...................................4

ARTICLE II EXCHANGE OF CERTIFICATES............................................5

    Section 2.1    Exchange of Certificates....................................5
    Section 2.2    Exchange Procedures.........................................5
    Section 2.3    Dividends; Transfer Taxes; Withholding......................5
    Section 2.4    Return of Exchange Fund.....................................6
    Section 2.5    No Further Ownership Rights in NEON Securities..............6
    Section 2.6    Closing of NEON Transfer Books..............................7
    Section 2.7    Lost Certificates...........................................7
    Section 2.8    Dissenting Shares...........................................7
    Section 2.9    Further Assurances..........................................8

ARTICLE III REPRESENTATIONS AND WARRANTIES.....................................8

    Section 3.1    Representations and Warranties of NEON......................8
    Section 3.2    Representations and Warranties of Globix...................27

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS..........................47

    Section 4.1    Covenants of NEON..........................................47
    Section 4.2    Covenants of Globix........................................50
    Section 4.3    No Control.................................................53

ARTICLE V ADDITIONAL AGREEMENTS...............................................53

    Section 5.1    Preparation of Proxy Statement; Stockholders Meetings......53
    Section 5.2    Access to Information......................................54
    Section 5.3    Reasonable Efforts.........................................55
    Section 5.4    Public Announcements.......................................56
    Section 5.5    Employee Benefits Matters..................................56
    Section 5.6    Fees and Expenses..........................................56
    Section 5.7    Directors' and Officers' Indemnity.........................57
    Section 5.8    Consents, Waivers and Other Approvals......................57
    Section 5.9    Committee for Transition Issues............................58
    Section 5.10   Schedules..................................................58
    Section 5.11   Financial Review...........................................58
    Section 5.12   Cooperation................................................58

ARTICLE VI CONDITIONS PRECEDENT...............................................59

    Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.59
    Section 6.2    Additional Conditions to Obligations of Globix.............60
    Section 6.3    Additional Conditions to Obligations of NEON...............61

ARTICLE VII TERMINATION AND AMENDMENT.........................................63

    Section 7.1    Termination................................................63
    Section 7.2    Effect of Termination......................................65
    Section 7.3    Amendment..................................................65
    Section 7.4    Extension; Waiver..........................................65

ARTICLE VIII SURVIVAL.........................................................65

    Section 8.1    Non-Survival of Representations, Warranties and Agreements.65

ARTICLE IX GENERAL PROVISIONS.................................................66

    Section 9.1    Amendment and Waiver.......................................66
    Section 9.2    Notices....................................................66
    Section 9.3    Interpretation.............................................67
    Section 9.4    Counterparts...............................................67
    Section 9.5    Entire Agreement; No Third Party Beneficiaries.............67
    Section 9.6    Governing Law..............................................67
    Section 9.7    Severability...............................................68
    Section 9.8    Assignment.................................................68
    Section 9.9    Submission to Jurisdiction; Waivers........................68
    Section 9.10   Enforcement................................................68
    Section 9.11   Definitions................................................69
    Section 9.12   Additional Definitions.....................................72

EXHIBITS
--------

Exhibit 1.5             -  Certificate of Incorporation of the Surviving
                           Corporation
Exhibit 1.6             -  Bylaws of the Surviving Corporation
Exhibit 1.7             -  Officers and Directors of the Surviving Corporation
                           and Globix After the Effective Time
Exhibit 1.8(c)(ii)      -  Certificate of Designation of Globix Preferred Stock
Exhibit 1.8 (c)(iii)    -  Amendment to Class A Warrant Agreement
Exhibit 1.8(c)(v)       -  Globix Warrant
Exhibit 5.11            -  Financial Review Procedures

          This AGREEMENT AND PLAN OF MERGER, dated as of July 19, 2004 (this "AGREEMENT"), between GLOBIX CORPORATION, a Delaware corporation ("GLOBIX"), and NEON COMMUNICATIONS, INC., a Delaware corporation ("NEON").

                                   WITNESSETH:

          WHEREAS, prior to the Closing Date (as defined below) Globix shall incorporate a new wholly-owned subsidiary Delaware corporation to be called "Cornerstone Merger Corp." or such other name as Globix may determine ("MERGER SUB" and together with NEON, the "CONSTITUENT CORPORATIONS");

          WHEREAS, the respective Boards of Directors of Globix and NEON have each determined that the merger of Merger Sub with and into NEON (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement, is advisable and in the best interests of their respective stockholders, and such Boards of Directors have approved such Merger pursuant to which each outstanding share of Common Stock, par value $0.001 per share of NEON (the "NEON COMMON STOCK") and each outstanding share of 12% Series A Cumulative Convertible Preferred Stock, par value $0.001 per share (the "NEON CONVERTIBLE PREFERRED STOCK"), issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3), and certain other securities of NEON, other than shares owned or held directly or indirectly by Globix or directly by NEON, will be converted into the right to receive the Merger Consideration (as defined in Section 1.8(c));

          WHEREAS, for federal income tax purposes, it is intended by the parties hereto that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"); and the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code;

          WHEREAS, Globix and NEON desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER
                                   ----------

          Section 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into NEON at the Effective Time. From and after the Effective Time, the separate corporate existence of Merger Sub shall cease and NEON shall continue its corporate existence under the DGCL as the surviving corporation (the "SURVIVING CORPORATION").

          Section 1.2 CLOSING. Subject to the terms and conditions hereof, the closing of the Merger (the "CLOSING") will take place on the third Business Day after the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VI (excluding conditions that, by their terms, cannot be satisfied until the Closing Date), unless another time or date is agreed to in writing by the parties hereto (any such date, the "CLOSING DATE"). The Closing shall be held at the offices of Day, Berry & Howard LLP, One Canterbury Green, Stamford, Connecticut, unless another place is agreed to by the parties hereto.

          Section 1.3 EFFECTIVE TIME. As soon as practicable following the Closing, the parties shall (i) file a certificate of merger (the "CERTIFICATE OF Merger") in such form as is required by, and executed in accordance with the relevant provisions of, the DGCL, and (ii) make all other filings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with, and accepted by, the Secretary of State of the State of Delaware, or at such subsequent time as Globix and NEON shall agree and specify in the Certificate of Merger (the date and time the Merger becomes effective being the "EFFECTIVE TIME").

          Section 1.4 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Constituent Corporations shall be vested in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Constituent Corporations shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

          Section 1.5 CHARTER. The certificate of incorporation of NEON as in effect immediately prior to the Effective Time, shall upon the Effective Time and by virtue of the Merger be amended to read in its entirety as set forth in
Exhibit 1.5, and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          Section 1.6 BYLAWS. The bylaws of NEON as in effect immediately prior to the Effective Time shall upon the Effective Time be amended to read in their entirety as set forth in Exhibit 1.6, and as so amended shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          Section 1.7 OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION. The officers and directors of the Surviving Corporation and of Globix after the Effective Time will be as set forth on Exhibit 1.7.

          Section 1.8 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, NEON or the holders of any securities of the Constituent Corporations:

          (a) Each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

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

          (b) All shares of NEON Common Stock and NEON Convertible Preferred Stock that are held in the treasury of NEON and any shares of NEON Common Stock and NEON Convertible Preferred Stock owned by Globix or Merger Sub shall automatically be canceled and retired and shall cease to exist and no capital stock of Globix or other consideration shall be delivered in exchange therefor.

          (c) Subject to the provisions of Sections 2.4 and 2.9 hereof:

                    (i) each share of NEON Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.8(b)) shall be converted into the right to receive 1.2748 shares (with the aggregate of all such converted shares of each stockholder rounded up to the nearest whole share) (such number being referred to herein as the "EXCHANGE RATIO") of common stock, par value $0.01 per share, of Globix ("GLOBIX COMMON STOCK");

                    (ii) (A) all accrued and unpaid dividends to the Closing Date shall be treated as if paid in shares of NEON Convertible Stock issued immediately prior to the Effective Time;

                         (A) each share of NEON Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.8(b), but including those shares treated as issued in accordance with Section 1.8(c)(ii)(A) above), shall be converted into the right to receive (1) $3.75 in cash (the "PREFERRED CASH CONSIDERATION") and (2) 0.85034 shares of Globix preferred stock with substantially the terms set forth in Exhibit 1.8(c)(ii) (the "GLOBIX PREFERRED STOCK");

                    (iii) each outstanding Class A Warrant of NEON issued under the Class A Warrant Agreement, dated as of December 23, 2002 (the "CLASS A WARRANT AGREEMENT"), between NEON and American Stock Transfer & Trust Company, as warrant agent (a "CLASS A WARRANT"), shall be converted into the right to receive 1.2748 shares of Globix Common Stock (with the aggregate of all such converted shares of each holder rounded up to the nearest whole share) in accordance with the provisions of Exhibit 1.8(c)(iii);

                    (iv) each outstanding Redeemable Preferred Stock Warrant of NEON issued under the Redeemable Preferred Stock Warrant Agreement, dated as of December 23, 2002, between NEON and American Stock Transfer & Trust Company, as warrant agent (the "REDEEMABLE PREFERRED STOCK WARRANTS") shall expire at the Effective Time according to their terms, and the holders thereof shall not have any rights to receive payments therefor or with respect thereto; and

                    (v) each outstanding NEON CTA Warrant shall be converted into the right to receive a Globix Warrant with substantially the terms set forth on Exhibit 1.8(c)(v) (a "GLOBIX WARRANT") representing the right to acquire a number of shares of Globix Common Stock (rounded to the nearest whole number) determined by multiplying the number of shares of NEON Common Stock subject to such warrant immediately prior to the Effective Time by the Exchange Ratio, at a purchase price per share (rounded to the nearest whole cent) equal to the purchase price per share of NEON Common Stock subject to such warrant immediately prior to the Effective Time, divided by the Exchange Ratio.

          The shares of Globix Common Stock referred to in Sections 1.8(c)(i) and (iii), the Globix Preferred Stock and Preferred Cash Consideration referred to in Section 1.8(c)(ii), and the Globix Warrants referred to in Section 1.8(c)(v) are together referred to as the "MERGER CONSIDERATION". All such shares of NEON Common Stock and NEON Convertible Preferred Stock and NEON warrants (sometimes collectively referred to herein as, "NEON SECURITIES"), when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration into which such NEON Securities are converted and any dividends and other distributions in accordance with Section 2.3.

          (d) At the Effective Time, each then outstanding NEON Option, whether or not then vested or exercisable, shall be modified as set forth in Section 1.9; provided that any right of a holder of any such NEON Option to acquire Redeemable Preferred Stock or Redeemable Preferred Stock Warrants, as applicable, shall terminate at the Effective Time.

          Section 1.9 TREATMENT OF NEON OPTIONS. At the Effective Time, each then outstanding NEON Option, whether or not then vested or exercisable, shall be modified and become and represent an option to acquire, on the same terms and conditions (including, without limitation, vesting (with credit for amounts already vested) and acceleration) as were applicable to such NEON Option prior to the Effective Date, a number of shares of Globix Common Stock (rounded to the nearest whole number) determined by multiplying the number of shares of NEON Common Stock subject to such NEON Option immediately prior to the Effective Time by the Exchange Ratio, at an exercise price per share (rounded to the nearest whole cent) equal to the exercise price per share of NEON Common Stock subject to such NEON Option immediately prior to the Effective Time, divided by the Exchange Ratio. It is the intention of the parties hereto that each NEON Option so modified will, to the extent permitted by applicable laws, continue to qualify as an "incentive stock option" within the meaning of Section 422 of the Code to the same extent such NEON Option qualified as an incentive stock option immediately prior to the Effective Time. As soon as practicable after the Effective Time, the Surviving Corporation shall deliver to each Person who, immediately prior to the Effective Time, was a holder of an outstanding NEON Option, an instrument evidencing the modification of such NEON Option as provided in this Section 1.9. As of the Effective Time, Globix and NEON shall have taken all corporate action necessary to approve the modification of the NEON Options and the amendment of the NEON Stock Option Plans, to authorize the issuance of Globix Common Stock upon exercise of the NEON Options as modified pursuant hereto, to cause Globix, as the sole shareholder of the Surviving Corporation, to vote all of its shares in the Surviving Corporation in favor of approval of the NEON Stock Option Plans as so modified in accordance with the shareholder approval requirements of Section 422 of the Code and the regulations promulgated and proposed thereunder, and to reserve for issuance a sufficient number of shares of Globix Common Stock for delivery upon exercise of the NEON Options as modified pursuant hereto. Globix shall use commercially reasonable efforts to cause the issuance of shares of Globix Common Stock issuable upon exercise of any modified NEON Options to be registered as soon as is reasonably practicable following the Effective Time pursuant to an effective registration statement on Form S-8 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and to maintain the effectiveness of such registration statement thereafter for so long as any of such modified NEON Options remain outstanding; and if the Globix Common Stock is then listed for trading on any exchange or market, Globix shall use commercially reasonable efforts to cause shares issuable upon exercise of modified NEON Options to be so listed.

                                   ARTICLE II

                            EXCHANGE OF CERTIFICATES
                            ------------------------

          Section 2.1 EXCHANGE OF CERTIFICATES. Globix shall authorize a bank, trust company, or such other person or persons as shall be reasonably acceptable to Globix and NEON, to act as Exchange Agent hereunder (the "EXCHANGE AGENT"). As soon as practicable after the Effective Time, Globix shall deposit with the Exchange Agent, in trust for the holders of NEON Securities converted in the Merger, the Merger Consideration (other than the Globix Warrants) (such Merger Consideration, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "EXCHANGE FUND"). The Exchange Agent shall deliver the Globix Common Stock contemplated to be issued pursuant to Sections 1.8(c)(i) and (iii) and the Globix Preferred Stock and Preferred Cash Consideration to be issued pursuant to Section 1.8(c)(ii), in each case out of the Exchange Fund. The Exchange Fund shall not be used by Globix for any purpose other than as contemplated by Section 1.8.

          Section 2.2 EXCHANGE PROCEDURES. Five Business Days after the Effective Time, the Exchange Agent shall mail to each record holder of a certificate or certificates (including warrant certificates as applicable) which immediately prior to the Effective Time represented outstanding NEON Securities converted in the Merger (the "CERTIFICATES") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration). Subject to Section 2.1, upon surrender for cancellation to the Exchange Agent of a Certificate together with such letter of transmittal, duly executed, and the Class A Warrant Exercise Price, if applicable, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the NEON Securities represented by the surrendered Certificate shall have been converted pursuant to Section 1.8, and certain dividends and other distributions in accordance with Section 2.3. Any Certificate so surrendered shall forthwith be canceled.

          Section 2.3 DIVIDENDS; TRANSFER TAXES; WITHHOLDING.

          (a) No dividends or other distributions that are declared on or after the Effective Time on Globix Common Stock or Globix Preferred Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Globix Common Stock or Globix Preferred Stock until such person surrenders the related Certificate or Certificates, as provided in Section 2.2. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Globix Common Stock or Globix

Preferred Stock: (a) at the time of such surrender, the amount of any dividends or other distributions theretofore paid with respect to the shares of Globix Common Stock or Globix Preferred Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender and (b) at the appropriate payment date, the amount of any dividends or other distributions payable with respect to such shares of Globix Common Stock or Globix Preferred Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

          (b) If any Merger Consideration is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Globix Common Stock or Globix Preferred Stock, as the case may be, in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

          (c) Globix or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of NEON Securities such amounts as Globix or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Globix or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the NEON Securities in respect of which such deduction and withholding was made by Globix or the Exchange Agent.

          Section 2.4 RETURN OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the former holders of NEON Securities for six months after the Effective Time shall be delivered to Globix, upon demand of Globix, and any such former security holders who have not theretofore complied with this Article II shall thereafter look only to Globix for payment of their claim for Merger Consideration and any dividends or distributions with respect to Globix Common Stock or Globix Preferred Stock. Neither Globix nor the Surviving Corporation shall be liable to any former holder of NEON Securities for any such Merger Consideration and dividends and distributions held in the Exchange Fund which are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to such date on which any Merger Consideration or any dividends or distributions with respect to Globix Common Stock or Globix Preferred Stock in respect of such Certificate would escheat to or become the property of any Governmental Entity, any Merger Consideration in respect of such Certificates shall, to the extent permitted by applicable Laws, become the property of Globix, free and clear of all claims or interest of any person previously entitled thereto.

          Section 2.5 NO FURTHER OWNERSHIP RIGHTS IN NEON SECURITIES. The Merger Consideration issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section

2.3) shall be deemed to have been issued in full satisfaction of all rights pertaining to the NEON Securities represented by such Certificates and the modification of the NEON Options pursuant to and in accordance with Section 1.9 shall be deemed to be in full satisfaction of all rights pertaining to NEON Options including any right to acquire Redeemable Preferred Stock or Redeemable Preferred Warrants, as applicable.

          Section 2.6 CLOSING OF NEON TRANSFER BOOKS. At the Effective Time, the stock transfer books of NEON shall be closed and no transfer of shares of NEON capital stock shall thereafter be made on the records of NEON. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or Globix, such Certificates shall be canceled and exchanged as provided in this Article II.

          Section 2.7 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Globix or the Exchange Agent, the posting by such person of a bond, in such reasonable amount as Globix or the Exchange Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, Merger Consideration and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3.

          Section 2.8 DISSENTING SHARES.

          (a) Notwithstanding any other provision of this Agreement to the contrary, shares of NEON Common Stock and NEON Convertible Preferred Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders of NEON who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights (collectively, the "DISSENTING SHARES") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders of NEON shall be entitled to receive payment of the appraised value of such shares of NEON Common Stock and/or NEON Convertible Preferred Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders of NEON who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of NEON Common Stock or NEON Convertible Preferred Stock under such
Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without interest, the Merger Consideration upon surrender, in the manner provided in
Section 2.2 of the Certificate or Certificates which immediately prior to the Effective Time represented such shares of NEON Common Stock and NEON Convertible Preferred Stock and the delivery of the other documents required to be delivered pursuant to such Section 2.2.

          (b) NEON shall give Globix prompt notice of any demands for appraisal received by NEON, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by NEON and NEON and Globix shall participate jointly prior to the Closing in all negotiations and proceedings with respect to demands for appraisal under the DGCL. NEON shall not, except with the prior written consent of Globix, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands.

          Section 2.9 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          Section 3.1 REPRESENTATIONS AND WARRANTIES OF NEON. Except as set forth in the NEON Disclosure Schedule delivered by NEON to Globix in connection with the execution of this Agreement (the "NEON DISCLOSURE SCHEDULE") (each Section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), NEON represents and warrants to Globix as follows:

          (a) ORGANIZATION, STANDING AND POWER.

                    (i) Each of NEON and its Subsidiaries (i) is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of its state of incorporation or organization, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) as set forth in Section 3.1(a)(i) of the NEON Disclosure Schedule, is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except in the case of clause (iii) for such failures as could not, individually or in the aggregate, reasonably be expected to have a NEON Material Adverse Effect.

                    (ii) Section 3.1(a)(ii) of the NEON Disclosure Schedule sets forth a complete and accurate list of all of NEON's Subsidiaries and NEON's direct or indirect equity interest therein. Except as set forth in Section 3.1(a)(ii) of the NEON Disclosure Schedule, neither NEON, nor any of its Subsidiaries, (A) directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, or (B) has, since the NEON Confirmation Effective Date, been a general partner or managing member of any general partnership, limited partnership, limited liability company or other entity as to which NEON or any of its Subsidiaries has any material liability.

                    (iii) The copies of the charter, articles or certificate of incorporation and by-laws (or similar governing documents) of NEON and each of its Subsidiaries which were made available to Globix are true, complete and correct copies of such documents as in effect on the date of this Agreement.

                    (iv) All minute books and stock record books of NEON and its Subsidiaries have been made available to Globix or its counsel prior to the execution of this Agreement.

          (b) CAPITAL STRUCTURE.

                    (i) The authorized capital stock of NEON consists of 100,000,000 shares of NEON Common Stock and 30,000,000 shares of Preferred Stock, $0.001 par value per share (the "NEON PREFERRED STOCK"), of which NEON Preferred Stock 2,500,000 such shares are designated as NEON Convertible Preferred Stock, 21,354,000 such shares are designated as Redeemable Preferred Stock (the "NEON REDEEMABLE PREFERRED STOCK"), and the remaining shares of NEON Preferred Stock are undesignated. The rights and privileges of each class of NEON's capital stock are as set forth in NEON's certificate of incorporation and the certificates of designation thereto, as amended to the date hereof. As of the date hereof, (A) 15,775,863 shares of NEON Common Stock are issued and outstanding and 341,936 shares of NEON Common Stock are reserved for issuance to Mode 1 Communications, Inc., (B) 1,101,887 shares of NEON Convertible Preferred Stock are issued and outstanding, (C) no shares of NEON Redeemable Preferred Stock are issued or outstanding, (D) 5,511,405 shares of NEON Common Stock are reserved for issuance pursuant to the terms of the outstanding Class A Warrants and 650,000 shares of NEON Common Stock are reserved for issuance pursuant to the terms of the outstanding NEON CTA Warrants, and (E) no shares of NEON capital stock are held in the treasury of NEON or by any Subsidiaries of NEON. All of the issued and outstanding shares of NEON Common Stock and NEON Convertible Preferred Stock have been duly authorized, and are validly issued, fully paid, nonassessable and free of preemptive rights created by statute, NEON's certificate of incorporation or bylaws. None of the issued and outstanding shares of NEON Common Stock and NEON Convertible Preferred Stock have been issued in violation of any applicable federal or state law or any preemptive rights or rights to subscribe for or purchase securities.

                    (ii) Except as set forth in Section 3.1(b)(ii) of the NEON Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings with respect to any NEON Common Stock or NEON Convertible Preferred Stock to which NEON or, to the Knowledge of NEON, any other Person is a party or by which it or any such other Person is bound. Section 3.1(b)(ii) of the NEON Disclosure Schedule lists all issued and outstanding shares of NEON Common Stock and NEON Convertible Preferred Stock that are otherwise subject to a repurchase or redemption right or right of first refusal in favor of NEON or any other Person. NEON has delivered to Globix a certificate certifying

          (A) the name and address of each record holder of NEON Common Stock and NEON Convertible Preferred Stock, (B) the number and type of shares held by each such stockholder, and (C) any restrictions imposed by NEON on the transfer of such shares. Except as set forth in Section 3.1(b)(ii) of the NEON Disclosure Schedule and as contemplated by this Agreement, there are no registration rights, and there are no rights agreements, "poison pill" anti-takeover plans or other similar agreement or restrictive arrangement to which NEON or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of NEON or any of its Subsidiaries or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

                    (iii) Section 3.1(b)(iii) of the NEON Disclosure Schedule lists the number of shares of NEON Common Stock and NEON Preferred Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date of this Agreement and the plans or other arrangements under which such options were granted (collectively, the "NEON STOCK OPTION PLANS") and NEON has delivered to Globix a certificate with respect to the outstanding options to purchase shares of NEON Common Stock and NEON Preferred Stock (including restricted stock) (the "NEON OPTIONS") under the NEON Stock Option Plans, certifying with respect to each NEON Option (A) the name of each holder, (B) the number of shares of NEON Common Stock or NEON Preferred Stock subject to such NEON Option, (C) the relationship of the holder to NEON, (D) the exercise price, (E) the date of grant, (F) the vesting schedule, if any, and expiration date thereof, and including the extent to which any vesting has occurred as of the date of this Agreement, and (G) whether (and to what extent) the vesting of such NEON Option will be accelerated in any way by the transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following consummation of the Merger. Section 3.1(b)(iii) of the NEON Disclosure Schedule shows the number of shares of NEON Common Stock and NEON Preferred Stock reserved for future issuance pursuant to warrants, convertible securities or other outstanding rights (other than NEON Options) to purchase, or obligations to otherwise issue, shares of NEON Common Stock or NEON Preferred Stock outstanding as of the date of this Agreement (such outstanding warrants, convertible securities or other rights, the "NEON CONVERTIBLE SECURITIES"). NEON has delivered to Globix a certificate certifying with respect to such NEON Convertible Securities (A) the agreement or document under which such NEON Convertible Securities were granted, (B) a complete and accurate list of the names of all holders of NEON Convertible Securities, (C) the number and type of shares subject to such NEON Convertible Securities, (D) the exercise price, (E) the date of grant and (F) the expiration date thereof. As of and at the Effective Time, the Redeemable Preferred Stock Warrants will expire according to their terms, and the holders thereof shall cease to have any rights to receive payments therefor or with respect thereto. Except for NEON Options, neither NEON nor any of its Subsidiaries has outstanding any stock appreciation rights, phantom stock, performance based stock awards or similar stock rights or obligations. NEON has made available to Globix accurate and complete copies of all NEON Stock Option Plans and the forms of all stock option agreements evidencing NEON Options and NEON Convertible Securities.

                    (iv) The shares of stock of each of NEON's Subsidiaries held by NEON (directly or indirectly) are the only shares of each such Subsidiary issued and outstanding, and there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which any of Subsidiary of NEON is a party or by which any such Subsidiaries is bound obligating it to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of such Subsidiary or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating any Subsidiary to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. All the outstanding shares of capital stock or other ownership interests of each Subsidiary of NEON have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by NEON, free and clear of all Liens. Except as set forth in Section 3.1(b)(iv) of the NEON Disclosure Schedule and (A) for the capital stock or other ownership interests of its Subsidiaries, (B) as acquired in the ordinary course of business pursuant to foreclosure, workout, settlement, bankruptcy arrangements or similar transactions, and (C) for security interests held in the ordinary course of business, neither NEON nor any of its Subsidiaries directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated that is material to the business of NEON and its Subsidiaries, taken as a whole. Except as set forth in
          Section 3.1(b)(iv) of the NEON Disclosure Schedule, no action is required to be taken by NEON, its Board of Directors or any trustee under any NEON Stock Option Plans or any holder of NEON Options, to effect the treatment of NEON Options described in Section 1.9 hereof.

                    (v) Except as set forth in Section 3.1(b)(v) of the NEON Disclosure Schedule, NEON has never declared, nor is there accrued, any dividend or other distribution with respect to any NEON Common Stock or NEON Preferred Stock.

          (c) AUTHORITY; NO CONFLICTS.

                    (i) NEON has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject to the receipt of the NEON Required Vote. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NEON, subject to the receipt of the NEON Required Vote. Without limiting the generality of the foregoing, the Board of Directors of NEON, at a meeting duly called and held, by the requisite vote of all directors (i) received a fairness opinion that the Exchange Ratio is fair from a financial point of view to the holders of NEON Common Stock (as stockholders of NEON) and determined that the

          Merger is in the best interests of NEON and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the DGCL,
          (iii) directed that this Agreement and the Merger be submitted to the stockholders of NEON for their adoption and approval and resolved to recommend that the stockholders of NEON vote in favor of the adoption of this Agreement and the approval of the Merger, and (iv) fixed a record date for the determination of stockholders of NEON entitled to vote to adopt this Agreement (the "RECORD DATE"). This Agreement has been duly executed and delivered by NEON and constitutes a valid and binding agreement of NEON, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (ii) The execution and delivery of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or require an offer to purchase to be made under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "VIOLATION"): (A) subject to the receipt of the NEON Required Vote, pursuant to any provision of the certificate of incorporation or by-laws of NEON or similar governing documents of any of its Subsidiaries, or (B) except as could not, individually or in the aggregate, reasonably be expected to have a NEON Material Adverse Effect and subject to obtaining or making the NEON Required Consents, pursuant to any Contract or NEON Plan or any Law applicable to NEON or its Subsidiaries or their respective properties or assets. Section 3.1(c)(ii) of the NEON Disclosure Schedule lists all material consents, waivers and approvals under any NEON Material Contract required to be obtained in connection with the consummation of the Merger and the other transactions contemplated hereby.

                    (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person or any Governmental Entity is required by or with respect to NEON or any Subsidiary of NEON as a result of the execution and delivery of this Agreement by NEON or the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (B) filing of the Proxy Statement with the SEC and its effectiveness under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (C) the filing of the Certificate of Merger pursuant to the DGCL, (D) the NEON Required Vote, (E) notices and consents from Governmental Entities and other Persons that regulate CLEC's, franchises and licenses, (F) the matters listed in Section 3.1(c)(ii) of the NEON Disclosure Schedule and (G) such consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to make or obtain could not, individually, or in the aggregate, reasonably be expected to have a NEON Material Adverse Effect. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (G) are hereinafter referred to as "NEON REQUIRED CONSENTS."

          (d) FINANCIAL STATEMENTS.

                    (i) NEON has delivered to Globix true and correct copies of
          (a) audited consolidated balance sheets of NEON and its consolidated Subsidiaries as at December 31 of the years 2001, 2002 and 2003 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the fiscal years then ended, including the notes thereto, together with the reports thereon
          (1) of BDO Seidman, independent auditors, with respect to 2002 and 2003 only, and (2) Arthur Anderson, independent auditors, with respect to 2001 only, and (b) an unaudited consolidated balance sheet as at May 31, 2004 (the "INTERIM BALANCE SHEET") and the related unaudited consolidated statements of operations and cash flows for the five months then ended (the "NEON FINANCIAL STATEMENTS"). The NEON Financial Statements fairly present in all material respects the consolidated financial condition, results of operations, changes in stockholders' equity and cash flows of NEON and its consolidated Subsidiaries as at the respective dates and for the periods referred to in such financial statements, all in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods (except as indicated in footnotes to the NEON Financial Statements), subject in the case of interim statements to normal and recurring year-end adjustments that have not been and are not likely to be material in amount, and the absence of a statement of stockholders' equity and the absence of notes that, if presented, would not differ materially from the notes included in the immediately preceding year-end financial statements.

                    (ii) No financial statements of any entity other than NEON and its Subsidiaries are required by GAAP to be included in the consolidated financial statements of NEON.

          (e) NO UNDISCLOSED LIABILITIES; INDEBTEDNESS.

                    (i) Except (a) as and to the extent of the amounts specifically reflected or reserved on the audited balance sheet as at December 31, 2003 (including the notes thereto) (the "NEON AUDITED BALANCE SHEET") included in the NEON Financial Statements or intercompany accounts not reflected in the Audited Balance Sheet, (b) obligations under NEON Material Contracts entered into in the ordinary course of business and consistent with past practice which are not required by GAAP to be reflected on the Audited Balance Sheet, (c) liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Audited Balance Sheet, (d) obligations under this Agreement and liabilities permitted to be incurred pursuant to Section 4.1, and (e) as set forth in Section 3.1(e)(i) of the NEON Disclosure Schedule, neither NEON nor any of its Subsidiaries has any liabilities or obligations of any nature whether absolute, accrued, contingent or otherwise, which individually or in the aggregate would reasonably be expected to have a NEON Material Adverse Effect.

                    (ii) Section 3.1(e)(ii) of the NEON Disclosure Schedule sets forth a complete and accurate list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of NEON or any of its Subsidiaries in an aggregate principal amount in excess of $100,000 is outstanding or may be incurred and the respective principal amounts outstanding thereunder as of the date of this Agreement.

          (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Section 3.1(f) of the NEON Disclosure Schedule, and except for actions that would be permitted pursuant to Section 4.1, and except as otherwise contemplated hereby, from the date of the Audited Balance Sheet to the date hereof: (i) NEON and its Subsidiaries have conducted their business in all material respects in the ordinary course in the same manner as heretofore conducted; (ii) there has not been any NEON Material Adverse Effect; (iii) NEON has not (A) declared, set aside or paid any dividends or other distribution (whether in cash, stock or property) in respect of any of its capital stock; (B) split, combined or reclassified any of its capital stock or issued or authorized any issuance of any other securities in respect of, in lieu of or in substitution for shares of, its capital stock, (iv) NEON has not changed its methods of accounting for financial accounting or tax purposes in any manner that could be reasonably expected to have a significant adverse effect on its financial statements; (v) NEON has not made or revoked any material express or deemed election relating to Taxes; and (vi) neither NEON nor any of its Subsidiaries has (A) waived in writing any material rights, (B) suffered any extraordinary loss or extraordinary losses (as defined in Opinion No. 30 of the Accounting Principles Board of the American Institute of Certified Public Accountants and any amendments or interpretations thereof) which could reasonably be expected to have a NEON Material Adverse Effect, (C)(1) granted any severance or termination payment, (2) entered into any employment, deferred compensation, consulting, severance, indemnification, change in control, retention or other similar agreement or arrangement, (3) increased any compensation or benefits payable or to become payable under any existing severance or termination pay policy or employment, deferred compensation, stock loan, consulting, severance, change in control, retention or other similar agreement or arrangement, or (4) increased the compensation, bonus, incentive or other benefits payable to (or to become payable to) former or current directors, officers, employees or consultants of NEON or any of its Subsidiaries, other than an increase in annual salary or hourly wage rates granted to current employees (other than officers) in the ordinary course of business, consistent with past practice or otherwise not material, (D) made or agreed to make any increase in any NEON Plan or adopt a new employee benefit plan, which in either case could result in a material increase in liability to NEON, (E) other than in the ordinary course of business or as otherwise not material, sold or transferred any of the assets of NEON or its Subsidiaries, or (F) made any capital expenditures in respect of its business or operations not in the ordinary course of business or otherwise material. NEON and its Subsidiaries have not agreed or committed (directly or indirectly) to do any of the foregoing.

          (g) INFORMATION SUPPLIED. None of the information supplied or to be supplied in writing by NEON for inclusion or incorporation by reference in the registration statement on Form S-4 (together with any amendments or supplements thereto, the "REGISTRATION STATEMENT") and the proxy statement/prospectus included therein (together with any amendments or supplements thereto, the "PROXY STATEMENT") relating to the issuance of Globix Common Stock in connection with the Merger, the NEON Stockholders Meeting and the Globix Stockholders Meeting (if applicable) with the Securities and Exchange Commission (the "SEC") will (A) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (B) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, at the time of the NEON Stockholders Meeting and the Globix Stockholders Meeting (if applicable) and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the NEON Stockholders Meeting or Globix Stockholders Meeting (if applicable) which has become false or misleading. If at any time prior to the Effective Time any event with respect to NEON, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of NEON and Globix. The Registration Statement will comply (with respect to NEON) as to form in all material respects with the provisions of the Securities Act, and the Proxy Statement will comply (with respect to NEON) as to form in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing provisions of this Section 3.1(g), no representation or warranty is made by NEON with respect to statements made or incorporated by reference in the Proxy Statement or the Registration Statement based on information supplied in writing by Globix or Merger Sub for inclusion or incorporation by reference therein. For purposes of the foregoing, it is understood and agreed that information concerning or related to NEON and the NEON Stockholders Meeting will be deemed to have been supplied by NEON and information concerning or related to Globix and Merger Sub and the Globix Stockholders Meeting (if applicable) shall have been supplied by Globix.

          (h) ASSETS. Except as set forth in Section 3.1(h) of the NEON Disclosure Schedule, NEON has good and valid title or a valid leasehold interest in, free and clear of all Liens other than Permitted Liens, to (i) all of its assets and properties as reflected on the Audited Balance Sheet, except for assets and properties disposed of in the ordinary course of business, or as permitted by Section 4.1, since the date of the Audited Balance Sheet, and (ii) all of NEON's other assets, real property, interests in real property, rights, franchises, licenses and properties, tangible or intangible, real or personal, wherever located which are material to the conduct of its business, other than property that is leased or licensed, with respect to which NEON or any of its Subsidiaries has valid and enforceable leases or licenses under which there exists no default, event of default or event which, with notice or lapse of time or both, would constitute a default, except for such defaults which have not had or are not reasonably likely to have, either individually or in the aggregate, a NEON Material Adverse Effect.

          (i) VOTE REQUIRED. The affirmative vote of the holders of (i) a majority of the outstanding shares of NEON Common Stock and NEON Convertible Preferred Stock entitled to vote and voting as a single class on the Merger,
(ii) a majority of the outstanding shares of NEON Common Stock and NEON Convertible Preferred Stock entitled to vote and voting as a single class and a majority of the outstanding shares of NEON Common Stock entitled to vote and voting as a separate class on the amendment to the Certificate of Incorporation of NEON and (iii) two-thirds of the outstanding shares of the NEON Convertible Preferred Stock voting as a separate class on the amendment of the Certificate of Designation of the NEON Convertible Preferred Stock (collectively, the "NEON REQUIRED VOTE") are the only votes of the holders of any class or series of NEON capital stock necessary to approve the Merger and the other transactions contemplated hereby, including the amendments to NEON's charter contemplated hereby.

          (j) OPINION OF FINANCIAL ADVISOR. NEON has received the opinion of Adams, Harkness & Hill, Inc. (the "NEON FINANCIAL ADVISOR"), dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of NEON Common Stock (as stockholders of NEON).

          (k) RELATED PARTY TRANSACTIONS.

                    (i) For purposes of this Section 3.1(k), the term "NEON AFFILIATED PERSON" means (A) any holder of 5% or more of NEON Common Stock or NEON Convertible Preferred Stock, (B) any director, officer or senior executive of NEON or any Subsidiary, (C) any Person, firm or corporation that directly or indirectly controls, is controlled by, or is under common control with, NEON or any Subsidiary, or (D) any member of the immediate family of any of such persons.

                    (ii) Except as set forth in Section 3.1(k)(ii) of the NEON Disclosure Schedule, since December 31, 2003, NEON and its Subsidiaries have not, in the ordinary course of business or otherwise, (A) purchased, leased or otherwise acquired any material property or assets or obtained any material services from, (B) sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered in the ordinary course of business as director, officer or employee of NEON or any Subsidiary), (C) entered into or modified in any manner any contract with, or (D) borrowed any money from, or made or forgiven any loan or other advance (other than expenses or similar advances made in the ordinary course of business) to, any NEON Affiliated Person.

                    (iii) Except as set forth in Section 3.1(k)(iii) of the NEON Disclosure Schedule, since December 31, 2003, (A) the contracts of NEON and its Subsidiaries do not include any material obligation or commitment between NEON or any Subsidiary and any NEON Affiliated Person, (B) the assets of NEON or any Subsidiary do not include any receivable or other obligation or commitment from an NEON Affiliated Person to NEON or any Subsidiary, and (C) the liabilities of NEON and its Subsidiaries do not include any payable or other obligation or commitment from NEON or any Subsidiary to any NEON Affiliated Person.

                    (iv) Section 3.1(k)(iv) of the NEON Disclosure Schedule sets forth a complete and accurate list of each Contract to which NEON or any of its Subsidiaries is a party or bound with any NEON Affiliated Person (other than any Subsidiary which is a direct or indirect wholly owned Subsidiary of NEON). Section 3.1(k)(iv) of the NEON Disclosure Schedule sets forth a complete and accurate description of all transactions with any NEON Affiliated Person or any of its Subsidiaries or any transaction that would be subject to proxy statement disclosure pursuant to Item 404 of Regulation S-K to which

          NEON or any of its Subsidiaries is a party or bound. Complete and accurate copies of all the agreements, contracts and arrangements set forth in Section 3.1(k)(iv) of the NEON Disclosure Schedule have been made available to Globix.

          (l) LITIGATION. Except as disclosed in writing to Globix, there are no Claims pending or, to the Knowledge of NEON, threatened against NEON or any of its Subsidiaries, or any properties or rights of NEON or any of its Subsidiaries, before any Governmental Entity, nor is there any judgment, decree, injunction, ruling or order of any Governmental Entity or arbitrator outstanding specifically against NEON or any of its Subsidiaries, except for any of the foregoing as could not, individually or in the aggregate, reasonably be expected to have a NEON Material Adverse Effect. To the Knowledge of NEON, there has not been any investigation of NEON or any of its Subsidiaries conducted by any Governmental Entity during the two years prior to the date hereof which was concluded and resulted in a significant adverse effect on the ability of NEON and its Subsidiaries to conduct their respective businesses.

          (m) COMPLIANCE WITH LAWS; PERMITS.

                    (i) Since the NEON Confirmation Effective Date, except as disclosed to Globix in a certificate, NEON and each of its Subsidiaries has complied with, is not in violation of, and has not received any notice alleging any violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, the employment of any current or former employees, or the ownership or operation of its properties or assets, except for failures to comply or violations that, individually or in the aggregate, have not had, and are not reasonably likely to have, a NEON Material Adverse Effect.

                    (ii) Except as set forth in Section 3.1(m)(ii) of the NEON Disclosure Schedule, NEON and each of its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted or as presently contemplated to be conducted (the "NEON Permits"), except for such permits, licenses and franchises the absence of which, individually or in the aggregate, has not had, and is not reasonably likely to have, a NEON Material Adverse Effect. NEON and each of its Subsidiaries are in compliance with the terms of the NEON Permits, except for such failures to comply that, individually or in the aggregate, have not had, and are not reasonably likely to have, a NEON Material Adverse Effect. Except as set forth in Section 3.1(m)(ii) of the NEON Disclosure Schedule, all NEON Permits are in full force and effect, and no NEON Permit shall cease to be effective as a result of the consummation of the transactions contemplated by this Agreement. NEON and its Subsidiaries have not received any notice of any material default under or material violation of, any such NEON Permit.

          (n) ACCOUNTS RECEIVABLE; WARRANTIES.

                    (i) Except as set forth in Section 3.1(n)(i) of the NEON Disclosure Schedule, all accounts receivable of NEON, whether reflected in the Interim Balance Sheet or otherwise, represent sales actually made in the ordinary course of business, have been reflected properly in its books and records in accordance with GAAP and are not subject to any material contractual setoffs or counterclaims.

                    (ii) Except as set forth in Section 3.1(n)(ii) of the NEON Disclosure Schedule, no product or service manufactured, sold, leased, licensed, delivered or otherwise provided by NEON or any of its Subsidiaries is subject to any guaranty or warranty.

          (o) CUSTOMERS AND SUPPLIERS. As of the date of this Agreement, except as set forth in Section 3.1(o) of the NEON Disclosure Schedule, (i) no material customer of NEON or any of its Subsidiaries has indicated to NEON or any of its Subsidiaries that it will stop, or decrease the rate of, buying products or services from NEON or any of its Subsidiaries, and (ii) no material supplier or exclusive supplier of NEON or any of its Subsidiaries has indicated to NEON or any of its Subsidiaries that it will stop, or decrease the rate of, supplying materials, products or services to them.

          (p) CERTAIN BUSINESS PRACTICES. Neither NEON nor any Subsidiary has
(i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments related to a political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) consummated any transaction or made any payment or entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended.

          (q) TAXES.

                    (i) Except as set forth in Section 3.1(q)(i) of the NEON Disclosure Schedule or to the extent otherwise not material, as to amount or otherwise, individually or in the aggregate, including all matters subject to the representations in this Section 3.1(q)(i):

                           (A) NEON and its Subsidiaries have timely filed or, if not yet due, will timely file all Tax Returns required to be filed by them on or before the Closing Date and all such Tax Returns are or, in the case of Tax Returns not yet filed, will be, true, correct and complete in all material respects and NEON and its Subsidiaries have paid when due all Taxes reported thereon or, in the case of Taxes not yet due, will pay such Taxes when due.

                           (B) NEON and its Subsidiaries have paid or have established on the most recent financial statements required to be provided to Globix hereunder, in accordance with GAAP, adequate accruals for the payment of all Taxes (whether or not shown on a Tax Return), including contingent Tax liabilities, with respect to all Taxable periods ending on or before the Closing Date and all Taxable periods starting before and ending after the Closing Date, but only to the extent attributable to the portion of such periods up to and including the Closing Date and, in each case, only to the extent properly accrued as of the date of such most recent financial statements required to be provided to Globix hereunder.

                           (C) NEON has made or will make available to Globix signed copies of all Tax Returns filed by NEON and its Subsidiaries relating to the four (4) most recent Taxable years ending on or before the Closing Date.

                           (D) No extension of time has been requested or granted for NEON or any of its Subsidiaries to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid and NEON and its Subsidiaries have not granted a power of attorney that remains outstanding with regard to any Tax matter.

                           (E) There is no pending or, to the Knowledge of NEON, threatened examination, investigation, audit, suit, action, claim or proceeding relating to Taxes (a "TAX AUDIT") of NEON or any of its Subsidiaries.

                           (F) Globix has received copies of all material audit reports and correspondence between NEON or its Subsidiaries and any Tax Authority issued or made during the last three (3) years and a complete summary of all oral communications between NEON or its Subsidiaries and any Tax Authority relating to any Tax Audits of NEON or its Subsidiaries during such years, including without limitation any Tax Audit that is in progress or for which a still effective extension of the statute of limitations was granted.

                           (G) Neither NEON nor any of its Subsidiaries has within the last four (4) years received notice of a determination by a Tax Authority that Taxes are owed by NEON or any of its Subsidiaries (such determination to be referred to as a "TAX DEFICIENCY") and, to the Knowledge of NEON, no Tax Deficiency is proposed or threatened.

                           (H) All Tax Deficiencies have been paid or finally settled and all amounts determined by settlement to be owed have been paid.

                           (I) There are no Liens, other than Permitted Liens, arising from or related to Taxes on or pending against NEON, its Subsidiaries or any of their properties.

                           (J) There are no presently outstanding waivers or extensions or requests for waiver or extension of the time within which a Tax Deficiency may be asserted or assessed.

                           (K) No issue has been raised in any Tax Audit which, by application of similar principles to any past, present or future period, would result in an adjustment to the amounts reported in a subsequent period.

                           (L) NEON has not changed any Tax accounting method during any of the seven (7) most recent Taxable years ending on or before the Closing Date. NEON and its Subsidiaries have not taken any action, whether or not required, that has resulted or will result in deferring a liability for Taxes of NEON or its Subsidiaries from any taxable period ending on or before the Closing Date to any taxable period ending after such date, unless such action is in accordance with past practice.

                           (M) Neither NEON nor its Subsidiaries has ever been required to include in income any adjustment pursuant to section 481 of the Code and no Tax Authority has ever made or proposed any such adjustment. Neither NEON nor its Subsidiaries has entered into a closing agreement, as described in section 7121 of the Code, or an advance pricing agreement or other agreement with a taxing authority relating to Taxes.

                           (N) Neither NEON nor its Subsidiaries owns any property that is tax-exempt use property within the meaning of section 168(h) of the Code, that is described in section 168(f)(8) of the Code as in effect prior to its amendment by the Tax Reform Act of 1986, that is tax-exempt bond financed property within the meaning of
          Section 168(g) of the Code or that is "limited use property" within the meaning of Rev. Proc. 76-30.

                           (O) Neither NEON nor its Subsidiaries is a party to any arrangement to which sections 162(m) or 280G of the Code could under any circumstances apply.

                           (P) Neither NEON nor its Subsidiaries has filed a consent pursuant to section 341(f) of the Code or agreed to have section 341(f)(2) apply to the disposition of any asset.

                           (Q) Neither NEON nor its Subsidiaries has participated in or cooperated with any international boycott within the meaning of section 999 of the Code.

                           (R) Neither NEON nor its Subsidiaries is now or has ever been (a) an includable member of an "affiliated group" within the meaning of section 1504(a) of the Code other than an affiliated group consisting only of NEON and one or more of its current Subsidiaries or otherwise liable for the Taxes of a person other than NEON pursuant to Treasury Regulation section 1.1502-6 or any similar provision of state, local or foreign law, whether or not as a transferee, a successor, by operation of law, by contract or otherwise, (b) a member of any consolidated, combined or unitary Tax Return filing group other than a group consisting only of NEON and one or more of its current Subsidiaries, (c) a party to any Tax sharing agreement, Tax indemnity agreement or similar agreement, arrangement or practice with respect to Taxes, including an agreement that obligates it to make any payment computed by reference to the Taxes, Taxable income or Tax losses of any other individual or entity, (d) a personal holding company as defined in section 542 of the Code, (e) the owner of an interest in an entity that is or is treated as a Tax partnership, trust, regulated investment company as defined in section 851 of the Code, real estate investment trust as defined in section 856 of the Code or foreign personal holding company as defined in section 552(a) of the Code, (f) a United States shareholder as defined in section 951(b) of the Code of a controlled foreign corporation as defined in section 957 of the Code, (g) a United States real property holding company within the meaning of section 897(c)(2) of the Code or (h) a shareholder of a passive foreign investment company, as defined in section 1297 of the Code.

                           (S) NEON has not entered into a gain recognition or other agreement requiring it to take into account Taxable income or to incur a Tax liability that it would not have had to take into account or would not have had to incur but for such agreement.

                           (T) NEON has disclosed on its federal, state, local and foreign income Tax Returns all positions taken therein that could give rise to a penalty under section 6662 of the Code or any corresponding provision of state, local or foreign Tax law.

                           (U) NEON and its Subsidiaries have never participated, directly or indirectly, in a transaction which is described in Treasury Regulation sections 1.6011-4(b)(2) or 1.6011-4(b)(3) nor have they ever held "an interest" in a "tax shelter," as those terms are defined in Treasury Regulation section 301.6112-1.

                           (V) NEON has no deferred intercompany gains or losses that have not been fully taken into income for income Tax purposes and there is no excess loss account with respect to stock of any of its Subsidiaries.

                           (W) No unresolved claim and to the Knowledge of NEON, no claim has ever been made by a Tax Authority in a jurisdiction in which NEON does not pay Taxes or file Tax Returns that such entity is or may be subject to Tax in such jurisdiction.

                           (X) NEON and its Subsidiaries have never requested a private ruling from a Tax Authority on any matter.

                           (Y) Neither NEON nor its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in connection with a distribution described in Section 355 of the Code.

                           (Z) Neither NEON nor its Subsidiaries nor, to the Knowledge of NEON, any NEON Affiliated Person has taken any action or failed to take any action that would cause the Merger to fail to qualify as a tax-free reorganization under Section 368(a) of the Code, and no facts exist that would cause the Merger to fail to so qualify.

                           (AA) The net operating losses, alternative minimum tax net operating losses, net capital losses, alternative minimum tax net capital losses, Tax credits, alternative minimum tax credits and other Tax attributes of NEON and its subsidiaries are not subject to any consolidated return limitation, limitation under section 382 of the Code or any other limitation on their use, allowance or availability.

                           (BB) NEON has retained all supporting and backup papers, receipts, spreadsheets and other information necessary for the preparation of all Tax Returns that have not yet been filed and the defense of Tax Audits involving all Taxable periods either (I) ended on or during the six (6) years prior to the Closing Date or (II) from which there are unutilized net operating loss, capital loss or investment tax credit carryovers.

                           (CC) NEON has collected and remitted to the appropriate Tax Authorities all sales and use and similar Taxes required to have been collected and remitted on or prior to the Closing Date and has been furnished, and if required has filed, properly completed exemption certificates for all exempt transactions. NEON has maintained and has in its possession all records, supporting documents and exemption and resale certificates required by applicable sales Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use and similar Taxes for all periods up to and including the Closing Date.

          Each reference to a provision in this Section 3.1(q) shall be treated for state, local and foreign Tax purposes as a reference to analogous or similar provisions of state and local law.

          (r) EMPLOYEE BENEFITS; EMPLOYEES.

                    (i) Section 3.1(r)(i) of the NEON Disclosure Schedule sets forth a list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), severance, change in control or employment plan, program or agreement, and vacation, incentive, bonus, stock option, stock purchase, stock loan, and restricted stock plan, program or policy to which NEON is a party or that is sponsored or maintained by NEON, any of its Subsidiaries, any of their affiliates and any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with any of them under Section 4.14(b), (c), (m) or
          (o) of the Code ("ERISA AFFILIATE"), in which present or former employees of NEON or any of its Subsidiaries or ERISA Affiliates ("NEON EMPLOYEES") participate (collectively, the "NEON PLANS"). All NEON Plans set forth on Section 3.1(r)(i) of the NEON Disclosure Schedule, if any, that would result in the payment to any NEON Employee of any money or other property or accelerate or provide any other rights or benefits thereto as a result of the transactions contemplated by this Agreement, whether or not such payment or acceleration would constitute a parachute payment within the meaning of Section 280G of the Code, are so indicated by an asterisk. The NEON Plans are in compliance in all material respects with all applicable requirements of ERISA, the Code, and other applicable Laws and have been administered in all material respects in accordance with their terms and such Laws, and there has been no material violation of any reporting or disclosure requirement imposed by ERISA or the Code. Each NEON Plan which is intended to be qualified within the meaning of
          Section 401 of the Code has received a Favorable Letter (as such term is defined in Rev. Proc. 2003-44 Section 5.01(4)) as to its qualification, and nothing has occurred that could reasonably be expected to cause the loss of such qualification or the loss of the tax-exempt status for any trust maintained with respect to any such NEON Plan.

                    (ii) Except as set forth in Section 3.1(r)(ii) of the NEON Disclosure Schedule, neither NEON nor Globix shall, at or after the Effective Time, have any liability with respect to any change in control, "continuity" or severance agreement, plan, program or policy with or with respect to any NEON Employee. In accordance with applicable law, each NEON Plan can be amended or terminated at any time, without consent from any other party and without liability other than for notice obligations with respect to amendment or termination, if any, and benefits accrued as of the date of such amendment or termination. NEON and its ERISA Affiliates have made full and timely payment of all material amounts required to be contributed or paid as expenses under the terms of each NEON Plan and applicable law.

                    (iii) No NEON Plan is subject to Title IV of ERISA (including any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA)), and neither NEON nor any of its ERISA Affiliates has ever contributed or been obligated to contribute to any pension plan subject to Title IV of ERISA (including any multiemployer plan), nor could NEON or any ERISA Affiliate have any liability under Title IV of ERISA.

                    (iv) No event or condition has occurred in connection with which NEON or any of its ERISA Affiliates would be subject to any liability, encumbrance or Lien with respect to any NEON Plan under ERISA, the Code or any other applicable Law or under any agreement or arrangement pursuant to or under which NEON or any of its ERISA Affiliates are required to indemnify any person against such liability.

                    (v) True, correct and complete copies of the following documents with respect to each of the NEON Plans have been made available to Globix by NEON, to the extent applicable: (A) any plans or agreements, all amendments thereto and related trust documents, and amendments thereto; (B) the three most recent Forms 5500 and all schedules thereto and the most recent actuarial report, if any; (C) the most recent IRS determination letter; and (D) any summary plan descriptions or other employee communications.

                    (vi) With respect to any NEON Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of NEON, threatened.

                    (vii) Except as set forth in Section 3.1(r)(vii) of the NEON Disclosure Schedule, none of the NEON Plans provide for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and any such participation is at the expense of the participant or the participant's beneficiary.

                    (viii) Except as set forth in Section 3.1(r)(viii) of the NEON Disclosure Schedule, neither NEON, nor, to the Knowledge of NEON, any other fiduciary or party-in-interest of any NEON Plan, has participated in, engaged in or been a party to any transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively. With respect to any NEON Plan, (A) neither NEON nor any of its ERISA Affiliates has had asserted against it any claim for taxes under Chapter 43 of Subtitle D of the Code and Section 5000 of the Code, or for penalties under ERISA Section 502(c), 502 (i) or 502
          (l), nor, to the Knowledge of NEON, is there a basis for any such claim, and (B) no officer, director or employee of NEON or any ERISA Affiliate has committed a breach of any fiduciary responsibility or obligation imposed by Title I of ERISA.

                    (ix) Except as set forth in Section 3.1(r)(ix) of the NEON Disclosure Schedule, there will be no payment, accrual of additional benefits, acceleration of payments or vesting of any benefit under any NEON Plan or any other agreement or arrangement to which NEON or any of its Subsidiaries is a party, and no employee, officer or director of NEON or its Subsidiaries will become entitled to severance, termination allowance or similar payments, solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

                    (x) Except as set forth in Section 3.1(r)(x) of the NEON Disclosure Schedule, no NEON Plan is subject to the laws of any country other than the United States.

                    (xi) None of the NEON Employees is represented in his or her capacity as an employee of NEON or any of its Subsidiaries by any labor organization, nor has NEON or any of its Subsidiaries recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any such employees. To the Knowledge of NEON, there is no union organization activity involving any of the NEON Employees, pending or threatened in writing, nor has there been any union representation involving such employees within the past two years. To the Knowledge of NEON, except as set forth in
          Section 3.1(r)(xi) of the NEON Disclosure Schedule, there are no complaints, charges or claims against NEON or any of its Subsidiaries pending or, threatened in writing, by or before any Governmental Entity based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by NEON or any of its Subsidiaries, of any individual. NEON and its Subsidiaries are in compliance in all material respects with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, the Worker Adjustment and Retraining Notification Act ("WARN") and any similar state or local "mass layoff' or "plant ---- closing" law, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax. There has been no "mass layoff" or "plant closing" as defined by WARN with respect to NEON or any of its Subsidiaries in the 90 day period immediately prior to the date hereof.

                    (xii) No more than fifteen (15) "leased employees," as that term is defined in Section 414(n) of the Code or any other person who is not classified as a common law employee of NEON, perform services for NEON or any ERISA Affiliate. No person who is not classified by NEON as a common law employee is eligible to participate in, nor does such person participate in, any NEON Plan and no retroactive participation in any NEON Plan would result due to reclassification of such an individual as a common law employee of NEON.

                    (xiii) To the Knowledge of NEON, no employee of NEON or any Subsidiary of NEON is in material breach as of the date of this Agreement of any term of any employment contract, inventions disclosure agreement, confidentiality agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by NEON or any Subsidiary of NEON because of the nature of the business conducted or presently proposed to be conducted by NEON or any Subsidiary of NEON or relating to the use of trade secrets or proprietary information of others.

          (s) ENVIRONMENTAL MATTERS. Except as set forth in Section 3.1(s) of the NEON Disclosure Schedules, (i) NEON, its Subsidiaries, and their activities and operations are in compliance in all material respects with applicable local, state or federal environmental statute, regulation, requirement, ordinance, decree, judgment or order relating to pollution or protection of the environment and human health or safety, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended and in effect (collectively, the "ENVIRONMENTAL LAWS"); (ii) to the Knowledge of NEON, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature with respect to any Environmental Laws (collectively, "ENVIRONMENTAL CLAIMS") pending or, to the Knowledge of NEON, threatened against NEON or its Subsidiaries; (iii) to the Knowledge of NEON, there are no conditions or circumstances that reasonably could be expected to result in the imposition on NEON or any of its Subsidiaries of, any material liability or obligation under Environmental Laws; and (iv) to the Knowledge of NEON, there has not been any release, discharge or disposal of any hazardous or toxic materials or wastes at, on or under the facilities owned or leased by NEON or its Subsidiaries that require notification, investigation or remediation by NEON or its Subsidiaries pursuant to, or that are reasonably anticipated to give rise to material liabilities or costs to NEON or its Subsidiaries under, applicable Environmental Laws.

          (t) PROPERTIES.

                    (i) Section 3.1(t)(i) of the NEON Disclosure Schedule sets forth a complete and accurate list of all real property that either NEON or any of its Subsidiaries owns.

                    (ii) Section 3.1(t)(ii) of the NEON Disclosure Schedule sets forth a complete and accurate list all real property leased, subleased or licensed by NEON or any of its Subsidiaries, except for easements, rights of way and regeneration facilities and, with respect to licensed real property, any such agreements with respect to (A) Collocation Sites and (B) central office sites under tariff (the "LEASED REAL PROPERTY"). Except as set forth in Section 3.1(t)(ii) of the NEON Disclosure Schedule and except for any exceptions to the following as could not, individually or in the aggregate, reasonably be expected to have a NEON Material Adverse Effect: (i) each of NEON and its Subsidiaries has valid leasehold interests in the Leased Real Property (as landlord or as tenant) by or from it, free and clear of all Liens other than Permitted Liens (as defined in Section 9.11);
          (ii) all leases pursuant to which NEON or any of its Subsidiaries leases (as landlord or as tenant) any Leased Real Property are in full force and effect and grant in all respects the leasehold estates or rights of occupancy or use they purport to grant; and (iii) NEON and its Subsidiaries have not received any written notice of any default either on the part of NEON or any of its Subsidiaries under any such lease and, to the Knowledge of NEON, no event has occurred which, with notice or the lapse of time, or both, would constitute a default on the part of NEON or any of its Subsidiaries under any of such leases.

          (u) AGREEMENTS, CONTRACTS AND COMMITMENTS.

                    (i) NEON has made available to Globix a complete and accurate list of all Contracts that are material to the business, assets, liabilities, capitalization, condition (financial or otherwise) or results of operations of NEON and its Subsidiaries, taken as a whole (collectively, the "NEON MATERIAL Contracts"). For purposes of this section, materiality is defined as any Contract that requires or is reasonably anticipated to involve aggregate payments to or from NEON or its Subsidiaries in excess of $500,000 in any one year. NEON has made available to Globix a complete and accurate copy of each NEON Material Contract (excluding individual orders related thereto). As of the date of this Agreement, except as set forth in
          Section 3.1(u)(i) of the NEON Disclosure Schedule, each NEON Material Contract is in full force and effect. Except as set forth on Section 3.1(u)(i) of the NEON Disclosure Schedule, neither NEON nor any of its Subsidiaries is in material default under (x) any Contract to which it is a party or by which it or any of its properties or assets is bound, which violations or defaults would, individually or in the aggregate, have, or are reasonably likely to have, a NEON Material Adverse Effect, or (y) any NEON Material Contract.

                    (ii) Except as set forth on Section 3.1(u)(ii) of the NEON Disclosure Schedule, there is no non-competition or other similar agreement, commitment, judgment, injunction or order, or any agreement materially restricting the right to sell services, to which NEON or any of its Subsidiaries is a party or is subject that has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect the conduct of the business of NEON or any of its Subsidiaries as currently conducted and as proposed to be conducted.

                    (iii) Neither NEON nor any of its Subsidiaries is or has been suspended or debarred from bidding on contracts or subcontracts with any Governmental Entity; no such suspension or debarment has been initiated or, to the Knowledge of NEON, threatened; and the consummation of the transactions by NEON contemplated by this Agreement will not result in any such suspension or debarment that, individually or in the aggregate, is reasonably likely to have a NEON Material Adverse Effect. To the Knowledge of NEON, there is no valid basis for (a) the suspension or debarment of NEON or any of its Subsidiaries from bidding on contracts or subcontracts with any Governmental Entity or (b) any claim pursuant to an audit or investigation by any of the entities named in the foregoing sentence that, individually or in the aggregate, is reasonably likely to have a NEON Material Adverse Effect. To the Knowledge of NEON, neither NEON nor any of its Subsidiaries has any Contracts which require it to obtain or maintain a security clearance with any Governmental Entity.

          (v) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NEON, except the NEON Financial Advisor, whose fees and expenses will be paid by NEON in accordance with NEON's agreement with such firm, based upon arrangements made by or on behalf of NEON and previously disclosed to Globix.

          (w) INSURANCE. NEON has made available to Globix a summary of all material fire and casualty, general liability, business interruption, and sprinkler and water damage insurance policies maintained by NEON or any of its Subsidiaries. NEON and each of its Subsidiaries have made any and all payments required to maintain such policies in full force and effect. Neither NEON nor any of its Subsidiaries has received written notice of default under any such policy, and has not received written notice of any pending or threatened termination or cancellation, coverage limitation or reduction with respect to such policy.

          (x) INTELLECTUAL PROPERTY.

                    (i) Except as disclosed in writing to Globix, NEON and its Subsidiaries own, or otherwise possess licenses or other valid rights to use all Intellectual Property used to conduct the business of NEON and its Subsidiaries as currently conducted or contemplated to be conducted (in each case excluding generally commercially available, off-the-shelf software programs licensed pursuant to shrinkwrap or "click-and-accept" licenses).

                    (ii) Except as would not have a NEON Material Adverse Effect, the execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, (A) any license, sublicense or other agreement relating to any Intellectual Property owned by NEON (the "NEON INTELLECTUAL PROPERTY") or (B) any license, sublicense and other agreement as to which NEON or any of its Subsidiaries is a party and pursuant to which NEON or any of its Subsidiaries is authorized to use any third party Intellectual Property (the "THIRD PARTY INTELLECTUAL PROPERTY"). NEON has delivered to Globix a certificate certifying a complete and accurate list of the NEON Intellectual Property (other than unregistered copyrights, trade secrets and confidential information) and NEON has made available to Globix a complete and accurate list of all Third Party Intellectual Property.

                    (iii) Except as disclosed in writing to Globix, to the Knowledge of NEON, as of the date of this Agreement, (A) no person is challenging, infringing on, misappropriating or otherwise violating any material right of NEON or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to NEON or its Subsidiaries, (B) the use of any Intellectual Property by NEON and its Subsidiaries does not infringe on, constitute a misappropriation of, or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which NEON or any of its Subsidiaries acquired the right to use any Intellectual Property, and
          (C) neither NEON nor any of its Subsidiaries has received any written notice of any assertion or claim of infringement, pending or not, with respect to any Intellectual Property used by NEON or its Subsidiaries.

                    (iv) Except as disclosed in writing to Globix, all patents, trademarks, service marks and copyrights, and registrations and applications therefor, which are held by NEON or any of its Subsidiaries are valid and subsisting. NEON and its Subsidiaries have taken reasonable measures to protect the proprietary nature of the NEON Intellectual Property.

                    (v) No Intellectual Property owned or licensed by NEON or its Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

                    (vi) Sections 3.1(h), 3.1(t) and 3.1(u) shall not apply to the NEON Intellectual Property and this Section 3.1(x) shall prevail in the event of any conflict between this Section 3.1(x) on the one hand and Sections 3.1(h), 3.1(t) and 3.1(u) on the other hand.

          Section 3.2 REPRESENTATIONS AND WARRANTIES OF GLOBIX. Except as set forth in the Globix Disclosure Schedule delivered by Globix to NEON in connection with the execution of this Agreement (the "GLOBIX DISCLOSURE SCHEDULE") (each Section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), Globix represents and warrants to NEON as follows:

          (a) ORGANIZATION, STANDING AND POWER.

                    (i) Each of Globix and its Subsidiaries (i) is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of its state of incorporation or organization, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) as set forth in Section 3.2(a)(i) of the Globix Disclosure Schedule, is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except in the case of clause (iii) for such failures as could not, individually or in the aggregate, reasonably be expected to have a Globix Material Adverse Effect.

                    (ii) Section 3.2(a)(ii) of the Globix Disclosure Schedule sets forth a complete and accurate list of all of Globix's Subsidiaries and Globix's direct or indirect equity interest therein. Except as set forth in Section 3.2(a)(ii) of the Globix Disclosure Schedule, neither Globix, nor any of its Subsidiaries, (A) directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, or (B) has, since the Globix Confirmation Effective Date, been a general partner or managing member of any general partnership, limited partnership, limited liability company or other entity as to which Globix or any of its Subsidiaries has any material liability.

                    (iii) The copies of the charter, articles or certificate of incorporation and by-laws (or similar governing documents) of Globix and each of its Subsidiaries which were made available to NEON are true, complete and correct copies of such documents as in effect on the date of this Agreement.

                    (iv) All minute books and stock record books of Globix and its Subsidiaries have been made available to NEON or its counsel prior to the execution of this Agreement.

                    (v) Prior to the Closing Date, Globix shall incorporate Merger Sub solely for the purpose of engaging in the transactions contemplated hereby. As of the Closing Date, Merger Sub (A) will be a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (B) will have all requisite power to take such action as required pursuant to this Agreement, (C) will have no debt or other liabilities, and will not have engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby, other than executing the subsidiary guaranty required pursuant to the Globix Indenture.

          (b) CAPITAL STRUCTURE.

                    (i) The authorized capital stock of Globix consists of 500,000,000 shares of Globix Common Stock, and 5,000,000 shares of preferred stock, par value $.01 per share, all of which shares of preferred stock are undesignated shares. The rights and privileges of each class of Globix's capital stock are as set forth in Globix's certificate of incorporation. As of the date hereof, (A) 16,460,000 shares of Globix Common Stock are issued and outstanding, and (B) no shares of Globix Common Stock are held in the treasury of Globix or by any Subsidiaries of Globix. All of the issued and outstanding shares of Globix Common Stock have been duly authorized, and are validly issued, fully paid, nonassessable and free of preemptive rights created by statute, certificate of incorporation or bylaws. None of the issued and outstanding shares of Globix Common Stock has been issued in violation of any applicable federal or state law or any preemptive rights or rights to subscribe for or purchase securities. The authorized capital stock of Merger Sub shall consist of 1,000 shares of common stock, par value $0.01 per share ("MERGER SUB COMMON STOCK"). The rights and privileges of each class of Merger Sub's capital stock shall be set forth in Merger Sub's certificate of incorporation. As of the Closing Date, (A) 1,000 shares of Merger Sub Common Stock will be issued and outstanding and held beneficially and of record by Globix, and (B) no shares of Merger Sub Common Stock will be held in the treasury of Merger Sub or by any Subsidiaries of Merger Sub. As of the Closing Date, all of the issued and outstanding shares of Merger Sub Common Stock will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights created by statute, certificate of incorporation or bylaws. None of the issued and outstanding shares of Merger Sub Common Stock will be issued in violation of any applicable federal or state law or any preemptive rights or rights to subscribe for or purchase securities.

                    (ii) Except as set forth in Section 3.2(b)(ii) of the Globix Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings with respect to any Globix Common Stock to which Globix or, to the Knowledge of Globix, any other Person is a party or by which it or any such other Person is bound. Section 3.2(b)(ii) of the Globix Disclosure Schedule lists all issued and outstanding shares of Globix Common Stock that are otherwise subject to a repurchase or redemption right or right of first refusal in favor of Globix or any other Person and Globix has delivered to NEON a certificate certifying (A) the name and address of each record holder of Globix Common Stock, (B) the number of shares held by each such stockholder, and (C) any restrictions imposed by Globix on the transfer of such shares. Except as set forth in Section 3.2(b)(ii) of the Globix Disclosure Schedule and as contemplated by this Agreement, there are no registration rights, and there are no rights agreements, "poison pill" anti-takeover plans or other similar agreement or restrictive arrangement which Globix or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity securities of any class of Globix or any of its Subsidiaries or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

                    (iii) Section 3.2(b)(iii) of the Globix Disclosure Schedule lists the number of shares of Globix Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date of this Agreement and the plans or other arrangements under which such options were granted (collectively, the "GLOBIX STOCK OPTION PLANS") and Globix has delivered to NEON a certificate with respect to the outstanding options to purchase shares of Globix Common Stock (including restricted stock) (the "GLOBIX OPTIONS") under the Globix Stock Option Plans, certifying with respect to each Globix Option (A) the number of shares of Globix Common Stock subject to such Globix Option, (B) the relationship of the holder to Globix, (C) the exercise price, (D) the date of grant, (E) the vesting schedule, if any, and expiration date thereof, and including the extent to which any vesting has occurred as of the date of this Agreement, and (F) whether (and to what extent) the vesting of such Globix Option will be accelerated in any way by the transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following consummation of the Merger. Section 3.2(b)(iii) of the Globix Disclosure Schedule shows the number of shares of Globix Common Stock reserved for future issuance pursuant to warrants, convertible securities or other outstanding rights (other than Globix Options) to purchase, or obligations to otherwise issue, shares of Globix Common Stock outstanding as of the date of this Agreement (such outstanding warrants, convertible securities or other rights, the "GLOBIX CONVERTIBLE SECURITIES"). Globix has delivered to NEON a certificate certifying with respect to such Globix Convertible Securities (A) the agreement or document under which such Globix Convertible Securities were granted, (B) a complete and accurate list of all holders of Globix Convertible Securities, (C) the number and type of shares subject to such Globix Convertible Securities, (D) the exercise price, (E) the date of grant and (F) the expiration date thereof. Except for Globix Options, neither Globix nor any of its Subsidiaries has outstanding any stock appreciation rights, phantom stock, performance based stock awards or similar stock rights or obligations. Globix has made available to NEON accurate and complete copies of all Globix Stock Option Plans, the forms of all stock option agreements evidencing Globix Options and Globix Convertible Securities.

                    (iv) The shares of stock of each of Globix's Subsidiaries held by Globix (directly or indirectly) are the only shares of each such Subsidiary issued and outstanding, and there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which any of Subsidiary of Globix is a party or by which any such Subsidiaries is bound obligating it to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of such Subsidiary or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating any Subsidiary to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. All the outstanding shares of capital stock or other ownership interests of each Subsidiary of Globix have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by Globix, free and clear of all Liens. Except as set forth in Section 3.2(b)(iv) of the Globix Disclosure Schedule and
          (A) for the capital stock or other ownership interests of its Subsidiaries, (B) as acquired in the ordinary course of business pursuant to foreclosure, workout, settlement, bankruptcy arrangements or similar transactions, and (C) for security interests held in the ordinary course of business, neither Globix nor any of its

          Subsidiaries directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated that is material to the business of Globix and its Subsidiaries, taken as a whole. Except as set forth in Section 3.2(b)(iv) of the Globix Disclosure Schedule, no action is required to be taken by Globix, its Board of Directors or any trustee under any Globix Stock Option Plans or the stockholders of Globix to effect the treatment of NEON Options described in Section
          1.9 hereof.

                    (v) Except as set forth in Section 3.2(b)(v) of the Globix Disclosure Schedule, Globix has never declared, nor is there accrued, any dividend or other distribution with respect to any Globix Common Stock.

                    (vi) All of the shares of Globix Common Stock issuable at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights created by statute, Globix's certificate of incorporation or bylaws and will, when issued, be registered for sale under the Securities Act, registered under the Exchange Act and registered or exempt from registration under applicable state securities laws. All of the shares of Globix Preferred Stock issuable in exchange for NEON Convertible Preferred Stock at the Effective Time in accordance with this Agreement, will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights created by statute, Globix's certificate of incorporation or bylaws and will, when issued, be registered for sale under the Securities Act and registered or exempt from registration under applicable state securities laws.

          (c) AUTHORITY; NO CONFLICTS.

                    (i) Each of Globix and its Subsidiaries has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject to the receipt of the Globix Stockholder Vote (if applicable). The execution and delivery of this Agreement by Globix and the consummation by Globix of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Globix, subject to the Globix Stockholder Vote (if applicable). As of the Closing Date, the consummation by Merger Sub of the transactions contemplated hereby shall have been duly authorized by all necessary corporate action on the part of Merger Sub and on the part of Globix as the sole stockholder of Merger Sub. Without limiting the generality of the foregoing, the Board of Directors of Globix, at a meeting duly called and held, by the requisite vote of all directors
          (i) received a fairness opinion that the Exchange Ratio is fair from a financial point of view to the holders of the Globix Common Stock and determined that the Merger is in the best interests of Globix and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the DGCL and (iii) in the event of a Globix Stockholder Vote, fixed a record date for the determination of stockholders of Globix entitled to vote at the Globix Stockholders Meeting (if applicable). This Agreement has been duly executed and delivered by Globix and constitutes a valid and binding agreement of Globix, enforceable against Globix in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (ii) The execution and delivery of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby will not, result in a Violation: (A) pursuant to any provision of the certificate of incorporation or bylaws of Globix or similar governing documents of any of its Subsidiaries, or (B) except as could not, individually or in the aggregate, reasonably be expected to have a Globix Material Adverse Effect and subject to obtaining or making the Globix Required Consents, pursuant to any Contract or Globix Plan or any Law applicable to Globix or its Subsidiaries or their respective properties or assets. Section 3.2(c)(ii) of the Globix Disclosure Schedule lists all material consents, waivers and approvals under any Globix Material Contracts required to be obtained in connection with the consummation of the Merger and the other transactions contemplated hereby.

                    (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person or any Governmental Entity is required by or with respect to Globix or any Subsidiary of Globix as a result of the execution and delivery of this Agreement by Globix or the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) the HSR Act, (B) the filing of the Registration Statement with the SEC and its effectiveness under the Securities Act,
          (C) the filing of the Certificate of Merger pursuant to the DGCL, (D) compliance with applicable state securities laws (if applicable) in connection with the issuance of the Globix Common Stock in the Merger,
          (E) the Globix Stockholder Vote (if applicable), (F) the matters listed in Section 3.2(c)(ii) of the Globix Disclosure Schedule, and
          (G) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not, individually or in the aggregate, reasonably be expected to have a Globix Material Adverse Effect. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (G) are hereinafter referred to as "GLOBIX REQUIRED CONSENTS".

          (d) SEC FILINGS; FINANCIAL STATEMENTS.

                    (i) Globix has filed all periodic reports required to be filed with the SEC under the Exchange Act for the fiscal year ended September 30, 2003 and thereafter (collectively, the "GLOBIX SEC REPORTS"), each of which, as finally amended, has complied as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed.

                    (ii) The consolidated financial statements of Globix (including any related notes thereto) (a) included in the Globix SEC Reports and (b) an unaudited consolidated balance sheet as of May 31, 2004 and the related unaudited consolidated statements of operations and cash flows for the eight months then ended (the "GLOBIX SEC FINANCIAL STATEMENTS"), fairly present in all material respects the consolidated financial position of Globix and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations, changes in stockholders' equity and cash flows for the respective periods set forth therein, in each case, in accordance with GAAP applied on a basis consistent with prior periods (except, in the case of unaudited consolidated statements, including quarterly statements, (A) as permitted by Form 10-Q of the SEC, (B) as may be indicated in footnotes thereto or in the Globix SEC Reports and (C) that they are subject to normal and recurring year-end adjustments that have not been and are not likely to be material in amount, and the absence of notes that, if presented, would not differ materially from the notes included in the immediately preceding year-end financial statements).

                    (iii) No financial statements of any entity other than Globix and its Subsidiaries are required by GAAP to be included in the consolidated financial statements of Globix.

          (e) NO UNDISCLOSED LIABILITIES; INDEBTEDNESS.

                    (i) Except (a) as and to the extent of the amounts specifically reflected or reserved on the audited balance sheet of Globix as of September 30, 2003 (including, the notes thereto) (the "GLOBIX AUDITED BALANCE SHEET") included in the Globix SEC Financial Statements or intercompany accounts not reflected in the Globix Audited Balance Sheet, (b) obligations under Globix Material Contracts entered into in the ordinary course of business and consistent with past practice which are not required by GAAP to be reflected on the Globix Audited Balance Sheet, (c) liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Globix Audited Balance Sheet, (d) obligations under this Agreement and liabilities permitted to be incurred pursuant to
          Section 4.2 and (e) as set forth in Section 3.2(e)(i) of the Globix Disclosure Schedule, neither Globix nor any of its Subsidiaries has any liabilities or obligations of any nature whether absolute, accrued, contingent or otherwise, which individually or in the aggregate would reasonably be expected to have a Globix Material Adverse Effect.

                    (ii) Section 3.2(e)(ii) of the Globix Disclosure Schedule sets forth a complete and accurate list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of Globix or any of its Subsidiaries in an aggregate principal amount in excess of $100,000 is outstanding or may be incurred and the respective principal amounts outstanding thereunder as of the date of this Agreement.

          (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Section 3.2(f) of the Globix Disclosure Schedule, and except for actions that would be permitted pursuant to Section 4.2 and except as otherwise contemplated hereby, from the date of the Globix Audited Balance Sheet to the date hereof:
(i) Globix and its Subsidiaries have conducted their business in all material respects in the ordinary course in the same manner as heretofore conducted; (ii) there has not been any Globix Material Adverse Effect; (iii) Globix has not (A) declared, set aside or paid any dividends or other distribution (whether in cash, stock or property) in respect of any of its capital stock; (B) split, combined or reclassified any of its capital stock or issued or authorized any issuance of any other securities in respect of, in lieu of or in substitution for shares of, its capital stock, (iv) Globix has not changed its methods of accounting for financial accounting or tax purposes in any manner that could be reasonably expected to have a significant adverse effect on its financial statements; (v) Globix has not made or revoked any material express or deemed election relating to Taxes; and (vi) neither Globix nor any of its Subsidiaries has (A) waived in writing any material rights, (B) suffered any extraordinary loss or extraordinary losses (as defined in Opinion No. 30 of the Accounting Principles Board of the American Institute of Certified Public Accountants and any amendments or interpretations thereof) which could reasonably be expected to have a Globix Material Adverse Effect, (C)(1) granted any severance or termination payment, (2) entered into any employment, deferred compensation, consulting, severance, indemnification, change in control, retention or other similar agreement or arrangement, (3) increased any compensation or benefits payable or to become payable under any existing severance or termination pay policy or employment, deferred compensation, stock loan, consulting, severance, change in control, retention or other similar agreement or arrangement, or (4) increased the compensation, bonus, incentive or other benefits payable to (or to become payable to) former or current directors, officers, employees or consultants of Globix or any of its Subsidiaries, other than an increase in annual salary or hourly wage rates granted to current employees (other than officers) in the ordinary course of business, consistent with past practice or otherwise not material), (D) made or agreed to make any increase in any Globix Plan or adopt a new employee benefit plan, which in either case could result in a material increase in liability to Globix, (E) other than in the ordinary course of business or as otherwise not material, sold or transferred any of the assets of Globix or its Subsidiaries, or (F) made any capital expenditures in respect of its business or operations not in the ordinary course of business or otherwise material. Globix and its Subsidiaries have not agreed or committed (directly or indirectly) to do any of the foregoing.

          (g) INFORMATION SUPPLIED. None of the information supplied or to be supplied in writing by Globix or Merger Sub for inclusion or incorporation by reference in the Registration Statement and the Proxy Statement will (A) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (B) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, at the time of the NEON Stockholders

Meeting and the Globix Stockholders Meeting (if applicable) and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the NEON Stockholders Meeting or the Globix Stockholders Meeting (if applicable) which has become false or misleading. If at any time prior to the Effective Time any event with respect to Globix, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of NEON and Globix. The Registration Statement will comply (with respect to Globix) as to form in all material respects with the provisions of the Securities Act, and the Proxy Statement will comply (with respect to Globix) as to form in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing provisions of this Section 3.2(g), no representation or warranty is made by Globix with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by NEON for inclusion or incorporation by reference therein. For purposes of the foregoing, it is understood and agreed that information concerning or related to Globix or Merger Sub or the Globix Stockholders Meeting (if applicable) will be deemed to have been supplied by Globix and information concerning or related to NEON and the NEON Stockholders Meeting shall be deemed to have been supplied by NEON.

          (h) ASSETS. Except as set forth in Section 3.2(h) of the Globix Disclosure Schedule, Globix has good and valid title or a valid leasehold interest in, free and clear of all Liens other than Permitted Liens, to (i) all of its assets and properties as reflected on the Globix Audited Balance Sheet, except for assets and properties disposed of in the ordinary course of business, or as permitted pursuant to Section 4.2, since the date of the Globix Audited Balance Sheet, and (ii) all of Globix's other assets, real property, interests in real property, rights, franchises, licenses and properties, tangible or intangible, real or personal, wherever located which are material to the conduct of its business, other than property that is leased or licensed, with respect to which Globix or any of its Subsidiaries has valid and enforceable leases or licenses under which there exists no default, event of default or event which, with notice or lapse of time or both, would constitute a default, except for such defaults which have not had or are not reasonably likely to have, either individually or in the aggregate, a Globix Material Adverse Effect.

          (i) VOTE REQUIRED. On or prior to the Closing Date, Globix shall duly execute and deliver a written consent as the only stockholder of Merger Sub, (i) approving the Merger and (ii) approving the modification of the NEON Stock Option Plans in accordance with the shareholder approval requirements of Section 422 of the Code and the regulations promulgated and proposed thereunder (the "MERGER SUB APPROVAL"), which will not be amended, modified or withdrawn prior to Closing. The Globix Stockholder Vote, if applicable, is the only vote of the holders of any class or series of Globix capital stock necessary to approve the Merger and the other transactions contemplated hereby, including the issuance of the shares of Globix Common Stock included in the Merger Consideration and the transactions contemplated by Section 1.9, if applicable.

          (j) OPINION OF FINANCIAL ADVISOR. Globix has received the opinion of Needham & Company, Inc. (the "GLOBIX FINANCIAL ADVISOR"), dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of the Globix Common Stock.

          (k) RELATED PARTY TRANSACTIONS.

                    (i) For purposes of this Section 3.2(k), the term "GLOBIX AFFILIATED PERSON" means (A) any holder of 5% or more of the Globix Common Stock, (B) any director, officer or senior executive of Globix or any Subsidiary, (C) any Person, firm or corporation that directly or indirectly controls, is controlled by, or is under common control with, Globix or any Subsidiary, or (D) any member of the immediate family of any of such persons.

                    (ii) Except as set forth in Section 3.2(k)(ii) of the Globix Disclosure Schedule, since September 30, 2003, Globix and its Subsidiaries have not, in the ordinary course of business or otherwise, (A) purchased, leased or otherwise acquired any material property or assets or obtained any material services from, (B) sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered in the ordinary course of business as director, officer or employee of Globix or any Subsidiary), (C) entered into or modified in any manner any contract with, or (D) borrowed any money from, or made or forgiven any loan or other advance (other than expenses or similar advances made in the ordinary course of business) to, any Globix Affiliated Person.

                    (iii) Except as set forth in Section 3.2(k)(iii) of the Globix Disclosure Schedule, since September 30, 2003, (A) the contracts of Globix and its Subsidiaries do not include any material obligation or commitment between Globix or any Subsidiary and any Globix Affiliated Person, (B) the assets of Globix or any Subsidiary do not include any receivable or other obligation or commitment from a Globix Affiliated Person to Globix or any Subsidiary, and (C) the liabilities of Globix and its Subsidiaries do not include any payable or other obligation or commitment from Globix or any Subsidiary to any Globix Affiliated Person.

                    (iv) Section 3.2(k)(iv) of the Globix Disclosure Schedule sets forth a complete and accurate list of each Contract to which Globix or any of its Subsidiaries is a party or bound with any Globix Affiliated Person (other than any Subsidiary which is a direct or indirect wholly owned Subsidiary of Globix). Section 3.2(k)(iv) of the Globix Disclosure Schedule sets forth a complete and accurate description of all transactions with any Globix Affiliated Person or any of its Subsidiaries or any transaction that would be subject to proxy statement disclosure pursuant to Item 404 of Regulation S-K to which Globix or any of its Subsidiaries is a party or bound. Complete and accurate copies of all the agreements, contracts and arrangements set forth in Section 3.2(k)(iv) of the Globix Disclosure Schedule have been made available to NEON.

          (l) LITIGATION. Except as disclosed in writing to NEON, there are no Claims pending or, to the Knowledge of Globix, threatened against Globix or any of its Subsidiaries, or any properties or rights of Globix or any of its Subsidiaries, before any Governmental Entity, nor is there any judgment, decree, injunction, ruling or order of any Governmental Entity or arbitrator outstanding specifically against Globix or any of its Subsidiaries, except for any of the foregoing as could not, individually or in the aggregate, reasonably be expected to have a Globix Material Adverse Effect. To the Knowledge of Globix, there has not been any investigation of Globix or any of its Subsidiaries conducted by any Governmental Entity during the two years prior to the date hereof which was concluded and resulted in a significant adverse effect on the ability of Globix and its Subsidiaries to conduct their respective businesses.

          (m) COMPLIANCE WITH LAWS; PERMITS.

                    (i) Since the Globix Confirmation Effective Date, except as disclosed to NEON in a certificate, Globix and each of its Subsidiaries has complied with, is not in violation of, and has not received any notice alleging any violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, the employment of any current or former employees, or the ownership or operation of its properties or assets, except for failures to comply or violations that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Globix Material Adverse Effect.

                    (ii) Except as set forth in Section 3.2(m)(ii) of the Globix Disclosure Schedule, Globix and each of its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted or as presently contemplated to be conducted (the "GLOBIX PERMITS"), except for such permits, licenses and franchises the absence of which, individually or in the aggregate, has not had, and is not reasonably likely to have, a Globix Material Adverse Effect. Globix and each of its Subsidiaries are in compliance with the terms of the Globix Permits, except for such failures to comply that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Globix Material Adverse Effect. Except as set forth in Section 3.2(m)(ii) of the Globix Disclosure Schedule, all Globix Permits are in full force and effect, and no Globix Permit shall cease to be effective as a result of the consummation of the transactions contemplated by this Agreement. Globix and its Subsidiaries have not received any notice of any material default under or material violation of, any such Globix Permit.

          (n) ACCOUNTS RECEIVABLE; WARRANTIES.

                    (i) All accounts receivable of Globix, whether reflected in the most recent Globix SEC Financial Statements or otherwise, represent sales actually made in the ordinary course of business, have been reflected properly in its books and records in accordance with GAAP and are not subject to any material contractual setoffs or counterclaims.

                    (ii) Except as set forth in Section 3.2(n)(ii) of the Globix Disclosure Schedule, no product or service manufactured, sold, leased, licensed, delivered or otherwise provided by Globix or any of its Subsidiaries is subject to any guaranty, or warranty.

          (o) CUSTOMERS AND SUPPLIERS. As of the date of this Agreement, except as set forth in Section 3.2(o) of the Globix Disclosure Schedule, (i) no material customer of Globix or any of its Subsidiaries has indicated to Globix or any of its Subsidiaries that it will stop, or decrease the rate of, buying products or services from Globix or any of its Subsidiaries, and (ii) no material supplier or exclusive supplier of Globix or any of its Subsidiaries has indicated to Globix or any of its Subsidiaries that it will stop, or decrease the rate of, supplying materials, products or services to them.

          (p) CERTAIN BUSINESS PRACTICES. Neither Globix nor any Subsidiary has
(i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments related to a political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) consummated any transaction or made any payment or entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended.

          (q) TAXES.

                    (i) Except as set forth in Section 3.2(q)(i) of the Globix Disclosure Schedule or to the extent otherwise not material, as to amount or otherwise, individually or in the aggregate, including all matters subject to the representations in this Section 3.2(q)(i):

                           (A) Globix and its Subsidiaries have timely filed or, if not yet due, will timely file all Tax Returns required to be filed by them on or before the Closing Date and all such Tax Returns are or, in the case of Tax Returns not yet filed, will be, true, correct and complete in all material respects and Globix and its Subsidiaries have paid when due all Taxes reported thereon or, in the case of Taxes not yet due, will pay such Taxes when due.

                           (B) Globix and its Subsidiaries have paid or have established on the most recent financial statements required to be provided to NEON hereunder, in accordance with GAAP, adequate accruals for the payment of all Taxes (whether or not shown on a Tax Return), including contingent Tax liabilities, with respect to all Taxable periods ending on or before the Closing Date and all Taxable periods starting before and ending after the Closing Date, but only to the extent attributable to the portion of such periods up to and including the Closing Date and, in each case, only to the extent properly accrued as of the date of such most recent financial statements required to be provided to NEON hereunder.

                           (C) Globix has made or will make available to NEON all Tax Returns filed by Globix and its Subsidiaries relating to the four (4) most recent Taxable years ending on or before the Closing Date.

                           (D) No extension of time has been requested or granted for Globix or any of its Subsidiaries to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid and Globix and its Subsidiaries have not granted a power of attorney that remains outstanding with regard to any Tax matter.

                           (E) There is no pending or, to the Knowledge of Globix, threatened Tax Audit of Globix or any of its Subsidiaries.

                           (F) NEON has received copies of all material audit reports and correspondence between Globix or its Subsidiaries and any Tax Authority issued or made during the last three (3) years and a complete summary of all oral communications between Globix or its Subsidiaries and any Tax Authority relating to any Tax Audits of Globix or its Subsidiaries during such years, including without limitation any Tax Audit that is in progress or for which a still effective extension of the statute of limitations was granted.

                           (G) Neither Globix nor any of its Subsidiaries has within the last four (4) years received notice of a Tax Deficiency and, to the Knowledge of Globix, no Tax Deficiency is proposed or threatened.

                           (H) All Tax Deficiencies have been paid or finally settled and all amounts determined by settlement to be owed have been paid.

                           (I) There are no Liens, other than Permitted Liens, arising from or related to Taxes on or pending against Globix, its Subsidiaries or any of their properties.

                           (J) There are no presently outstanding waivers or extensions or requests for waiver or extension of the time within which a Tax Deficiency may be asserted or assessed.

                           (K) No issue has been raised in any Tax Audit which, by application of similar principles to any past, present or future period, would result in an adjustment to the amounts reported in a subsequent period.

                           (L) Globix has not changed any Tax accounting method during any of the seven (7) most recent Taxable years ending on or before the Closing Date. Globix and its Subsidiaries have not taken any action, whether or not required, that has resulted or will result in deferring a liability for Taxes of Globix or its Subsidiaries from any taxable period ending on or before the Closing Date to any taxable period ending after such date, unless such action is in accordance with past practice.

                           (M) Neither Globix nor its Subsidiaries has ever been required to include in income any adjustment pursuant to section 481 of the Code and no Tax Authority has ever made or proposed any such adjustment. Neither Globix nor its Subsidiaries has entered into a closing agreement, as described in section 7121 of the Code or an advance pricing agreement or other agreement with a taxing authority relating to Taxes.

                           (N) Neither Globix nor its Subsidiaries owns any property that is tax-exempt use property within the meaning of section 168(h) of the Code, that is described in section 168(f)(8) of the Code as in effect prior to its amendment by the Tax Reform Act of 1986, that is tax-exempt bond financed property within the meaning of
          Section 168(g) of the Code or that is "limited use property" within the meaning of Rev. Proc. 76-30.

                           (O) Neither Globix nor its Subsidiaries is a party to any arrangement to which sections 162(m) or 280G of the Code could under any circumstances apply.

                           (P) Neither Globix nor its Subsidiaries has filed a consent pursuant to section 341(f) of the Code or agreed to have section 341(f)(2) apply to the disposition of any asset.

                           (Q) Neither Globix nor its Subsidiaries has participated in or cooperated with any international boycott within the meaning of section 999 of the Code.

                           (R) Neither Globix nor its Subsidiaries is now or has ever been (a) an includable member of an "affiliated group" within the meaning of section 1504(a) of the Code other than an affiliated group consisting only of Globix and one or more of its current Subsidiaries or otherwise liable for the Taxes of a person other than Globix pursuant to Treasury Regulation section 1.1502-6 or any similar provision of state, local or foreign law, whether or not as a transferee, a successor, by operation of law, by contract or otherwise, (b) a member of any consolidated, combined or unitary Tax Return filing group other than a group consisting only of Globix and one or more of its current Subsidiaries, (c) a party to any Tax sharing agreement, Tax indemnity agreement or similar agreement, arrangement or practice with respect to Taxes, including an agreement that obligates it to make any payment computed by reference to the Taxes, Taxable income or Tax losses of any other individual or entity,
          (d) a personal holding company as defined in section 542 of the Code or foreign personal holding company as defined in section 552(a) of the Code, (e) the owner of an interest in an entity that is or is treated as a Tax partnership, trust, regulated investment company as defined in section 851 of the Code, real estate investment trust as defined in section 856 of the Code or foreign personal holding company as defined in section 552(a) of the Code, (f) a United States shareholder as defined in section 951(b) of the Code of a controlled foreign corporation as defined in section 957 of the Code, (g) a United States real property holding company within the meaning of section 897(c)(2) of the Code or (h) a shareholder of a passive foreign investment company, as defined in section 1297 of the Code.

                           (S) Globix has not entered into a gain recognition or other agreement requiring it to take into account Taxable income or to incur a Tax liability that it would not have had to take into account or would not have had to incur but for such agreement.

                           (T) Globix has disclosed on its federal, state, local and foreign income Tax Returns all positions taken therein that could give rise to a penalty under section 6662 of the Code or any corresponding provision of state, local or foreign Tax law.

                           (U) Globix and its Subsidiaries have never participated, directly or indirectly, in a transaction which is described in Treasury Regulation sections 1.6011-4(b)(2) or 1.6011-4(b)(3) nor have they ever held "an interest" in a "tax shelter," as those terms are defined in Treasury Regulation section 301.6112-1.

                           (V) Globix has no deferred intercompany gains or losses that have not been fully taken into income for income Tax purposes and there is no excess loss account with respect to stock of any of its Subsidiaries.

                           (W) No unresolved claim and to the Knowledge of Globix, no claim has ever been made by a Tax Authority in a jurisdiction in which Globix does not pay Taxes or file Tax Returns that such entity is or may be subject to Tax in such jurisdiction.

                           (X) Globix and its Subsidiaries have never requested a private ruling from a Tax Authority on any matter.

                           (Y) Neither Globix nor its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in connection with a distribution described in Section 355 of the Code.

                           (Z) Neither Globix nor its Subsidiaries nor, to the Knowledge of Globix, any Globix Affiliated Person has taken any action or failed to take any action that would cause the Merger to fail to qualify as a tax-free reorganization under Section 368(a) of the Code, and no facts exist that would cause the Merger to fail to so qualify.

                           (AA) The net operating losses, alternative minimum tax net operating losses, net capital losses, alternative minimum tax net capital losses, Tax credits, alternative minimum tax credits and other Tax attributes of Globix and its subsidiaries are not subject to any consolidated return limitation, limitation under section 382 of the Code or any other limitation on their use, allowance or availability.

                           (BB) Globix has retained all supporting and backup papers, receipts, spreadsheets and other information necessary for the preparation of all Tax Returns that have not yet been filed and the defense of Tax Audits involving all Taxable periods either (I) ended on or during the six (6) years prior to the Closing Date or (II) from which there are unutilized net operating loss, capital loss or investment tax credit carryovers.

                           (CC) Globix has collected and remitted to the appropriate Tax Authorities all sales and use and similar Taxes required to have been collected and remitted on or prior to the Closing Date and has been furnished, and if required has filed, properly completed exemption certificates for all exempt transactions. Globix has maintained and has in its possession all records, supporting documents and exemption and resale certificates required by applicable sales Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use and similar Taxes for all periods up to and including the Closing Date.

          Each reference to a provision in this Section 3.2(q) shall be treated for state, local and foreign Tax purposes as a reference to analogous or similar provisions of state and local law.

          (r) EMPLOYEE BENEFITS; EMPLOYEES.

                    (i) Section 3.2(r)(i) of the Globix Disclosure Schedule sets forth a list of each "employee benefit plan" (within the meaning of Section 3(3) of ERISA), severance, change in control or employment plan, program or agreement, and vacation, incentive, bonus, stock option, stock purchase, stock loan, and restricted stock plan, program or policy to which Globix is a party or that is sponsored or maintained by Globix, any of its Subsidiaries, any of their ERISA Affiliates, in which present or former employees of Globix or any of its Subsidiaries or ERISA Affiliates ("GLOBIX EMPLOYEES") participate (collectively, the "GLOBIX PLANS"). All Globix Plans set forth on
          Section 3.2(r)(i) of the Globix Disclosure Schedule, if any, that would result in the payment to any Globix Employee of any money or other property or accelerate or provide any other rights or benefits thereto as a result of the transactions contemplated by this Agreement, whether or not such payment or acceleration would constitute a parachute payment within the meaning of Section 280G of the Code, are so indicated by an asterisk. The Globix Plans are in compliance in all material respects with all applicable requirements of ERISA, the Code, and other applicable Laws and have been administered in all material respects in accordance with their terms and such Laws, and there has been no material violation of any reporting or disclosure requirement imposed by ERISA or the Code. Each Globix Plan which is intended to be qualified within the meaning of
          Section 401 of the Code has received a Favorable Letter (as such term is defined in Rev. Proc. 2003-44 Section 5.01(4)) as to its qualification, and nothing has occurred that could reasonably be expected to cause the loss of such qualification or the loss of the tax-exempt status for any trust maintained with respect to any such Globix Plan.

                    (ii) Except as set forth in Section 3.2(r)(ii) of the Globix Disclosure Schedule, neither NEON nor Globix shall, at or after the Effective Time, have any liability with respect to any change in control, "continuity" or severance agreement, plan, program or policy with or with respect to any Globix Employee. In accordance with applicable law, each Globix Plan can be amended or terminated at any time, without consent from any other party and without liability other than for notice obligations with respect to amendment or termination, if any, and benefits accrued as of the date of such amendment or termination. Globix and its ERISA Affiliates have made full and timely payment of all material amounts required to be contributed or paid as expenses under the terms of each Globix Plan and applicable law.

                    (iii) No Globix Plan is subject to Title IV of ERISA (including any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA)), and neither Globix nor any of its ERISA Affiliates has ever contributed or been obligated to contribute to any pension plan subject to Title IV of ERISA (including any multiemployer plan), nor could Globix or any ERISA Affiliate have any liability under Title IV of ERISA.

                    (iv) No event or condition has occurred in connection with which Globix or any of its ERISA Affiliates would be subject to any liability, encumbrance or Lien with respect to any Globix Plan under ERISA, the Code or any other applicable Law or under any agreement or arrangement pursuant to or under which Globix or any of its ERISA Affiliates are required to indemnify any person against such liability.

                    (v) True, correct and complete copies of the following documents with respect to each of the Globix Plans have been made available to NEON by Globix, to the extent applicable: (A) any plans or agreements, all amendments thereto and related trust documents, and amendments thereto; (B) the three most recent Forms 5500 and all schedules thereto and the most recent actuarial report, if any; (C) the most recent IRS determination letter; and (D) any summary plan descriptions or other employee communications.

                    (vi) With respect to any Globix Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of Globix, threatened.

                    (vii) Except as set forth in Section 3.2(r)(vii) of the Globix Disclosure Schedule, none of the Globix Plans provide for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under COBRA and any such participation is at the expense of the participant or the participant's beneficiary.

                    (viii) Except as set forth in Section 3.2(r)(viii) of the Globix Disclosure Schedule neither Globix, nor to the Knowledge of Globix, any other fiduciary or party-in-interest of any Globix Plan has participated in, engaged in or been a party to any transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively. With respect to any Globix Plan, (A) neither Globix nor any of its ERISA Affiliates has had asserted against it any claim for taxes under Chapter 43 of Subtitle D of the Code and Section 5000 of the Code, or for penalties under ERISA Section 502(c), 502 (i) or 502 (l), nor, to the Knowledge of Globix, is there a basis for any such claim, and (B) no officer, director or employee of Globix or any ERISA Affiliate has committed a breach of any fiduciary responsibility or obligation imposed by Title I of ERISA.

                    (ix) Except as set forth in Section 3.2(r)(ix) of the Globix Disclosure Schedule, there will be no payment, accrual of additional benefits, acceleration of payments or vesting of any benefit under any Globix Plan or any other agreement or arrangement to which Globix or any of its Subsidiaries is a party, and no employee, officer or director of Globix or its Subsidiaries will become entitled to severance, termination allowance or similar payments, solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

                    (x) Except as set forth in Section 3.2(r)(x) of the Globix Disclosure Schedule, no Globix Plan is subject to the laws of any country other than the United States.

                    (xi) None of the Globix Employees is represented in his or her capacity as an employee of Globix or any of its Subsidiaries by any labor organization, nor has Globix or any of its Subsidiaries recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any such employees. To the Knowledge of Globix, there is no union organization activity involving any of Globix Employees, pending or threatened in writing, nor has there been any union representation involving such employees within the past two years. To the Knowledge of Globix, except as set forth in Section 3.2(r)(xi) of the Globix Disclosure Schedule, there are no complaints, charges or claims against Globix or any of its Subsidiaries pending or, threatened in writing, by or before any Governmental Entity based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by Globix or any of its Subsidiaries, of any individual. Globix and its Subsidiaries are in compliance in all material respects with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, WARN and any similar state or local "mass layoff' or "plant closing" law, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax. There has been no "mass layoff" or "plant closing" as defined by WARN with respect to Globix or any of its Subsidiaries in the 90 day period immediately prior to the date hereof.

                    (xii) No more than fifteen (15) "leased employees," as that term is defined in Section 414(n) of the Code or any other person who is not classified as a common law employee of Globix, perform services for Globix or any ERISA Affiliate. No person who is not classified by Globix as a common law employee is eligible to participate in, nor does such person participate in, any Globix Plan and no retroactive participation in any Globix Plan would result due to reclassification of such an individual as a common law employee of Globix.

                    (xiii) To the Knowledge of Globix, no employee of Globix or any Subsidiary of Globix is in material breach as of the date of this Agreement of any term of any employment contract, inventions disclosure agreement, confidentiality agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Globix or any Subsidiary of Globix because of the nature of the business conducted or presently proposed to be conducted by Globix or any Subsidiary of Globix or relating to the use of trade secrets or proprietary information of others.

          (s) ENVIRONMENTAL MATTERS. Except as set forth in Section 3.2(s) of the Globix Disclosure Schedule, (i) Globix, its Subsidiaries, and their activities and operations are in compliance in all material respects with Environmental Laws; (ii) to the Knowledge of Globix, there are no Environmental Claims pending or, to the Knowledge of Globix, threatened against Globix or its Subsidiaries; (iii) to the Knowledge of Globix, there are no conditions or circumstances that reasonably could be expected to result in the imposition on Globix or any of its Subsidiaries of, any material liability or obligation under Environmental Laws; and (iv) to the Knowledge of Globix, there has not been any release, discharge or disposal of any hazardous or toxic materials or wastes at, on or under the facilities owned or leased by Globix or its Subsidiaries that require notification, investigation or remediation by Globix or its Subsidiaries pursuant to, or that are reasonably anticipated to give rise to material liabilities or costs to Globix or its Subsidiaries under, applicable Environmental Laws.

          (t) PROPERTIES.

                    (i) Section 3.2(t)(i) of the Globix Disclosure Schedule sets forth a complete and accurate list of all real property that either Globix or any of its Subsidiaries owns.

                    (ii) Section 3.2(t)(ii) of the Globix Disclosure Schedule sets forth a complete and accurate list all real property leased, subleased or licensed by Globix or any of its Subsidiaries, except for easements, rights of way and regeneration facilities and, with respect to licensed real property, any such agreements with respect to (A) Collocation Sites and (B) central office sites under tariff (the "GLOBIX LEASED REAL PROPERTY"). Except as set forth in Section 3.2(t)(ii) of the Globix Disclosure Schedule and except for any exceptions to the following as could not, individually or in the aggregate, reasonably be expected to have a Globix Material Adverse
          Effect: (i) each of Globix and its Subsidiaries has valid leasehold interests in the Globix Leased Real Property (as landlord or as tenant) by or from it, free and clear of all Liens other than Permitted Liens; (ii) all leases pursuant to which Globix or any of its Subsidiaries leases (as landlord or as tenant) any Globix Leased Real Property are in full force and effect and grant in all respects the leasehold estates or rights of occupancy or use they purport to grant; and (iii) Globix and its Subsidiaries have not received any written notice of any default either on the part of Globix or any of its Subsidiaries under any such lease and, to the Knowledge of Globix, no event has occurred which, with notice or the lapse of time, or both, would constitute a default on the part of Globix or any of its Subsidiaries under any of such leases.

          (u) AGREEMENTS, CONTRACTS AND COMMITMENTS.

                    (i) Globix has made available to NEON a complete and accurate list of all Contracts that are material to the business, assets, liabilities, capitalization, condition (financial or otherwise) or results of operations of Globix and its Subsidiaries, taken as a whole (collectively, the "GLOBIX MATERIAL CONTRACTS"). For purposes of this section, materiality is defined as any Contract that requires or is reasonably anticipated to involve aggregate payments to or from Globix or its Subsidiaries in excess of $500,000 in any one year. Globix has made available to NEON a complete and accurate copy (excluding individual orders related thereto) of each Globix Material Contract. As of the date of this Agreement, except as set forth in
          Section 3.2(u)(i) of the Globix Disclosure Schedule, each Globix Material Contract is in full force and effect. Except as set forth on
          Section 3.2(u)(i) of the Globix Disclosure Schedule, neither Globix nor any of its Subsidiaries is in material default under (x) any Contract to which it is a party or by which it or any of its properties or assets is bound, which violations or defaults would, individually or in the aggregate, have, or are reasonably likely to have, a Globix Material Adverse Effect, or (y) any Globix Material Contract.

                    (ii) Except as set forth on Section 3.2(u)(ii) of the Globix Disclosure Schedule, there is no non-competition or other similar agreement, commitment, judgment, injunction or order, or any agreement materially restricting the right to sell services, to which Globix or any of its Subsidiaries is a party or is subject that has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect the conduct of the business of Globix or any of its Subsidiaries as currently conducted and as proposed to be conducted.

                    (iii) Neither Globix nor any of its Subsidiaries is or has been suspended or debarred from bidding on contracts or subcontracts with any Governmental Entity; no such suspension or debarment has been initiated or, to the Knowledge of Globix, threatened; and the consummation of the transactions by Globix contemplated by this Agreement will not result in any such suspension or debarment that, individually or in the aggregate, is reasonably likely to have a Globix Material Adverse Effect. To the Knowledge of Globix, there is no valid basis for (a) the suspension or debarment of Globix or any of its Subsidiaries from bidding on contracts or subcontracts with any Governmental Entity or (b) any claim pursuant to an audit or investigation by any of the entities named in the foregoing sentence that, individually or in the aggregate, is reasonably likely to have a Globix Material Adverse Effect. To the Knowledge of Globix, neither Globix nor any of its Subsidiaries has any Contracts which require it to obtain or maintain a security clearance with any Governmental Entity.

          (v) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Globix, except the Globix Financial Advisor, whose fees and expenses will be paid by Globix in accordance with Globix's agreement with such firm based upon arrangements made by or on behalf of Globix and previously disclosed to NEON.

          (w) INSURANCE. Globix has made available to NEON a summary of all material fire and casualty, general liability, business interruption, and sprinkler and water damage insurance policies maintained by Globix or any of its Subsidiaries. Globix and each of its Subsidiaries have made any and all payments required to maintain such policies in full force and effect. Neither Globix nor any of its Subsidiaries has received written notice of default under any such policy, and has not received written notice of any pending or threatened termination or cancellation, coverage limitation or reduction with respect to such policy.

          (x) INTELLECTUAL PROPERTY.

                    (i) Except as disclosed in writing to NEON, Globix and its Subsidiaries own, or otherwise possess licenses or other valid rights to use all Intellectual Property used to conduct the business of Globix and its Subsidiaries as currently conducted or contemplated to be conducted (in each case excluding generally commercially available, off-the-shelf software programs licensed pursuant to shrinkwrap or "click-and-accept" licenses).

                    (ii) Except as would not have a Globix Material Adverse Effect, the execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, (A) any license, sublicense or other agreement relating to any Intellectual Property owned by Globix (the "GLOBIX INTELLECTUAL PROPERTY") or (B) any license, sublicense and other agreement as to which Globix or any of its Subsidiaries is a party and pursuant to which Globix or any of its

          Subsidiaries is authorized to use any Third Party Intellectual Property. Globix has delivered to NEON a certificate certifying a complete and accurate list of the Globix Intellectual Property (other than unregistered copyrights, trade secrets and confidential information) and Globix has made available to NEON a complete and accurate list of all Third Party Intellectual Property.

                    (iii) Except as disclosed in writing to NEON, to the Knowledge of Globix, as of the date of this Agreement (A) no person is challenging, infringing on, misappropriating or otherwise violating any right of Globix or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Globix or its Subsidiaries, (B) the use of any Intellectual Property by Globix and its Subsidiaries does not infringe on, constitute a misappropriation of, or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Globix or any of its Subsidiaries acquired the right to use any Intellectual Property, and
          (C) neither Globix nor any of its Subsidiaries has received any written notice of any assertion or claim of infringement, pending or not, with respect to any Intellectual Property used by Globix or its Subsidiaries.

                    (iv) Except as disclosed in writing to NEON, all patents, trademarks, service marks and copyrights, and registrations and applications therefor, which are held by Globix or any of its Subsidiaries are valid and subsisting. Globix and its Subsidiaries have taken reasonable measures to protect the proprietary nature of the Globix Intellectual Property.

                    (v) No Intellectual Property owned or licensed by Globix or its Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

                    (vi) Sections 3.2(h), 3.2(t) and 3.2(u) shall not apply to the Globix Intellectual Property and this Section 3.2(x) shall prevail in the event of any conflict between this Section 3.2(x) on the one hand and Sections 3.2(h), 3.2(t) and 3.2(u) on the other hand.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS
                    -----------------------------------------

          Section 4.1 COVENANTS OF NEON. During the period from the date of this Agreement and continuing until the Effective Time, NEON agrees as to itself and its Subsidiaries that (except as contemplated by this Agreement (including the Schedules thereto), as required by Law or by the rules and regulations of a Governmental Entity, or to the extent that Globix shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

          (a) ORDINARY COURSE.

                    (i) Except as otherwise provided or permitted in this
          Section 4.1, NEON and its Subsidiaries shall and shall be permitted to carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall and shall be permitted to use all commercially reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time, and shall pay, discharge or satisfy claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), only in the usual, regular and ordinary course of business.

                    (ii) NEON shall not, and shall not permit any of its Subsidiaries to, enter into any new material line of business.

          (b) DIVIDENDS; CHANGES IN SHARE CAPITAL. NEON shall not, and shall not permit any of its Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for dividends by Subsidiaries of NEON to NEON or another wholly owned Subsidiary of NEON and except for accrual of dividends on the NEON Convertible Preferred Stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of NEON which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock other than the purchase from time to time by NEON of NEON Common Stock in the ordinary course of business consistent with past practice in connection with the NEON Stock Option Plans.

          (c) ISSUANCE OF SECURITIES. NEON shall not, and shall not permit any of its Subsidiaries to, issue or sell, or authorize or propose the issuance or sale of, any shares of its capital stock of any class, any indebtedness with voting rights or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or any indebtedness with voting rights, or any stock appreciation, phantom stock or similar stock rights with respect to NEON or its Subsidiaries, or enter into any agreement or commitment with respect to any of the foregoing, other than (i) the issuance of 341,936 shares of NEON Common Stock to Mode 1 Communications, Inc., (ii) the issuance of NEON Common Stock upon the exercise of NEON Options, Class A Warrants or the NEON CTA Warrants, or the conversion of NEON Convertible Preferred Stock, in each case outstanding as of the date hereof in accordance with their respective terms, or (iii) issuances by a wholly-owned Subsidiary of NEON of capital stock to NEON or another wholly-owned Subsidiary of NEON.

          (d) GOVERNING DOCUMENTS. NEON and its Subsidiaries shall not amend, in the case of Subsidiaries, in any material respect, their respective charter, articles or certificates of incorporation, by-laws or other governing documents.

          (e) NO ACQUISITIONS. NEON shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

          (f) NO DISPOSITIONS. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of NEON, (ii) in the ordinary course of business, (iii) pursuant to Permitted Liens of the type described in clauses (i) and (ii) of the definition of Permitted Liens, or (iv) as set forth in Section 3.1(f) of the NEON Disclosure Schedule, NEON shall not, and shall not permit any Subsidiary of NEON to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of NEON) which are material, individually or in the aggregate, to NEON and its Subsidiaries.

          (g) INVESTMENTS; INDEBTEDNESS. NEON shall not, and shall not permit any of its Subsidiaries to (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) by NEON or a Subsidiary of NEON to or in NEON or any wholly owned Subsidiary of NEON, or (B) financing transactions in the ordinary course of business (including in connection with any financing transactions of the type or similar to those previously engaged in by NEON and its Subsidiaries, in amounts consistent therewith, taking into account any growth in the business of NEON and its Subsidiaries) or (ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances, or engage in any asset securitization transaction (whether accounted for as a sale of assets or as a financing transaction) not in existence as of the date of this Agreement except (A) intercompany indebtedness between NEON and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries, or (B) in the ordinary course of business.

          (h) ACCOUNTING METHODS; INCOME TAX ELECTIONS. NEON shall not (i) materially change its methods of accounting or accounting principles or practices used by it, except as required by changes in GAAP as concurred in by NEON's independent accountants, (ii) change its fiscal year, (iii) make or revoke any material express or deemed election relating to Taxes, (iv) settle or compromise any Tax liability material to NEON and its Subsidiaries taken as a whole or (v) change (or make a request to any Tax Authority to change) any material aspect of its method of accounting for Tax purposes. NEON shall, and shall cause each of its Subsidiaries to, duly and timely file all Tax Returns and other documents required to be filed with federal, state, local and other Tax Authorities, subject to timely extensions permitted by law and except where any failure to file timely would not have a material cost; PROVIDED, HOWEVER, that NEON shall promptly notify Globix if it is availing itself of such extensions.

          (i) COMPENSATION. Except as required by Law or an existing agreement, NEON shall not, and shall not permit any of its Subsidiaries to: (i) enter into, adopt or amend or terminate any (A) employment, consulting, indemnification, bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee of NEON or any of its Subsidiaries in any manner (other than amendments to maintain the tax qualified status of any

NEON Plan under the Code), other than in the ordinary course of business consistent with past practice or to the extent not material, or (B) change in control, "continuity", retention or severance agreement or other similar plan, program, policy, agreement or arrangement for the benefit or welfare of any director, officer or employee of NEON or any of its Subsidiaries in any manner (other than amendments to maintain the tax qualified status of any NEON Plan under the Code); (ii) increase any compensation or benefits payable or to become payable under any existing (A) employment, stock loan, or consulting or other similar agreement or arrangement, other than in the ordinary course of business consistent with past practice or to the extent not material, or (B) severance or termination pay policy, deferred compensation, change in control, retention or other similar agreement or arrangement; (iii) increase the compensation, bonus, incentive or other benefits payable to (or to become payable to) former or current directors, officers, employees or consultants of NEON or any of its Subsidiaries, other than an increase in annual salary or hourly wage rates granted to current employees (other than officers) in the ordinary course of business, consistent with past practice; (iv) make any contribution, other than regularly scheduled contributions, to any NEON Plan; or (v) make a commitment or agree to do any of the foregoing.

          (j) FUNDAMENTAL TRANSACTIONS. NEON shall not, and shall not permit any of its material Subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization (other than the Merger) or alter through merger, liquidation, reorganization, or restructuring the corporate structure or ownership of any of its Subsidiaries (other than the liquidation of dormant Subsidiaries or the merger of dormant Subsidiaries into NEON or another Subsidiary of NEON).

          (k) MATERIAL CONTRACTS. Except in the ordinary course of business consistent with past practices or in connection with an action permitted pursuant to this Section 4.1, neither NEON nor any of its Subsidiaries shall enter into, renew or modify any Contract which, if in effect on the date hereof, would have been a NEON Material Contract.

          (l) COMMITMENTS. NEON shall not and shall not permit any of its Subsidiaries to enter into an agreement, contract, commitment or arrangement to take any of the actions prohibited by the foregoing provisions of this Section 4.1.

          Section 4.2 COVENANTS OF GLOBIX. During the period from the date of this Agreement and continuing until the Effective Time, Globix agrees as to itself and its Subsidiaries that (except as contemplated by this Agreement (including the Schedules thereto), as required by Law or by the rules and regulations of a Governmental Entity, or to the extent that NEON shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

          (a) ORDINARY COURSE.

                    (i) Except as otherwise provided or permitted in this
          Section 4.2, Globix and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all commercially reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time, and shall pay, discharge or satisfy claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), only in the usual, regular and ordinary course of business.

                    (ii) Globix shall not, and shall not permit any of its Subsidiaries to, enter into any new material line of business.

          (b) DIVIDENDS; CHANGES IN SHARE CAPITAL. Globix shall not, and shall not permit any of its Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for dividends by Subsidiaries of Globix to Globix or another wholly owned Subsidiary of Globix, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Globix which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock other than the purchase from time to time by Globix of Globix Common Stock in the ordinary course of business consistent with past practice in connection with the Globix Stock Option Plans.

          (c) ISSUANCE OF SECURITIES. Globix shall not, and shall not permit any of its Subsidiaries to, issue or sell, or authorize or propose the issuance or sale of, any shares of its capital stock of any class, any indebtedness with voting rights or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or any indebtedness with voting rights, or any stock appreciation, phantom stock or similar stock rights with respect to Globix or its Subsidiaries, or enter into any agreement or commitment with respect to any of the foregoing, other than (i) the issuance of Globix Common Stock upon the exercise of Globix Options and the Globix CTA Warrants outstanding as of the date hereof in accordance with their terms, (ii) issuances by a wholly-owned Subsidiary of Globix of capital stock to Globix or another wholly-owned Subsidiary of Globix, and (iii) any exchange of outstanding 11% Senior Secured Notes due 2008 of Globix ("SENIOR SECURED NOTES") for shares of Globix Common Stock in one or more public or private transactions pursuant to the Globix Debt Purchase, provided that, in the event that Globix desires to exchange additional Senior Secured Notes for Globix Common Stock, the parties agree to negotiate in good faith all of the modifications to the provisions of this Agreement that are necessary or appropriate to reflect any such additional exchange.

          (d) GOVERNING DOCUMENTS. Globix and its Subsidiaries shall not amend, in the case of Subsidiaries, in any material respect, their respective charter, articles or certificates of incorporation, by-laws or other governing documents.

          (e) NO ACQUISITIONS. Globix shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

          (f) NO DISPOSITIONS. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of Globix, (ii) in the ordinary course of business, (iii) pursuant to Permitted Liens of the type described in clauses (i) and (ii) of the definition of Permitted Liens or (iv) as set forth in Section 3.2(f) of the Globix Disclosure Schedule, Globix shall not, and shall not permit any Subsidiary of Globix to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Globix) which are material, individually or in the aggregate, to Globix and its Subsidiaries.

          (g) INVESTMENTS; INDEBTEDNESS. Globix shall not, and shall not permit any of its Subsidiaries to (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) by Globix or a Subsidiary of Globix to or in Globix or any wholly owned Subsidiary of Globix, or (B) financing transactions in the ordinary course of business (including in connection with any financing transactions of the type or similar to those previously engaged in by Globix and its Subsidiaries, in amounts consistent therewith, taking into account any growth in the business of Globix and its Subsidiaries) or (ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances, or engage in any asset securitization transaction (whether accounted for as a sale of assets or as a financing transaction) not in existence as of the date of this Agreement except (A) intercompany indebtedness between Globix and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries, or (B) in the ordinary course of business.

          (h) ACCOUNTING METHODS; INCOME TAX ELECTIONS. Globix shall not (i) materially change its methods of accounting or accounting principles or practices used by it, except as required by changes in GAAP as concurred in by Globix's independent accountants, (ii) change its fiscal year, (iii) make or revoke any material express or deemed election relating to Taxes, (iv) settle or compromise any Tax liability material to Globix and its Subsidiaries taken as a whole or (v) change (or make a request to any Tax Authority to change) any material aspect of its method of accounting for Tax purposes. Globix shall, and shall cause each of its Subsidiaries to, duly and timely file all Tax Returns and other documents required to be filed with federal, state, local and other Tax Authorities, subject to timely extensions permitted by law and except where any failure to file timely would not have a material cost; PROVIDED, HOWEVER, that Globix shall promptly notify NEON if it is availing itself of such extensions.

          (i) COMPENSATION. Except as required by Law or an existing agreement, Globix shall not, and shall not permit any of its Subsidiaries to: (i) enter into, adopt or amend or terminate any (A) employment, consulting, indemnification, bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee of Globix or any of its Subsidiaries in any manner (other than amendments to maintain the tax qualified status of any Globix Plan under the Code), other than in the ordinary course of business consistent with past practice or to the extent not material, or (B) change in control, "continuity", retention or severance agreement or other similar plan, program, policy, agreement or arrangement for the benefit or welfare of any director, officer or employee of Globix or any of its Subsidiaries in any manner (other than amendments to maintain the tax qualified status of any Globix Plan under the Code); (ii) increase any compensation or benefits payable or to become payable under any existing (A) employment, stock loan, or consulting or other similar agreement or arrangement, other than in the ordinary course of business consistent with past practice or to the extent not material, or (B) severance or termination pay policy, deferred compensation, change in control, retention or other similar agreement or arrangement; (iii) increase the compensation, bonus, incentive or other benefits payable to (or to become payable to) former or current directors, officers, employees or consultants of Globix or any of its Subsidiaries, other than an increase in annual salary or hourly wage rates granted to current employees (other than officers) in the ordinary course of business, consistent with past practice;
(iv) make any contribution, other than regularly scheduled contributions, to any Globix Plan; or (v) make a commitment or agree to do any of the foregoing.

          (j) FUNDAMENTAL TRANSACTIONS. Globix shall not, and shall not permit any of its material Subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization (other than the Merger) or alter through merger, liquidation, reorganization, or restructuring the corporate structure or ownership of any of its Subsidiaries (other than the liquidation of dormant Subsidiaries or the merger of dormant Subsidiaries into Globix or another Subsidiary of Globix.)

          (k) MATERIAL CONTRACTS. Except in the ordinary course of business consistent with past practice or in connection with an action permitted pursuant to this Section 4.2, neither Globix nor any of its Subsidiaries shall enter into, renew or modify any Contract which, if in effect on the date hereof, would have been a Globix Material Contract.

          (l) COMMITMENTS. Globix shall not and shall not permit any of its Subsidiaries to enter into an agreement, contract, commitment or arrangement to take any of the actions prohibited by the foregoing provisions of this Section 4.2.

          Section 4.3 NO CONTROL.

          (a) Nothing contained in this Agreement shall give Globix, directly or indirectly, the right to control or direct NEON's or its Subsidiaries' operations prior to the Effective Time. NEON shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' operations prior to the Effective Time.

          (b) Nothing contained in this Agreement shall give NEON, directly or indirectly, the right to control or direct Globix's or its Subsidiaries' operations prior to the Effective Time. Globix shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' operations prior to the Effective Time.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS
                              ---------------------

          Section 5.1 PREPARATION OF PROXY STATEMENT; STOCKHOLDERS MEETINGS

          (a) NEON and Globix shall promptly prepare and file with the SEC the Proxy Statement and Globix shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Each of Globix and NEON shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the

Registration Statement shall have become effective, NEON shall mail the Proxy Statement to its stockholders and Globix shall mail the Proxy Statement to its stockholders. NEON shall promptly notify Globix if, at any time prior to the Effective Time, any event with respect to NEON, its officers and directors or any of its Subsidiaries shall occur that is required to be described in the Proxy Statement or the Registration Statement, filed with the SEC or, as required by law, disseminated to the stockholders of NEON or Globix. Globix shall promptly notify NEON if, at any time prior to the Effective Time, any event with respect to Globix, its officers and directors or any of its Subsidiaries shall occur that is required to be described in the Proxy Statement or the Registration Statement, filed with the SEC or, as required by law, disseminated to the stockholders of NEON or Globix. Globix shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Globix Common Stock in the Merger, and NEON shall furnish all information concerning NEON and the holders of NEON Common Stock and NEON Convertible Preferred Stock as may be reasonably requested in connection with any such action.

          (b) NEON will, as soon as practicable following the date of this Agreement and the finalizing of the Proxy Statement for distribution, duly call, give notice of, convene and hold a meeting of stockholders (the "NEON STOCKHOLDERS MEETING") for the purpose of considering the matters to be considered under the NEON Required Vote, solicit proxies in favor of approval and adoption of this Agreement and the other matters contemplated by the NEON Required Vote and at such meeting call for a vote and cause proxies solicited by NEON giving the proxyholder voting discretion or authority to be voted in favor of approval and adoption of this Agreement and the other matters contemplated by the NEON Required Vote or otherwise according to the instructions provided in such proxies. NEON has, through its Board of Directors, recommended to its stockholders the adoption and approval of this Agreement and shall not withdraw, modify or change such recommendation; PROVIDED, HOWEVER, that the Board of Directors of NEON may withdraw, modify or change such recommendation in order to comply with its fiduciary duties if it (i) has concluded in good faith that it is required to do under applicable law, and (ii) enters into a merger, acquisition or other agreement (including an agreement in principle) to effect a competing acquisition or other business combination proposal or the Board of Directors resolves to do so (a "NEON ALTERNATIVE PROPOSAL").

          (c) In the event of a Globix Stockholder Vote, Globix will, as soon as practicable following the date of this Agreement, or (if later) the date such Globix Stockholder Vote shall become required, and the finalizing of the Proxy Statement for distribution, duly call, give notice of, convene and hold a meeting of stockholders (the "GLOBIX STOCKHOLDERS MEETING") for the purpose of considering the matters to be considered under the Globix Stockholder Vote, solicit proxies in favor of the matters contemplated by the Globix Stockholder Vote and at such meeting call for a vote and cause proxies solicited by Globix giving the proxyholder voting discretion or authority to be voted in favor of the matters contemplated by the Globix Stockholder Vote or otherwise according to the instructions provided in such proxies. In the event of a Globix Stockholder Vote, Globix has, through its Board of Directors, recommended to its stockholders the adoption and approval of this Agreement, and it shall not withdraw, modify or change such recommendation; PROVIDED, HOWEVER, that the Board of Directors of Globix may withdraw, modify or change such recommendation in order to comply with its fiduciary duties if it (i) has concluded in good faith that it is required to do so under applicable law, and (ii) enters into a merger, acquisition or other agreement (including an agreement in principle) to effect a competing acquisition or other business combination proposal or the Board of Directors resolves to do so (a "GLOBIX ALTERNATIVE PROPOSAL").

          (d) Globix shall use commercially reasonable efforts to maintain the effectiveness of the Registration Statement for a period of one year following the Closing Date to enable holders of 10% of Globix Common Stock following the Closing who are not affiliated with directors or officers of Globix or NEON to sell their shares of Globix Common Stock received in the Merger.

          Section 5.2 ACCESS TO INFORMATION.

          (a) Upon reasonable notice, NEON and Globix shall, during the period after the execution and delivery of this Agreement and prior to the Effective Time, (i) afford to the officers, employees, accountants, counsel, investment bankers and other representatives of one another reasonable access, during normal business hours, to their respective properties, books, records and Contracts, (ii) furnish to one another information concerning the business, properties, prospects, assets (tangible and intangible), liabilities, financial statements, ratings, regulatory compliance, risk management, books, records, contracts, agreements, commitments and personnel as each may reasonably request, and (iii) make reasonably available, during normal business hours, to one another their respective appropriate officers and employees for discussion of their respective businesses, properties, prospects, assets, liabilities, financial statements, ratings, regulatory compliance, risk management, books, records, contracts, agreements, commitments and personnel as each may reasonably request (subject to contractual limitations).

          (b) Globix and NEON and their respective representatives will hold any such information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement dated on or about January 29, 2004, between NEON and Globix (the "CONFIDENTIALITY AGREEMENT").

          (c) Any investigation by Globix shall not qualify the representations and warranties of NEON, and any investigation by NEON shall not qualify the representations and warranties of Globix.

          Section 5.3 REASONABLE EFFORTS.

          (a) Subject to the terms and conditions of this Agreement, each of Globix and NEON shall, and shall cause its Subsidiaries to, use commercially reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VI hereof, to consummate the Merger as promptly as practicable and (ii) to obtain (and to cooperate with the other party to obtain) the NEON Required Consents and the Globix Required Consents, and to comply with the terms and conditions of any NEON Required Consent and Globix Required Consent.

          (b) Without limiting the foregoing, NEON and Globix shall duly file with the United States Federal Trade Commission and the Antitrust Division of the Department of Justice the premerger notification and report form (the "HSR FILING") required under the HSR Act with respect to the Merger as promptly as practical following the date hereof. The HSR Filings shall be in substantial compliance with the requirements of the HSR Act. Each party shall cooperate with the other party to the extent necessary to assist the other party in the preparation of its HSR Filing, to request early termination of the waiting period required by the HSR Act and, if requested, to promptly amend or furnish additional information thereunder. Globix and NEON shall furnish to each other all such information as is necessary to prepare any such registration, declaration or filing. Globix and NEON each shall pay the filing fees with respect to the HSR Filing as provided in Section 5.6(a), as well as any other such registration, declaration or filing. Globix and NEON shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Entity with respect to the Merger.

          (c) Notwithstanding anything to the contrary, (i) neither NEON nor Globix shall be under any obligation to litigate before or with, or contest any order or decree, or defend against any such actions or proceedings commenced by any Governmental Entity in respect of the antitrust, competition, merger control or similar laws and rules or regulations, and (ii) neither Globix nor any of its Subsidiaries or affiliates shall be obligated to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture or accept any operational restriction, or take or commit to take any action that could reasonably be expected to limit (A) the freedom of action of Globix or its Subsidiaries or Affiliates with respect to the operation of, or Globix's or its Subsidiaries' or Affiliates' ability to retain, NEON or any businesses, product lines or assets of NEON, or (B) the ability to retain, own or operate any portion of the businesses, product lines, or assets, of Globix or any of its Subsidiaries or Affiliates, or alter or restrict in any way the business or commercial practices of NEON, Globix, their respective Subsidiaries or their respective Affiliates. If any such party or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the Merger, then such party will endeavor in good faith to make, or cause to be made, as soon as possible and after consultation with the other parties, an appropriate response in compliance with such request. Globix, on the one hand, and NEON, on the other hand, shall promptly inform the other of any material communication from the United States Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding the Merger.

          (d) Prior to the Closing, each party shall use commercially reasonable efforts to refrain from taking any action or failing to take any action, which action or failure to act would cause, or be reasonably likely to cause, the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

          Section 5.4 PUBLIC ANNOUNCEMENTS. No public or other announcement concerning the transactions contemplated hereby will be made except by the mutual consent of Globix and NEON, subject in any event to the public reporting and disclosure requirements of Globix. Subject to the foregoing, Globix will use its reasonable efforts to submit to NEON any release or public announcements for its comment prior to issuance, and NEON agrees to provide Globix with comments on any such release or public announcement within one Business Day of receipt.

          Section 5.5 EMPLOYEE BENEFITS MATTERS. Until December 31, 2004, employees of NEON who remain employed by NEON following the Merger shall be entitled to employee benefits that are substantially the same as those provided to employees of NEON immediately prior to the Merger. After December 31, 2004, and until the end of a period to be determined by the Transition Committee, employees of NEON shall continue to be provided with such employee benefits or shall be provided with employee benefits as determined by the Transition Committee. After such transition period, the employee benefits of NEON employees shall be determined by the Board of Directors of Globix. If there is any change in the benefit plans provided to employees of NEON between December 31, 2004 and the end of the transition period as determined by the Transition Committee, all such employees participating in such benefit plans shall be offered immediate participation in the most nearly comparable Globix benefit plans. Except as required by law, no preexisting condition exclusions shall be applicable to employees electing immediate participation in such Globix benefit plans, and no waiting period or exclusions shall be applicable to employees electing immediate participation in such new benefit plans. All of such employees' periods of service with NEON shall be counted for all purposes of any Globix employee benefit plans in which they may become participants.

          Section 5.6 FEES AND EXPENSES. If the Merger is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including transfer Taxes and the fees and disbursements of counsel, financial advisors and accountants, as well as fees of separate counsel, financial advisors, or accountants for employees or others, shall be paid by the party incurring such costs and expenses out of the separate funds of such party, not to be reimbursed by the other, provided that all printing expenses and all filing fees (including filing fees under the Exchange Act, any Blue Sky laws and the HSR Act) shall be divided equally between Globix and NEON. If the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby described in the preceding sentence, to the extent not already paid, shall be paid by Globix and the Surviving Corporation.

          Section 5.7 DIRECTORS' AND OFFICERS' INDEMNITY.

          (a) Globix shall and shall cause the Surviving Corporation to indemnify and hold harmless each present and former director and officer of NEON and other Persons entitled to indemnification ("COVERED PERSONS") under the certificate of incorporation and bylaws or similar organizational documents of NEON or any of its Subsidiaries as in effect on the date of this Agreement (the "NEON DOCUMENTS") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, amounts paid in settlement, damages or liabilities (collectively, "COSTS") reasonably incurred in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, brought against a Covered Person and arising out of or pertaining to matters existing or occurring with respect to NEON or any of its Subsidiaries at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the NEON Documents and applicable Law. Each Covered Person will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from Globix and the Surviving Corporation within ten (10) Business Days of receipt from the Covered Person of a request therefor to the fullest extent permitted by the DGCL and the Sarbanes-Oxley Act of 2002; PROVIDED, HOWEVER, that any person to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

          (b) Globix shall cause the Surviving Corporation to maintain for a period of at least five years policies of directors' and officers' liability insurance and fiduciary liability insurance for the benefit of the Covered Persons with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement, such insurance coverage to be the same coverage as in effect for NEON prior to the Effective Time.

          (c) If Globix, the Surviving Corporation, any of its Subsidiaries or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Globix, the Surviving Corporation, such Subsidiary or such successor or assign assume the obligations set forth in this Section 5.7.

          (d) This Section 5.7 shall survive the consummation of the Merger and the Effective Time and is intended to benefit and shall be enforceable by the Covered Persons and their respective heirs, executors and personal representatives and shall be binding on and enforceable against Globix and the Surviving Corporation and their respective successors and assigns.

          Section 5.8 CONSENTS, WAIVERS AND OTHER APPROVALS.

          (a) NEON and its Subsidiaries shall use their commercially reasonable efforts to obtain all consents, waivers and other approvals necessary in order to avoid the occurrence, as a result of the Merger, of any (i) Violation under any NEON Material Contract, or (ii) the loss or diminution in value of any NEON Permit.

(b) Globix and its Subsidiaries shall use their commercially reasonable efforts to obtain all consents, waivers and other approvals necessary in order to avoid the occurrence, as a result of the Merger, of any (i) Violation under any Globix Material Contract, or (ii) the loss or diminution in value of any Globix Permit.

          Section 5.9 COMMITTEE FOR TRANSITION ISSUES. Subject in all cases to
Section 4.3, upon the execution of this Agreement, NEON and Globix shall cause their respective Chief Executive Officers, and Globix shall cause its Chairman of the Board, to form a committee (the "TRANSITION COMMITTEE") to develop transition plans for the post-Closing period, including employee benefits arrangements for NEON employees as specified in Section 5.5. In addition, the Chief Executive Officer of NEON shall have the right to appoint a qualified member of the Board of Directors of NEON to such joint committee. A qualified member shall be one of those directors set forth on Exhibit 1.7 of this Agreement.

          Section 5.10 SCHEDULES. Disclosure on a schedule that is part of, or provided pursuant to, this Agreement will not signify or be deemed an acknowledgment that the disclosure is material or required to be included in the schedule. NEON or Globix may, from time to time prior to the Closing by written notice to the other party, supplement or amend their respective Disclosure Schedules or additional disclosure documents provided pursuant to this Agreement to correct any matter that could constitute a breach of any representation or warranty of NEON or Globix contained in this Agreement. No such supplement or amendment will act to cure or correct a breach of a representation or warranty for purposes of Sections 6.2 or 6.3 until after the Closing Date. If the Closing occurs, then all matters disclosed pursuant to any such supplement or amendment at or prior to the Closing shall be waived, and the Disclosure Schedules or additional disclosure documents, as the case may be, as so supplemented or amended at the time of Closing shall thereafter constitute the Disclosure Schedules or additional disclosure documents, as the case may be, for purposes of this Agreement (including Article VIII).

          Section 5.11 FINANCIAL REVIEW. Following the date of this Agreement and prior to the delivery of the Proxy Statement, Globix and NEON shall each cause their respective independent auditors to perform a financial due diligence review of the other party in accordance with the procedures described on Exhibit
5.11 attached hereto, which review shall be completed no later than August 15, 2004, and to prepare a report of such review that shall be presented for review by the Board of Directors and Special Committee of each of NEON and Globix. Each party agrees that it shall notify the other party no later than September 15, 2004 of any issue that arises as a result of such report and requires further discussion between the parties.

          Section 5.12 COOPERATION. NEON agrees, during the period after the execution and delivery of this Agreement and prior to the Effective Time, to use its commercially reasonable efforts to manage its business so that, assuming the Merger were to occur on September 30, 2004, NEON would have approximately $7,000,000 in unrestricted cash on a consolidated basis immediately prior to the Merger and any payment of Preferred Cash Consideration pursuant to Section 1.8(c)(ii). Globix agrees, during the period after the execution and delivery of this Agreement and prior to the Effective Time, to use its commercially reasonable efforts to manage its business so that, assuming that the Merger were to occur on September 30, 2004, Globix would have approximately $18,000,000 in unrestricted cash on a consolidated basis immediately prior to the Merger.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT
                              --------------------

          Section 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The obligations of NEON and Globix to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) STOCKHOLDER APPROVAL. NEON shall have obtained the NEON Required Vote approving the Merger and the other transactions contemplated hereby, including the amendment to NEON's certificate of incorporation contemplated hereby. Globix shall have received the Globix Stockholder Vote, if applicable.

          (b) NO ORDER. No court or other Governmental Entity having jurisdiction over NEON or Globix, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of, directly or indirectly, restraining, prohibiting or restricting the Merger or any of the transactions contemplated hereby; PROVIDED, HOWEVER, that the provisions of this Section 6.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.3 shall have been the cause of, or shall have resulted in, the enforcement or entering into of any such law, rule, regulation, executive order, decree, injunction or other order.

          (c) HSR AND OTHER APPROVALS/CONSENTS OR WAIVERS.

                    (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                    (ii) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Person or Governmental Entity, which the failure to obtain, make or occur would have the effect of, directly or indirectly, restraining, prohibiting or restricting the Merger or any of the transactions contemplated hereby or would have, individually or in the aggregate, a Globix Material Adverse Effect (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred.

          (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of Globix or NEON, threatened by the SEC. All necessary state securities or blue sky filings shall have been made and required authorizations shall have been received.

          (e) DISSENTING SHARES. The number of shares of NEON Common Stock that are Dissenting Shares shall be no greater than fifteen percent (15%) of the outstanding NEON Common Stock and the number of shares of NEON Convertible Preferred Stock that are Dissenting Shares shall be no greater than fifteen percent (15%) of the outstanding NEON Convertible Preferred Stock, each as of the Record Date.

          Section 6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF GLOBIX. The obligations of Globix to effect the Merger are subject to the satisfaction of, or waiver by Globix, on or prior to the Closing Date of the following additional conditions:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of NEON set forth in this Agreement (i) that is qualified as to materiality and Material Adverse Effect shall have been true and correct at and as of the Closing Date as if made at and as of the Closing Date, and (ii) that is not so qualified shall have been true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations and warranties which address matters only as of a particular date, in which case, they shall be true and correct, or true and correct in all material respects, as applicable, as of such date); and Globix shall have received a certificate of the chief executive officer and the chief financial officer of NEON certifying to the satisfaction of the conditions set forth in this Section 6.2(a).

          (b) PERFORMANCE OF OBLIGATIONS OF NEON. NEON shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and Globix shall have received a certificate of the chief executive officer and the chief financial officer of NEON to such effect.

          (c) OPINIONS. Globix shall have received an opinion of Day, Berry & Howard LLP, in form and substance reasonably satisfactory to Globix, dated as of the Effective Time, on the basis of facts, representations and assumptions that are consistent with the state of facts existing as of the Effective Time substantially to the effect that, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Day, Berry & Howard LLP may receive and rely upon customary representations from Globix and NEON.

          (d) NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement through and including the time immediately prior to the Effective Time, there shall not have been any changes, circumstances or effects which, individually or in the aggregate, have had or could reasonably be expected to have, a NEON Material Adverse Effect.

          (e) LITIGATION. There shall not be pending or threatened (as evidenced by a writing), any suit, action or proceeding by a federal, state or foreign governmental entity or any other Person (other than a suit, action or proceeding based on facts solely relating to Globix or Merger Sub or any of their respective Subsidiaries) which could reasonably be expected to (i) restrain, prohibit or declare illegal the consummation of the Merger, (ii) in connection with the Merger, prohibit or impose any material limitations on Globix's or Merger Sub's ownership or operation (or that of any of their respective Affiliates) of all or a material portion of NEON's businesses or assets after giving effect to the Merger, or (iii) in connection with the Merger, compel Globix or Merger Sub or their respective Subsidiaries and Affiliates to dispose of or hold separate any portion of the business or assets of NEON or any of its Subsidiaries (after giving effect to the Merger).

          (f) GLOBIX INDENTURE REQUIREMENTS. NEON and each of NEON's Subsidiaries shall have entered into a Subsidiary Guaranty Agreement and a Security Agreement pursuant to the terms of the Indenture, dated as of April 23, 2002, among Globix, certain of its Subsidiaries and HSBC Bank USA, as Trustee (the "GLOBIX INDENTURE").

          (g) FIRPTA CERTIFICATE. Globix shall have received a statement meeting the requirements of Treasury Regulation Section 1.1445-2(c)(3) that neither NEON nor any of NEON's Subsidiaries is a United States real property holding corporation.

          (h) THIRD PARTY/GOVERNMENTAL CONSENTS. NEON or the applicable Subsidiary shall have obtained all consents, waivers and other approvals necessary in order to avoid the occurrence, as a result of the Merger, of loss or material diminution in value of any NEON Permits and NEON Material Contracts.

          (i) EXERCISE OF CLASS A WARRANTS; AMENDMENT OF CLASS A WARRANT AGREEMENT. The holders of ninety percent (90%) or more of the Class A Warrants shall have exercised their respective Class A Warrants prior to or as of the Effective Time, and NEON shall have used commercially reasonable efforts to assist with and facilitate the exercise of all of the Class A Warrants prior to or as of the Effective Time. The Class A Warrant Agreement shall have been amended with the consent of at least a majority of the holders of the Class A Warrant Agreement as provided in Exhibit 1.8(c)(iii) to permit the conversion of Class A Warrants into shares of Globix Common Stock.

          Section 6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF NEON. The obligations of NEON to effect the Merger are subject to the satisfaction of, or waiver by NEON, on or prior to the Closing Date of the following additional conditions:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Globix set forth in this Agreement (i) that is qualified as to materiality and Material Adverse Effect shall have been true and correct at and as of the Closing Date as if made at and as of the Closing Date, and (ii) that is not so qualified shall have been true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations and warranties which address matters only as of a particular date, in which case, they shall be true and correct, or true and correct in all material respects, as applicable, as of such date), and NEON shall have received a certificate of the chief executive officer and the chief financial officer of Globix certifying to the satisfaction of the conditions set forth in this Section 6.3(a).

          (b) PERFORMANCE OF OBLIGATIONS OF GLOBIX AND MERGER SUB. Each of Globix and Merger Sub shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and NEON shall have received a certificate of the chief executive officer and the chief financial officer of Globix to such effect.

          (c) OPINION. NEON shall have received an opinion of Andrews Kurth LLP, in form and substance reasonably satisfactory to NEON, dated as of the Effective Time, on the basis of facts, representations and assumptions that are consistent with the state of facts existing as of the Effective Time substantially to the effect that, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Andrews Kurth LLP may receive and rely upon customary representations from Globix, Merger Sub and NEON.

          (d) NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement through and including the time immediately prior to the Effective Time, there shall not have been any changes, circumstances or effects which, individually or in the aggregate, have had or could reasonably be expected to have, a Globix Material Adverse Effect.

          (e) LITIGATION. There shall not be pending or threatened (as evidenced by a writing), any suit, action or proceeding by a federal, state or foreign governmental entity or any other Person (other than a suit, action or proceeding based on facts solely relating to NEON or any of its Subsidiaries) which could reasonably be expected to (i) restrain, prohibit or declare illegal the consummation of the Merger, (ii) in connection with the Merger, prohibit or impose any material limitations on Globix's or Merger Sub's ownership or operation (or that of any of their respective Affiliates) of all or a material portion of NEON's businesses or assets after giving effect to the Merger, or
(iii) in connection with the Merger, compel Globix or Merger Sub or their respective Subsidiaries and Affiliates to dispose of or hold separate any portion of the business or assets of NEON or any of its Subsidiaries (after giving effect to the Merger).

          (f) THIRD PARTY/GOVERNMENTAL CONSENTS. Globix or the applicable Subsidiary shall have obtained all consents, waivers and other approvals necessary in order to avoid the occurrence, as a result of the Merger, of loss or material diminution in value of any Globix Permits and Globix Material Contracts.

          (g) DEBT PURCHASE. Prior to the Effective Time, Globix shall have acquired Senior Secured Notes in an amount equal to $12,500,000.00 including principal and interest accrued thereon in exchange for shares of Globix Common Stock valued at $2.75 per share (the "GLOBIX DEBT PURCHASE").

                                   ARTICLE VII

                            TERMINATION AND AMENDMENT
                            -------------------------

          Section 7.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

          (a) By the mutual consent duly authorized by the Boards of Directors of Globix and NEON.

          (b) By either of NEON or Globix if:

                    (i) any Governmental Entity shall have issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; PROVIDED, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the issuance of such order, decree or ruling;

                    (ii) the Merger has not been effected on or prior to the close of business on the date that is 150 days after the earlier of the expiration or termination of the waiting period applicable to the consummation of the Merger under the HSR Act; PROVIDED, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date;

                    (iii) the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within five Business Days following receipt by such other party of written notice of such failure to comply;

                    (iv) the holders of NEON Common Stock and NEON Convertible Preferred Stock do not approve the matters submitted for the NEON Required Vote;

                    (v) in the event of a Globix Stockholder Vote, if the holders of the Globix Common Stock do not approve the matters submitted for the Globix Stockholder Vote; or

                    (vi) if shares of NEON Common Stock representing greater than fifteen percent (15%) of the outstanding NEON Common Stock or shares of NEON Convertible Preferred Stock representing greater than fifteen percent (15%) of the outstanding NEON Convertible Preferred Stock, each as of the Record Date, shall be Dissenting Shares.

          (c) By NEON if:

                    (i) in the event of a Globix Stockholder Vote, and the Board of Directors of Globix shall not have recommended, or shall have resolved not to recommend, or shall have qualified, changed, modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and in the best interest of Globix and its stockholders, or shall have resolved to do so;

                    (ii) the Board of Directors of Globix shall have recommended to the stockholders of Globix any transaction involving the acquisition of all or substantially all of Globix's business other than the Merger or shall have resolved to do so;

                    (iii) there has been a breach of a representation or warranty of Globix that gives rise to a failure of the fulfillment of a condition of NEON's obligations to effect the Merger pursuant to
          Section 6.3, which breach has not been cured within five Business Days following receipt by Globix of written notice of the breach;

                    (iv) there shall have been any changes, circumstances or effects, which individually or in the aggregate, have had or could reasonably be expected to have a Globix Material Adverse Effect;

                    (v) on or prior to September 15, 2004, NEON shall have notified Globix in writing that the results of the review by NEON of the financial due diligence report by the auditors of NEON provided to the Board of Directors of NEON pursuant to Section 5.11 are not satisfactory and reflect a Globix Material Adverse Effect, as determined in good faith by the Special Committee of NEON, after a full discussion with Globix of all issues raised in such review; or

                    (vi) the Board of Directors of NEON has approved a NEON Alternative Proposal.

          (d) By Globix if:

                    (i) the Board of Directors of NEON shall not have recommended, or shall have resolved not to recommend, or shall have qualified, changed, modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and in the best interest of NEON and its stockholders, or shall have resolved to do so;

                    (ii) the Board of Directors of NEON shall have recommended to the stockholders of NEON any transaction involving the acquisition of all or substantially all of NEON's business other than the Merger or shall have resolved to do so;

                    (iii) there has been a breach of a representation or warranty of NEON that gives rise to a failure of the fulfillment of a condition of Globix's obligations to effect the Merger pursuant to
          Section 6.2, which breach has not been cured within five Business Days following receipt by NEON of written notice of the breach;

                    (iv) there shall have been any changes, circumstances or effects, which individually or in the aggregate, have had or could reasonably be expected to have a NEON Material Adverse Effect;

                    (v) on or prior to September 15, 2004, Globix shall have notified NEON in writing that the results of the review by Globix of the financial due diligence report by the auditors of Globix provided to the Board of Directors of Globix pursuant to Section 5.11 are not satisfactory and reflect a NEON Material Adverse Effect, as determined in good faith by the Special Committee of Globix, after a full discussion with NEON of all issues raised in such review; or

                    (vi) the Board of Directors of Globix has approved a Globix Alternative Proposal.

          Section 7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement (other than Sections 5.2(b), 5.6 and 7.2 hereof) shall forthwith become null and void, and there shall be no liability on the part of Globix, Merger Sub, NEON or their respective officers and directors, except (i) as provided in Section 5.6, and
(ii) nothing shall relieve any party from liability for fraud or any willful breach of a covenant contained in this Agreement.

          Section 7.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after receipt of the NEON Required Vote or Globix Stockholder Vote (if applicable) or approval of the Merger by Merger Sub's stockholder, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto may to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those or any other rights.


                                  ARTICLE VIII

                                    SURVIVAL
                                    --------

          Section 8.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants or other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants or other agreements, shall survive the Effective Time, except (i) for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time, and (ii) for this Article VIII.

                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

          Section 9.1 AMENDMENT AND WAIVER. No amendment of any provision of this Agreement shall be effective, unless the same shall be in writing and signed by Globix and NEON. Any failure of any party to comply with any obligation, agreement or condition hereunder may only be waived in writing by the other parties, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action with respect to any breach of this Agreement or default by another party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

          Section 9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or if by facsimile upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (iii) on the day of receipt if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered in one of the means set forth above to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a)     if to Globix or Merger Sub, to:

                  Globix Corporation
                  139 Centre Street
                  New York, New York 10013
                  Attn: James C. Schroeder, Esq., General Counsel
                  Facsimile: (212) 625-7725

                  with a copy (which shall not constitute notice) to:

                  Day, Berry & Howard, LLP
                  One Canterbury Green
                  Stamford, Connecticut 06901-2047
                  Attn: Bonnie J. Roe, Esq.
                  Facsimile: (203) 977-7301

          (b)     if to NEON, to:

                  NEON Communications, Inc.
                  2200 West Park Drive
                  Westborough, MA 01581
                  Attn:  Christopher E. Dalton, Esq., Senior Counsel
                  Facsimile: (508) 616-7895

                  with a copy (which shall not constitute notice) to:

                  Andrews Kurth LLP
                  450 Lexington Ave., 15th Floor
                  New York, New York 10017
                  Attention: Paul N. Silverstein, Esq.
                  Facsimile: (212) 850-2929

          Section 9.3 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement (or Section of a Disclosure Schedule, if so stated) unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive.

          Section 9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          Section 9.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.

          (a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement. The parties hereto acknowledge and agree that, except as otherwise expressly set forth in this Agreement, the rights and obligations of NEON and Globix under any other agreement between the parties not relating to the subject matter hereto shall not be affected by any provision of this Agreement.

          (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than
Section 5.7 and as necessary to permit or require Merger Sub to consummate the transactions contemplated hereby.

          Section 9.6 GOVERNING LAW. Except to the extent that rights of the stockholders of NEON and Globix and the transactions contemplated hereby, including the Merger, are governed by the laws of the State of Delaware, this Agreement shall be governed and construed in accordance with the laws of the State of New York that apply to contracts entered into and performed in the State of New York.

          Section 9.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          Section 9.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          Section 9.9 SUBMISSION TO JURISDICTION; WAIVERS. Each of Globix and NEON irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns may be brought and determined in the Chancery Courts of the State of Delaware and any Federal court of the United States of America sitting in the State of Delaware, and each of Globix and NEON hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Globix and NEON hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with applicable law, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

          Section 9.10 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 9.11 DEFINITIONS. As used in this Agreement:

         "AFFILIATE" of a specified Person shall mean any Person who would be an affiliate of the specified Person pursuant to Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

         "BUSINESS DAY" means any day on which banks are not required or authorized to close in New York, New York.

         "CLAIM" means any claim, action, suit, proceeding or investigation.

         "CLASS A WARRANT EXERCISE PRICE" means $0.01 per share of NEON Common Stock.

         "COLLOCATION SITES" means premises at which the telecommunications equipment of one party are located and are terminated or will be terminated with the telecommunications equipment necessary to provide interconnection or access to the telecommunications equipment of a second party, where such premises are owned, leased or licensed by the second party.

         "CONTRACT" means any agreement, contract, obligation, promise, or undertaking (whether written or oral) that is intended to be legally binding.

         "CLEC" means a company, known as a Competitive Local Exchange Carrier, authorized to provide telecommunications services in competition with an Incumbent Local Exchange Carrier (or "ILEC"), where the ILEC is, with respect to a certain geographic area, the local telecommunications service provider that provided such services within that certain geographic area as of the date of enactment of the Telecommunications Act of 1996 (Telecommunications Act of 1996, Pub. LA. No. 104-104, 110 Stat. 56 (1996)) and continues to provide telecommunications services in the same area.

         "GLOBIX CONFIRMATION EFFECTIVE DATE" means April 25, 2002.

          "GLOBIX CTA WARRANTS" means those warrants of Globix disclosed in writing to NEON pursuant to Section 3.2(b)(iii).

         "GLOBIX MATERIAL ADVERSE EFFECT" means, with respect to Globix, any event, change, circumstance or effect that, individually or together with any other event, change, circumstance or effect, is or could reasonably be expected to be materially adverse to the business, operations, properties, prospects, assets, liabilities, financial condition or results of operations of Globix and its Subsidiaries taken as a whole (other than events, changes, circumstances or effects that result from economic factors affecting the economy as a whole).

          "GLOBIX STOCKHOLDER VOTE" means if (i) prior to the Effective Time, the Globix Common Stock is traded on the Nasdaq Small Cap Market or (ii) the Board of Directors of Globix shall otherwise so require as of the date of this Agreement, the affirmative vote of the holders of the percentage of the shares of Globix Common Stock required to approve the matters submitted to a vote of the stockholders of Globix, which may consist of the following matters: (A) the election of directors of Globix to serve on the Board of Directors of Globix following the Merger, (B) the issuance of shares of Globix Common Stock pursuant to the terms of this Agreement, and (C) the issuance of shares of Globix Common Stock in respect of NEON Options granted prior to the Merger under the NEON Stock Option Plans in accordance with the terms of Section 1.9 of this Agreement.

          "GOVERNMENTAL ENTITY" means the United States government or any United States domestic state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any United States domestic quasi-governmental or private body exercising any regulatory, taxing, importing or other United States domestic governmental or quasi-governmental authority.

         "INTELLECTUAL PROPERTY" means (i) all trademarks, trademark rights, trade names, trade name rights, trade dress and other indications of origin, corporate names, brand names, domain names, logos, certification rights, service marks, applications for trademarks and for service marks, know-how and other proprietary rights and information, the goodwill associated with the foregoing and registration in any jurisdiction of, and applications in any jurisdictions to register, the foregoing, including any extension, modification or renewal of any such registration or application; (ii) all inventions, discoveries and ideas (whether patentable or unpatentable and whether or not reduced to practice), in any jurisdiction, all improvements thereto, and all patents, patent rights, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; (iii) nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; (iv) writings and other works, whether copyrightable or not, in any jurisdiction, and all registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (v) all computer software and applications (including data and related documentation); (vi) processes, formulae, methods, schematics, technology, know-how and any similar intellectual property or proprietary rights; and (vii) all copies and tangible documentation thereof and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

         "KNOWLEDGE" with respect to (i) NEON or similar references means the actual knowledge of any of Stephen E. Courter, William A. Marshall, Kurt J. Van Wagenen, Jeffrey C. MacHaffie and Christopher E. Dalton, after reasonable inquiry of the executive or senior managerial employees responsible for the relevant matters, and (ii) Globix or similar references means the actual knowledge of any of Peter K. Stevenson, Robert M. Dennerlein, H. Jameson Holcombe, John D. McCarthy, James C. Schroeder and John Washuta (with respect to Taxes only), after reasonable inquiry of the executive or senior managerial employees responsible for the relevant matters.

         "LAW" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree, administrative or judicial decision, and any other executive or legislative proclamation.

         "LIENS" means any pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

         "NEON CONFIRMATION EFFECTIVE DATE" means December 20, 2002.

         "NEON CTA WARRANTS" means those warrants of NEON other than the Class A Warrants disclosed in writing to Globix pursuant to Section 3.1(b)(iii).

         "NEON MATERIAL ADVERSE EFFECT" means, with respect to NEON, any event, change, circumstance or effect that, individually or together with any other event, change, circumstance or effect, is or could reasonably be expected to be materially adverse to the business, operations, properties, prospects, assets, liabilities, financial condition or results of operations of NEON and its Subsidiaries taken as a whole (other than events, changes, circumstances or effects that result from economic factors affecting the economy as a whole).

         "PERMITTED LIENS" means, with respect to a Person, the collective reference to (i) Liens for current property taxes, assessments and other governmental charges not yet due and payable or delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (ii) statutory liens of landlords, mechanics, carriers, warehousemen, and other Liens imposed by law incurred in the ordinary course of business, original purchase price conditional sales contracts and equipment leases with third parties and liens securing purchase money security interests entered into in the ordinary course of business, (iii) easements, patent reservations, covenants, rights of way and other similar restrictions of record, (iv) any conditions that may be shown by a current, accurate survey or physical inspection of any Real Property, and (v) (A) zoning, building and other similar restrictions, (B) mortgages, liens, security interest or encumbrances that have been placed by any developer, landlord or third party on Real Property over which the Person or any Subsidiary has easement rights or on any of the leased real property of such Person and subordination or similar agreements relating thereto, and (C) unrecorded easements, covenants, rights of way and other similar restrictions, none of which items set forth in clauses
(A), (B) and (C), individually or in the aggregate, materially impair the continued use and operation of the Real Property to which they relate in the business of the Person and its Subsidiaries taken as a whole as presently conducted.

         "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

         "SUBSIDIARY" when used with respect to any Person means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership), or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

         "TAX" (including, with correlative meaning, "TAXES" and "TAXABLE") means (i)(A) any net income, gross income, business and occupation, admissions, gross receipts, sales, use, value added, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, rent, recording, occupation, premium, real or personal property, intangibles, environmental or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to or on real property and water and sewer rents relating thereto), together with (B) any interest and any penalty, addition to tax or additional amount imposed by any governmental body (domestic or foreign) (a "TAX AUTHORITY") responsible for the imposition of any such tax; (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a member of an affiliated, unitary or combined group with any other corporation at any time prior to the Closing Date; and
(iii) any liability for the payment of any amount of the type described in the preceding clause (i) as a result of a contractual obligation to any other Person.

         "TAX RETURN" means any report, return or other information (including any attached schedules or any amendments to such report, return, document, declaration or any other information) required to be supplied to or filed with any taxing authority or jurisdiction (foreign or domestic) with respect to any Tax, including an information return, any document with respect to or accompanying payments or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

          Section 9.12 ADDITIONAL DEFINITIONS. As defined elsewhere in this
Agreement:

         "AGREEMENT" is defined in the Preamble on page 1.

         "AICPA" is defined in Section 3.1(f).

         "CERTIFICATE OF MERGER" is defined in Section 1.3.

         "CERTIFICATES" is defined in Section 2.2.

         "CLASS A WARRANT" is defined in Section 1.8(c)(iii).

         "CLOSING" is defined in Section 1.2.

         "CLOSING DATE" is defined in Section 1.2.

         "CODE" is defined in the Preamble on page 1.

         "COBRA" is defined in Section 3.1(r)(vii).

         "CONFIDENTIALITY AGREEMENT" is defined in Section 5.2(b).

         "CONSTITUENT CORPORATIONS" is defined in the Preamble on page 1.

         "COSTS" is defined in Section 5.7(a).

         "COVERED PERSONS" is defined in Section 5.7(a).

         "DGCL" is defined in Section 1.1.

         "DISSENTING SHARES" is defined in Section 2.9(a).

         "EFFECTIVE TIME" is defined in Section 1.3.

         "ENVIRONMENTAL CLAIMS" is defined in Section 3.1(s).

         "ENVIRONMENTAL LAWS" is defined in Section 3.1(s).

         "ERISA" is defined in Section 3.1(r)(i).

         "ERISA AFFILIATE" is defined in Section 3.1(r)(i).

         "EXCHANGE ACT" is defined in Section 3.1(c)(iii).

         "EXCHANGE AGENT" is defined in Section 2.1(a).

         "EXCHANGE FUND" is defined in Section 2.1(a).

         "GAAP" is defined in Section 3.1(d)(i).

         "GLOBIX" is defined in the Preamble on page 1.

         "GLOBIX AFFILIATED PERSON" is defined in Section 3.2(k)(i).

         "GLOBIX ALTERNATIVE PROPOSAL" is defined in Section 5.1(c).

         "GLOBIX AUDITED BALANCE SHEET" is defined in Section 3.2(e)(i).

         "GLOBIX COMMON STOCK" is defined in Section 1.8(c)(i).

         "GLOBIX CONVERTIBLE SECURITIES" is defined in Section 3.2(b)(iii).

         "GLOBIX DEBT PURCHASE" is defined in Section 6.3(h).

         "GLOBIX DISCLOSURE SCHEDULE" is defined in Section 3.2.

         "GLOBIX EMPLOYEES" is defined in Section 3.2(r)(i).

         "GLOBIX FINANCIAL ADVISOR" is defined in Section 3.2(j).

         "GLOBIX INDENTURE" is defined in Section 6.2(g).

         "GLOBIX INTELLECTUAL PROPERTY" is defined in Section 3.2(x)(ii).

         "GLOBIX LEASED REAL PROPERTY" is defined in Section 3.2(t)(ii).

         "GLOBIX MATERIAL CONTRACTS" is defined in Section 3.2(u)(i).

         "GLOBIX OPTIONS" is defined in Section 3.2(b)(iii).

         "GLOBIX PERMITS" is defined in Section 3.2(m)(ii).

         "GLOBIX PLANS" is defined in Section 3.2(r)(i).

         "GLOBIX PREFERRED STOCK" is defined in Section 1.8(c)(ii).

         "GLOBIX SEC FINANCIAL STATEMENTS" is defined in Section 3.2(d)(ii).

         "GLOBIX SEC REPORTS" is defined in Section 3.2(d)(i).

         "GLOBIX STOCK OPTION PLANS" is defined in Section 3.2(b)(iii).

         "GLOBIX STOCKHOLDERS MEETING" is defined in Section 5.1(c).

         "GLOBIX WARRANT" is defined in Section 1.8(c)(v).

         "HSR ACT" is defined in Section 3.1(c)(iii).

         "HSR FILING" is defined in Section 5.3(b).

         "INTERIM BALANCE SHEET" is defined in Section 3.1(d)(i).

         "LEASED REAL PROPERTY" is defined in Section 3.1(t)(ii).

         "MERGER" is defined in the Preamble on page 1.

         "MERGER CONSIDERATION" is defined in Section 1.8(c).

         "MERGER SUB" is defined in the Preamble on page 1.

         "MERGER SUB APPROVAL" is defined in Section 3.2(i).

         "MERGER SUB COMMON STOCK" is defined in Section 3.2(b)(i).

         "NEON" is defined in the Preamble on page 1.

         "NEON AFFILIATED PERSON" is defined in Section 3.1(k)(i).

         "NEON ALTERNATIVE PROPOSAL" is defined in Section 5.1(b).

         "NEON AUDITED BALANCE SHEET" is defined in Section 3.1(e)(i).

         "NEON COMMON STOCK" is defined in the Preamble on page 1.

         "NEON CONVERTIBLE PREFERRED STOCK" is defined in the Preamble on page
         1.

         "NEON CONVERTIBLE SECURITIES" is defined in Section 3.1(b)(iii).

         "NEON DISCLOSURE SCHEDULE" is defined in Section 3.1.

         "NEON DOCUMENTS" is defined in Section 5.7(a).

         "NEON EMPLOYEES" is defined in Section 3.1(r)(i).

         "NEON FINANCIAL ADVISOR" is defined in Section 3.1(j).

         "NEON FINANCIAL STATEMENTS" is defined in Section 3.1(d)(i).

         "NEON INTELLECTUAL PROPERTY" is defined in Section 3.1(x)(ii).

         "NEON MATERIAL CONTRACTS" is defined in Section 3.1(u)(i).

         "NEON OPTIONS" is defined in Section 3.1(b)(iii).

         "NEON PERMITS" is defined in Section 3.1(m)(ii).

         "NEON PLANS" is defined in Section 3.1(r)(i).

         "NEON PREFERRED STOCK" is defined in Section 3.1(b)(i).

         "NEON REDEEMABLE PREFERRED STOCK" is defined in Section 3.1(b)(i).

         "NEON REQUIRED CONSENTS" is defined in Section 3.1(c)(iii).

         "NEON REQUIRED VOTE" is defined in Section 3.1(i).

         "NEON SECURITIES" is defined in Section 1.8(c).

         "NEON STOCK OPTION PLANS" is defined in Section 3.1(b)(iii).

         "NEON STOCKHOLDERS MEETING" is defined in Section 5.1(b).

         "PREFERRED CASH CONSIDERATION" is defined in Section 1.8(c)(ii).

         "PROXY STATEMENT" is defined in Section 3.1(g).

         "RECORD DATE " is defined in Section 3.1(c)(i).

         "REDEEMABLE PREFERRED STOCK WARRANTS" is defined in Section 1.8(c)(iv).

         "REGISTRATION STATEMENT" is defined in Section 3.1(g).

         "SEC" is defined in Section 3.1(g).

         "SECURITIES ACT" is defined in Section 1.9.

         "SENIOR SECURED NOTES" is defined in Section 4.2(c).

         "SURVIVING CORPORATION" is defined in Section 1.1.

         "TAX DEFICIENCY" is defined in Section 3.1(q)(i)(G).

         "THIRD PARTY INTELLECTUAL PROPERTY" is defined in Section 3.1(x)(ii).

         "TRANSITION COMMITTEE" is defined in Section 5.9.

         "VIOLATION" is defined in Section 3.1(c)(ii).

         "WARN" is defined in Section 3.1(r)(xi).

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be signed by their respective officers or authorized representatives thereunto duly authorized, all as of the date first above written.



                                NEON COMMUNICATIONS, INC.



                                By:  /S/ STEPHEN E. COURTER
                                     ----------------------------------
                                         Name:  Stephen E. Courter
                                         Title: Chairman of the Board, Chief
                                                Executive Officer and President




                                GLOBIX CORPORATION



                                By:  /S/ PETER K. STEVENSON
                                     -----------------------------------
                                         Name:  Peter K. Stevenson
                                         Title: President and Chief Executive
                                                Officer

                                   EXHIBIT 1.5
                                   -----------



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            NEON COMMUNICATIONS, INC.


                                    ARTICLE I
                                      NAME


         The name of the corporation is NEON Communications, Inc. (the "Corporation").

                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT


         The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The Corporation's registered agent at such address is Corporation Service Company.

                                   ARTICLE III
                                     PURPOSE


         The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
                                  CAPITAL STOCK


         4.1 AUTHORIZED STOCK. The total number of shares of all classes of stock which the Corporation is authorized to issue is One Thousand (1,000) shares of Common Stock, with a par value of $0.01 per share.

         4.2 VOTING RIGHTS. The holders of each share of Common Stock shall be entitled to one vote for each share so held with respect to each matter voted on by the stockholders of the Corporation.

         4.3 LIQUIDATION RIGHTS. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive that portion of the remaining funds to be distributed. Such funds shall be paid to the holders of Common Stock on the basis of the number of shares of Common Stock held by each of them.


                              Exhibit 1.5 - Page 1

         4.4 DIVIDENDS. Dividends may be paid on the Common Stock as and when declared by the board of directors.

                                    ARTICLE V
                               BOARD OF DIRECTORS


         5.1 MANAGEMENT. The business and affairs of the Corporation shall be managed by the board of directors.

         5.2 NO BALLOT. The directors need not be elected by written ballot unless the bylaws of the Corporation shall so provide.

         5.3 LIABILITY. No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that to the extent required from time to time by applicable law, this Section 5.3 shall not eliminate or limit the liability of a director, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section 5.3 shall apply to or have any effect on the liability or alleged liability of any director for, or with respect to, any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

                                   ARTICLE VI
                                 INDEMNIFICATION

         The Corporation shall, to the fullest extent permitted by the General Corporation Law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, limited liability company or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an indemnified person in connection with such action, suit or proceeding and any appeal therefrom.

         The Corporation shall not indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the board of directors of the Corporation.

         Expenses incurred by a director or officer in defending a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that such director or officer is not entitled to be indemnified by the Corporation as authorized by the Act.

                              Exhibit 1.5 - Page 2

         The indemnification rights provided in this Article shall inure to the benefit of the heirs, executors and administrators of the director or officer. No amendment to or repeal of this Article VI shall apply to or have any effect on any right or protection of any director or officer occurring prior to the effective date of such amendment or repeal. The indemnification provided for herein shall not be deemed exclusive of any other rights to indemnification, whether under the bylaws or any agreement, by vote of shareholders or disinterested directors or otherwise.

                                   ARTICLE VII
                            MEETINGS OF STOCKHOLDERS


         Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

                                  ARTICLE VIII
                                     BYLAWS


         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation.

                                   ARTICLE IX
                               PERPETUAL EXISTENCE


         The Corporation is to have perpetual existence.


                              Exhibit 1.5 - Page 3

                                    ARTICLE X
                            COMPROMISE OR ARRANGEMENT

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


                                   ARTICLE XI
                              AMENDMENTS AND REPEAL


         The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred are granted subject to this reservation.






                              Exhibit 1.5 - Page 4

                                   EXHIBIT 1.6
                                   -----------









                           AMENDED AND RESTATED BYLAWS

                                       OF

                            NEON COMMUNICATIONS, INC.

                             A DELAWARE CORPORATION




                              Exhibit 1.6 - Page 1

                                             TABLE OF CONTENTS

                                                                                                       PAGE
ARTICLE I           Stockholders.........................................................................4
Section 1.1       Annual Meetings........................................................................4
Section 1.2       Special Meetings.......................................................................4
Section 1.3       Meetings by Means of Remote Communication..............................................4
Section 1.4       Participation in Meeting by Means of Remote Communication..............................4
Section 1.5       Notice of Meetings.....................................................................4
Section 1.6       Adjournments...........................................................................5
Section 1.7       Quorum.................................................................................5
Section 1.8       Organization...........................................................................5
Section 1.9       Voting; Proxies........................................................................6
Section 1.10      Fixing Date for Determination of Stockholders of Record................................6
Section 1.11      List of Stockholders Entitled to Vote..................................................7
Section 1.12      Action by Consent of Stockholders......................................................7
ARTICLE II          Board of Directors...................................................................8
Section 2.1       Number; Qualifications.................................................................8
Section 2.2       Election; Resignation; Removal; Vacancies..............................................8
Section 2.3       Regular Meetings.......................................................................9
Section 2.4       Special Meetings.......................................................................9
Section 2.5       Notice of Regular and Special Meetings.................................................9
Section 2.6       Telephonic Meetings Permitted..........................................................9
Section 2.7       Quorum; Vote Required for Action.......................................................9
Section 2.8       Organization...........................................................................9
Section 2.9       Action by Consent of Directors.........................................................9
ARTICLE III         Committees..........................................................................10
Section 3.1       Committees............................................................................10
Section 3.2       Committee Rules.......................................................................10
ARTICLE IV          Officers............................................................................10
Section 4.1       Selection; Statutory Officers.........................................................10
Section 4.2       Time of Election......................................................................10
Section 4.3       Additional Officers...................................................................10
Section 4.4       Terms of Office.......................................................................11
Section 4.5       Compensation of Officers..............................................................11
Section 4.6       Chairman of the Board.................................................................11
Section 4.7       President.............................................................................11
Section 4.8       Vice Presidents.......................................................................11
Section 4.9       Treasurer.............................................................................11
Section 4.10      Secretary.............................................................................12
Section 4.11      Assistant Secretary...................................................................12
Section 4.12      Assistant Treasurer...................................................................12
ARTICLE V           Stock...............................................................................12
Section 5.1       Certificates..........................................................................12
Section 5.2       Lost, Stolen or Destroyed Stock Certificates; Issuance of
                  New Certificates......................................................................12


                                            Exhibit 1.6 - Page 2

ARTICLE VI          Miscellaneous.......................................................................13
Section 6.1       Fiscal Year...........................................................................13
Section 6.2       Seal..................................................................................13
Section 6.3       Waiver of Notice......................................................................13
Section 6.4       Interested Directors; Quorum..........................................................13
Section 6.5       Form of Records.......................................................................13
Section 6.6       Amendment of Bylaws...................................................................14
Section 6.7       Gender and Number.....................................................................14



                                            Exhibit 1.6 - Page 3

                           AMENDED AND RESTATED BYLAWS
                                       OF

                            NEON COMMUNICATIONS, INC.

                            (A DELAWARE CORPORATION)



                                    ARTICLE I

                                  STOCKHOLDERS

         Section 1.1 ANNUAL MEETINGS. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

         Section 1.2 SPECIAL MEETINGS. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, but such special meetings may not be called by any other person or persons. Special meetings of stockholders may be held within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time.

         Section 1.3 MEETINGS BY MEANS OF REMOTE COMMUNICATION. The Board of Directors may, in its sole discretion, determine that any annual or special meeting of stockholders shall not be held at any place, but shall instead be held solely by means of remote communication as authorized by Section 1.4.

         Section 1.4 PARTICIPATION IN MEETING BY MEANS OF REMOTE COMMUNICATION. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (A) participate in a meeting of stockholders; and
(B) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.


                              Exhibit 1.6 - Page 4

         Section 1.5 NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Any such notice shall be effective if given by mail, by courier or other hand delivery, or by a form of electronic transmission consented to by the stockholder to whom the notice is given. Such notice shall be deemed to be given: (i) if mailed, when deposited in the mail, postage prepaid, directed to the stockholder at his address at it appears on the records of the corporation, (ii) if by courier or by hand, when received at the foregoing address, (iii) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (iv) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (v) if by any other form of electronic transmission, when directed to the stockholder. For purposes of these bylaws, the term "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

         Section 1.6 ADJOURNMENTS. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 1.7 QUORUM. Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.6 of these bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         Section 1.8 ORGANIZATION. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his


                              Exhibit 1.6 - Page 5
absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as a secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 1.9 VOTING; PROXIES. Except as otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy dated and delivered by mail, courier or other delivery service, telephone, telecopier or any other form of electronic transmission permitted by law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. At all meetings of stockholders held for the election of directors a plurality of the votes cast shall be sufficient to elect. If a ballot is used in the election of directors, such requirement of a written ballot shall, if authorized by the Board of Directors, be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder. Unless otherwise provided by law, the certificate of incorporation or these bylaws, in all matters other than the election of directors, the affirmative vote of the majority shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 1.9 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or reproduction shall be a complete reproduction of the entire original writing or transmission.

         Section 1.10 FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in


                              Exhibit 1.6 - Page 6
writing without a meeting, shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (iii) in the case of any other action, shall not be more than sixty days before such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 1.11 LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days before the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 1.12 ACTION BY CONSENT OF STOCKHOLDERS. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and if such consent is delivered to the corporation in accordance with applicable law. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent which was delivered in the manner required by applicable law, written consents


                              Exhibit 1.6 - Page 7
signed by a sufficient number of holders to take action are so delivered. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 1.13, provided that any such electronic transmission sets forth or is delivered with information from which the corporation can determine (A) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. Any copy, facsimile or other reliable reproduction or a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which he original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders or members to take the action were delivered to the corporation.

                                   ARTICLE II

                               BOARD OF DIRECTORS
                               ------------------

         Section 2.1 NUMBER; QUALIFICATIONS. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

         Section 2.2 ELECTION; RESIGNATION; REMOVAL; VACANCIES. The Board of Directors shall initially consist of the person or persons named as directors in the certificate of incorporation (or, if no directors are named in the certificate of incorporation, the person or persons so named by the incorporators), and each director so elected shall hold office, subject to his prior resignation or removal, until the first annual meeting of stockholders or until his successor is elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors, each of whom shall hold office, subject to his prior resignation or removal, until the next annual meeting of stockholders or until his successor is elected and qualified, or his earlier resignation or removal. Any director may resign at any time upon written notice given in writing or by electronic transmission to the corporation. Unless otherwise restricted by the certificate of incorporation or bylaw, any director or the entire Board of Directors may be removed with or without cause at any time by the holders of a majority of the shares entitled to vote at an election of directors. Any newly created directorship or any vacancy occurring in the Board of Directors for any reason may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office, subject to his prior resignation or removal, until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.


                              Exhibit 1.6 - Page 8

         Section 2.3 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

         Section 2.4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman, the President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given to each director by the person or persons calling the meeting at least twenty-four hours before the special meeting.

         Section 2.5 NOTICE OF REGULAR AND SPECIAL MEETINGS. Notice of regular or special meetings may be given in writing, by mail or courier or other hand delivery, addressed to such director, at his address as it appears on the records of the corporation, with postage thereon or courier or delivery fees prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, if mailed, or when delivered to such address if delivered by courier or other hand delivery. Notices to directors may also be given by electronic transmission, when directed to a number or electronic address at which the director has consented to receive such form of notice.

         Section 2.6 TELEPHONIC MEETINGS PERMITTED. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

         Section 2.7 QUORUM; VOTE REQUIRED FOR ACTION. At all meetings of the Board of Directors a majority of the directors then in office, but no no event less than one-third of the total number of directorships, shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation or these bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 2.8 ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.9 ACTION BY CONSENT OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or such committee.


                              Exhibit 1.6 - Page 9

                                   ARTICLE III

                                   COMMITTEES

         Section 3.1 COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the members thereof present at any meeting and not disqualified from voting, whether or not a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action that must be expressly required by law to be submitted to the stockholders for approval; and (ii) adopting, amending or repealing any bylaw.

         Section 3.2 COMMITTEE RULES. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.

                                   ARTICLE IV

                                    OFFICERS

         Section 4.1 SELECTION; STATUTORY OFFICERS. The Board of Directors shall elect a President, a Treasurer and a Secretary, and it may choose a Chairman of the Board from among its members. The Board of Directors also may elect one or more Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries. Any number of offices may be held by the same person.

         Section 4.2 TIME OF ELECTION. The officers named above shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. Except for the Chairman of the Board, if any, none of such officers need be a director.

         Section 4.3 ADDITIONAL OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

                              Exhibit 1.6 - Page 10

         Section 4.4 TERMS OF OFFICE. Each officer of the corporation shall hold office until his successor is chosen and qualified, or until his earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time for any reason or for no reason by the Board of Directors, but without prejudice to any contract rights of such officer.

         Section 4.5 COMPENSATION OF OFFICERS. The Board of Directors shall have power to fix the compensation of all officers of the corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

         Section 4.6 CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chairman of the Board of Directors and shall perform and do all acts and things incident to the position of chairman of the board and shall have such other duties as may be assigned to him from time to time by the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders and directors at which he shall be present.

         Section 4.7 PRESIDENT. Unless the Board of Directors otherwise determines, the President shall be the chief executive officer and head of the corporation, shall perform and do all acts and things incident to the positions of president and chief executive officer and shall have such other duties as may be assigned to him from time to time by or under authority of the Board of Directors. Under the supervision of the Board of Directors, the President shall have general control and management of the corporation and its business and affairs, including general supervision over its officers (other than the Chairman of the Board), employees and agents, subject, however, to the right of the Board of Directors to confer any specific power upon any other officer or officers of the corporation. The President shall perform such other duties as may be assigned to him from time to time by the Board of Directors.

         Section 4.8 VICE PRESIDENTS. The Vice Presidents shall perform such of the duties of the President on behalf of the corporation as may be respectively assigned to them from time to time by the Board of Directors or the President. The Board of Directors may designate one of the Vice Presidents as the Executive Vice President, and in the absence or inability of the President to act, such Executive Vice President shall have and possess all of the powers and discharge all of the duties of the President, subject to the control of the Board of Directors.

         Section 4.9 TREASURER. The Treasurer shall have the care and custody of all the funds and securities of the corporation which may come into his hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the corporation in such bank or banks or depository as the Board of Directors, or the officers or agents to whom the Board of Directors may delegate such authority, may designate, and he may endorse all commercial documents requiring endorsements for or on behalf of the

                              Exhibit 1.6 - Page 11
corporation. He shall render an account of his transactions to the Board of Directors as often as the board shall require the same. He shall enter regularly in the books to be kept by him for that purpose full and adequate account of all moneys received and paid by him on account of the corporation. He shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors. He shall when requested, pursuant to vote of the Board of Directors, give a bond to the corporation conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the corporation.

         Section 4.10 SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders; he shall attend to the giving and serving of all notices of the corporation. He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors may direct. He shall, in general, perform all the duties incident to the position of Secretary, subject to the control of the Board of Directors.

         Section 4.11 ASSISTANT SECRETARY. The Board of Directors may appoint or remove one or more Assistant Secretaries of the corporation. Any Assistant Secretary shall perform such duties of the Secretary, and also any and all such other duties, as the Board of Directors or the President or the Secretary may designate.

         Section 4.12 ASSISTANT TREASURER. The Board of Directors may appoint or remove one or more Assistant Treasurers of the corporation. Any Assistant Treasurer shall perform such of the duties of the Treasurer, and also any and all such other duties, as the Board of Directors or the President or the Treasurer may designate.

                                    ARTICLE V

                                      STOCK

         Section 5.1 CERTIFICATES. Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 5.2 LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. The corporation may issue a new certificate of stock in the place of any certificate previously issued by it alleged to have been lost, stolen or destroyed. The corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction.


                              Exhibit 1.6 - Page 12

                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 6.1 FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

         Section 6.2 SEAL. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

         Section 6.3 WAIVER OF NOTICE. Any written or electronic waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written or electronic waiver of notice.

         Section 6.4 INTERESTED DIRECTORS; QUORUM. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee that authorizes the contract or transaction, or solely because his votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         Section 6.5 FORM OF RECORDS. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, paper, electromagnetic, optical, or any other information storage means, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

                              Exhibit 1.6 - Page 13

         Section 6.6 AMENDMENT OF BYLAWS. These bylaws may be amended or repealed, and new bylaws adopted, by the stockholders and, if provided in the certificate of incorporation, by the Board of Directors.

         Section 6.7 GENDER AND NUMBER. All nouns, pronouns, and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.




                              Exhibit 1.6 - Page 14

                                   EXHIBIT 1.7
                                   -----------

               OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION
                       AND GLOBIX AFTER THE EFFECTIVE TIME

Directors of Globix:

                  Wayne Barr

                  Joe Cecin

                  Steven Courter

                  John Forsgren

                  Peter Herzig

                  Steven Lampe

                  Steven Singer

                  Raymond Steele

                  Peter Stevenson

Directors of the Surviving Corporation will be the directors of NEON immediately prior to the Effective Time, subject to action by the Board of Directors and/or stockholder of the Surviving Corporation following the Merger.

Officers of Globix will the officers of Globix immediately prior to the Effective Time, subject to action by the Board of Directors of Globix.

Officers of the Surviving Corporation will be the officers of NEON immediately prior to the Effective Time, subject to action by the Board of Directors of the Surviving Corporation.



                              Exhibit 1.7 - Page 1

                               EXHIBIT 1.8(c)(ii)
                               ------------------








                    CERTIFICATE OF DESIGNATION OF PREFERENCES

                    AND RELATIVE, PARTICIPATING, OPTIONAL AND

                             OTHER SPECIAL RIGHTS OF

                       PREFERRED STOCK AND QUALIFICATIONS,

                      LIMITATIONS AND RESTRICTIONS THEREOF

                                       OF

               12% SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       OF

                               GLOBIX CORPORATION

                  ---------------------------------------------


                         PURSUANT TO SECTION 151 OF THE

                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                 ----------------------------------------------



                           Exhibit 1.8(c)(ii) - Page 1

         Globix Corporation (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that (i) pursuant to authority conferred upon the board of directors (the "Board of Directors") by its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors is authorized to issue Preferred Stock of the Company in one or more series; and (ii) the resolutions set forth below (the "Resolutions") were duly adopted by the Board of Directors, by a vote at a meeting duly called and duly held on ________ __, 2004;

         "WHEREAS, the Board of Directors of the Company is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Company, to provide by resolution or resolutions for the issuance of shares of its preferred stock, par value $0.01 per share (the "Preferred Stock"), and by filing a certificate of designation in the manner prescribed under the laws of the State of Delaware, to fix and amend the voting powers, full or limited, or no voting powers, and the designation, preferences and relative, participating, optional and other special rights, if any, and qualification, limitations and restrictions thereof;

         WHEREAS, the Board of Directors of the Company desires to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series; and

         WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings specified in Section 14 hereof;

         NOW, THEREFORE, BE IT RESOLVED that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issuance of 12% Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference of $8.82 per share, consisting of 3,000,000 shares having the designation, preferences, relative, participating, optional and other special rights and the qualification, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

         1. DESIGNATION. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Company a series of Preferred Stock designated as the "12% Series A Cumulative Convertible Preferred Stock" (the "Convertible Preferred Stock"). The authorized number of shares constituting the Convertible Preferred Stock shall be 3,000,000. The liquidation preference of the Convertible Preferred Stock shall be $8.82 per share (the "Liquidation Preference"). The date the Convertible Preferred Stock is first issued is referred to as the "Issue Date."

         2. RANK. The Convertible Preferred Stock will, with respect to dividend rights and rights upon the liquidation, dissolution or winding up of the Company, rank (i) junior to each class of Capital Stock or series of Preferred Stock, established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Convertible Preferred Stock as to dividend rights and upon liquidation, dissolution or winding up of the Company ("Senior Capital Stock"); (ii) pari passu with each class of Capital Stock or series of Preferred Stock, established hereafter by the Board of Directors, the terms of which expressly provide that such class or


                           Exhibit 1.8(c)(ii) - Page 2
series will rank on a parity with the Convertible Preferred Stock as to dividend rights and upon the liquidation, dissolution or winding up of the Company ("Parity Capital Stock") and (iii) senior to all series of common stock, par value $0.01 per share, of the Company (the "Common Stock") and to any Capital Stock or series of Preferred Stock, established hereafter by the Board of Directors, that expressly provides that it will rank junior to the Convertible Preferred Stock as to dividend rights and upon the liquidation, dissolution or winding up of the Company ("Junior Capital Stock").

         3. DIVIDENDS.

                  (a) The Holder of shares of the Convertible Preferred Stock will be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Company legally available therefor, cumulative preferential dividends from the Issue Date of the Convertible Preferred Stock accruing at the rate of $1.0584 per share of Convertible Preferred Stock per annum, or $0.5292 per share of Convertible Preferred Stock semi-annually, payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2004 or, if any such date is not a Business Day, on the next succeeding business day (each, a "Dividend Payment Date"), to the Holders of record on the 10th day prior to the relevant Dividend Payment Date (each, a "Record Date"). Accrued but unpaid dividends, if any, may be paid on such dates as determined by the Board of Directors.

                  (b) Dividends payable on the Convertible Preferred Stock will be computed on the basis of a 360-day year of twelve 30-day months and will be deemed to accrue on a daily basis. Dividends on the Convertible Preferred Stock will accrue from the Issue Date.

                  (c) Any dividend on the Convertible Preferred Stock shall be, at the option of the Company, payable (i) in cash, or (ii) through the issuance of a number of additional shares (including fractional shares) of Convertible Preferred Stock (the "Additional Shares") equal to the dividend amount divided by the Liquidation Preference of such Additional Shares.

                  (d) The Convertible Preferred Stock will not be redeemable unless all dividends accrued through such redemption date shall have been paid in full. Notwithstanding anything to the contrary herein contained, the Company shall not be required to declare or pay a dividend if another person (including, without limitation, any of its subsidiaries) pays an amount to the Holders equal to the amount of such dividend on behalf of the Company and, in such event, the dividend will be deemed paid for all purposes.

                  (e) Dividends on the Convertible Preferred Stock will accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the semi-annual period to which they relate. Accumulated unpaid dividends will accrue and cumulate dividends at a rate of 12% per annum. The Company will take all reasonable actions required or permitted under Delaware law to permit the payment of dividends on the Convertible Preferred Stock.


                           Exhibit 1.8(c)(ii) - Page 3

                  (f) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all outstanding shares of Convertible Preferred Stock. Unless full cumulative dividends on all outstanding shares of Convertible Preferred Stock due for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than, in the case of Junior Capital Stock, a dividend payable solely in shares of Junior Capital Stock or options, warrants or rights to purchase Junior Capital Stock, or in the case of Parity Capital Stock, a dividend payable solely in shares of Junior Capital Stock or Parity Capital Stock or options, warrants or rights to purchase Junior Capital Stock or Parity Capital Stock) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Parity Capital Stock or Junior Capital Stock; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Parity Capital Stock or Junior Capital Stock; (iii) no shares of Parity Capital Stock or Junior Capital Stock or any warrants, rights, calls or options exercisable for or convertible into any Parity Capital Stock or Junior Capital Stock shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Parity Capital Stock or Junior Capital Stock or a purchase, redemption or other acquisition from the proceeds of a substantially concurrent sale of Parity Capital Stock or Junior Capital Stock, and repurchases of Capital Stock held by an employee in connection with the termination of such employee's termination) by the Company or any of its subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of a Parity Capital Stock or Junior Capital Stock or any warrants, rights, calls or options exercisable for or convertible into any Parity Capital Stock or Junior Capital Stock by the Company or any of its subsidiaries. Holders of the Convertible Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

                  (g) Dividends on account of arrears and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors of the Company.

         4. LIQUIDATION RIGHTS. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company after payment in full of the outstanding debt obligations of the Company and the liquidation preference (and any accrued and unpaid dividends) on Senior Capital Stock, if any, each Holder of shares of the Convertible Preferred Stock shall be entitled to payment out of the assets of the Company available for distribution of the Liquidation Preference per share of the Convertible Preferred Stock held by such Holder, plus an amount equal to the accrued and unpaid dividends on the Convertible Preferred Stock to the date fixed for liquidation, dissolution or winding up,


                           Exhibit 1.8(c)(ii) - Page 4
before any distribution is made on any Junior Capital Stock, including, without limitation, any series of Common Stock of the Company. After payment in full of the Liquidation Preference and an amount equal to the accrued and unpaid dividends to which Holders of Convertible Preferred Steak are entitled, such Holders will not be entitled to any further participation in any distribution of assets of the Company. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company, unless such sale, conveyance, exchange, transfer, consolidation or merger shall be in connection with a liquidation, dissolution or winding up of the Company.

         5. REDEMPTION.

                  (a) OPTIONAL REDEMPTION. The Convertible Preferred Stock may be redeemed, in whole or in part, at the option of the Company after 2005 at the redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), in each case, together with an amount equal to accrued and unpaid dividends on the Convertible Preferred Stock and Additional Shares (if any), to the date of redemption, upon not less than 15 nor more than 60 days' prior written notice, during the 12-month period commencing on December 16 of each of the years set forth below:

                  Period                                    Redemption Price

                  2005 and 2006                                   106%
                  2007                                            103%
                  2008 and thereafter                             100.000%

                  (b) GENERAL. On and after any date fixed for redemption (the "Redemption Date"), provided that the Company has made available at the office of the Transfer Agent a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the Convertible Preferred Stock called for redemption (except that, in the case of a Redemption Date after a dividend payment Record Date and prior to the related Dividend Payment Date, holders of Convertible Preferred Stock on the dividend payment Record Date will be entitled on such Dividend Payment Date to receive the dividend payable on such shares), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Convertible Preferred Stock shall cease except the right to receive the cash deliverable upon such redemption, without interest from the Redemption Date.

                  (c) PARTIAL REDEMPTION. In the event of a redemption of only a portion of the then outstanding shares of Convertible Preferred Stock, the Company shall effect such redemption on a pro rata basis, except that the Company may redeem all of the shares held by Holders of fewer than 100 shares (or all of the shares held by Holders who would hold less than 100 shares as a result of such redemption), as may be determined by the Company.


                           Exhibit 1.8(c)(ii) - Page 5

                  (d) MECHANICS. With respect to a redemption pursuant hereto, the Company will send a written notice of redemption by first class mail to each holder of record of shares of Convertible Preferred Stock, not fewer than 15 days nor more than 60 days prior to the Redemption Date at its registered address (the "Redemption Notice"); provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Convertible Preferred Stock to be redeemed except as to the holder or holders to whom the Company has failed to give said notice or except as to the holder or holders whose notice was defective. The Redemption Notice shall state:

                           (i)      the redemption price;

                           (ii) whether all or less than all the outstanding shares of the Convertible Preferred Stock are to be redeemed and the total number of shares of the Convertible Preferred Stock being redeemed;

                           (iii)    the Redemption Date;

                           (iv) that the holder is to surrender to the Company, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Convertible Preferred Stock to be redeemed; and

                           (v)      that dividends on the shares of the
                                    Convertible Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Company defaults in the payment of the redemption price.

Each holder of Convertible Preferred Stock shall surrender the certificate or certificates representing such shares of Convertible Preferred Stock to the Company, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         6. VOTING RIGHTS/CONSENT.

                  (a) GENERAL. Except as otherwise required under the Delaware General Corporation Law, the holder of each share of Convertible Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Common Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common


                           Exhibit 1.8(c)(ii) - Page 6

         Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Amended and Restated Bylaws of the Company, and shall be entitled to vote, together with holders of Common Stock as a single class, with respect to any question or matter upon which holders of Common Stock have to right to vote.

                  (b) ISSUANCE OF ADDITIONAL STOCK. For so long as there are at least 200,000 shares of Convertible Preferred Stock outstanding, the Company may not authorize, create (by way of reclassification or otherwise) or issue any Senior Capital Stock or Parity Capital Stock (including additional shares of Convertible Preferred Stock (other than the issuance of shares of Convertible Preferred Stock in payment of dividends on the Convertible Preferred Stock as provided in Section 3(c) hereof)), or any obligation or security convertible or exchangeable into, or evidencing a right to purchase, shares of any class or series of Senior Capital Stock or Parity Capital Stock (including additional shares of Convertible Preferred Stock), without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Convertible Preferred Stock.

         7. CHANGE OF CONTROL.

                  (a) GENERAL. In the event of a Change of Control, each Holder shall have the right to require the Company to purchase all or a portion of such Holder's Convertible Preferred Stock (the "Change of Control Offer") as of the date that is no earlier than 30 days and no more than 60 days after the Change of Control Notice Date (the "Change of Control Purchase Date") for a purchase price equal to 101% of the Liquidation Preference together with accrued and unpaid dividends to but not including the Change of Control Purchase Date (the "Change of Control Purchase Price"). No funds shall be paid by the Company pursuant to a Change of Control Offer prior to the Company's repurchase of any securities ranking senior to the Convertible Preferred Stock and requiring repurchase pursuant to the change of control provisions governing such senior securities, including, without limitation, the repurchase of the Company's 11% Senior Secured Notes due 2008 issued pursuant to that certain Indenture, dated as of April 23, 2002, between the Company, certain subsidiaries of the Company and HSBC Bank USA, as Trustee (the "Indenture").

                  (b) COMPANY NOTICE. Within 30 days after the occurrence of a Change of Control, the Company shall mail to all Holders of record of the Convertible Preferred Stock a written notice of the Change of Control, the date of such notice being the "Change of Control Notice Date." The notice shall include the form of Change of Control Purchase Notice (as defined in subsection (c) below) to be completed by the Holder and shall state:

                           (i) the date of such Change of Control and, briefly, the events causing such Change of Control;

                           (ii) the date by which the Change of Control Purchase Notice pursuant to this Section 7 must be given;

                           (iii)    the Change of Control Purchase Date;

                           (iv)     the Change of Control Purchase Price;


                           Exhibit 1.8(c)(ii) - Page 7

                           (v) briefly, the conversion rights of the Convertible Preferred Stock;

                           (vi) the name and address of the Paying Agent and the Transfer Agent;

                           (vii)    the then current Conversion Rate;

                           (viii) that Convertible Preferred Stock as to which a Change of Control Purchase Notice has been given may be converted into Common Stock only to the extent that the Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Certificate of Designation;

                           (ix) the procedures that the Holder must follow to exercise rights under this Section 7;

                           (x) the procedures for withdrawing a Change of Control Purchase Notice, including a form of notice of withdrawal; and

                           (xi)     that the Holder must satisfy the
                                    requirements set forth in the Convertible
                                    Preferred Stock in order to convert the
                                    Convertible Preferred Stock.

                  (c) EXERCISE. A Holder may exercise its rights specified in subsection (a) of this Section 7 upon delivery of a written notice of the exercise of such rights (a "Change of Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the THIRD Business Day next preceding the Change of Control Purchase Date, stating:

                           (i)      the name of the Holder;

                           (ii) the certificate numbers of the Convertible Preferred Stock that the Holder will deliver to be purchased;

                           (iii)    the number of shares of Convertible
                                    Preferred Stock that the Holder will deliver to be purchased; and

                           (iv) that such Convertible Preferred Stock shall be purchased pursuant to the terms and conditions specified in this Certificate of Designations.

The delivery of such Convertible Preferred Stock to the Paying Agent (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Section 7 only if the Convertible Preferred Stock so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.


                           Exhibit 1.8(c)(ii) - Page 8

                  (d) PAYMENT. Upon receipt by the Paying Agent of the Change of Control Purchase Notice specified in subsection (c) of this Section 7, the Paying Agent shall promptly so notify the Company, and the Holder of the Convertible Preferred Stock in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Convertible Preferred Stock. Such Change of Control Purchase Price shall be paid to such Holder promptly following the later of (i) the Change of Control Purchase Date with respect to such Convertible Preferred Stock (provided the conditions in subsection (c) of this Section 7 have been satisfied) and (ii) the time of delivery of such Convertible Preferred Stock to the Paying Agent by the Holder thereof in the manner required by subsection (c) of this Section 7. Convertible Preferred Stock in respect of which a Change of Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change of Control Purchase Notice unless such Change of Control Purchase Notice has first been validly withdrawn.

                  (e) WITHDRAWAL. A Change of Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered by the Holder to the office of the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date, specifying:

                           (i)      the name of the Holder;

                           (ii) the certificate numbers of the Convertible Preferred Stock in respect of which such notice of withdrawal is being submitted;

                           (iii)    the number of shares of Convertible
                                    Preferred Stock with respect to which such notice of withdrawal is being submitted; and

                           (iv) the number of shares, if any, of each Convertible Preferred stock that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

                  (f) COMPANY DEPOSIT WITH PAYING AGENT. At or before 11:00 a.m., New York City time, on the second Business Day immediately following a Change of Control Purchase Date, the Company shall deposit with the Paying Agent an amount of money sufficient to pay the aggregate Change of Control Purchase Price of all of the shares of Convertible Preferred Stock that are to be purchased as of such Change of Control Purchase Date plus accrued and unpaid dividends thereon up to but not including the Change of Control Purchase Date. The manner in which the deposit required by this subsection (f) is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Paying Agent shall have immediately available funds on the second Business Day immediately following the Change of Control Purchase Date.


                           Exhibit 1.8(c)(ii) - Page 9

                  (g) FAILURE TO EXERCISE. If a Holder does not exercise the right to require the Company to purchase such Holder's Convertible Preferred Stock, each share of such Convertible Preferred Stock shall thereafter be convertible into the right to receive the consideration receivable as a result of the Change of Control by a holder of the number of shares of Common Stock into which such Convertible Preferred Stock was convertible immediately prior to the Change of Control.

                  (h) DEFINITION OF CHANGE OF CONTROL. A Change of Control shall be deemed to have occurred if any of the following occurs: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that such person has or has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company; (b) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors then in office; (c) the Company consolidates with or merges with or into any person or conveys, transfers or leases all or substantially all of its assets to any person, or any corporation consolidates with or merges into or with the Company, in any such event, pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, except (i) to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company or (ii) where no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) owns, other than Permitted Holders, immediately after such transaction, directly or indirectly, more than 50% of the total outstanding Voting Stock of the surviving corporation; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution. The good faith determination by the Board, based upon advice of outside counsel, of the beneficial ownership of securities of the Company within the meaning of Rules 13d-3 or 13d-5 under the Exchange Act shall be conclusive, absent contrary controlling precedent or contrary written interpretation published by the Commission. No inference shall be created that officers or employees of the Company are acting as a "person" or "group" (as such terms are used in Sections 13(d) or 14(d) of the Exchange Act) with the power to designate a majority of the members of the Board solely because such officers or employees constitute a majority of the members of the Board.

                  (i) The provisions of this Section 7 may be amended, modified or waived only with the consent of holders of not less than sixty-six and two-thirds percent (66-2/3%) of the shares of Convertible Preferred Stock then outstanding.

                           Exhibit 1.8(c)(ii) - Page 10

         8. CONVERSION RATES.

                  (a) Each share of Convertible Preferred Stock will be convertible at the option of the Holder, at any time, unless previously redeemed or repurchased, into the number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion rounded up to the nearest 1/100th of a share) obtained by dividing the Liquidation Preference by the Conversion Price (as defined below) (the "Conversion Rate"). The Conversion Price shall initially be $8.82 per share of the Convertible Preferred Stock (subject to the adjustments described below, the "Conversion Price"). The right to convert a share of the Convertible Preferred Stock called for redemption or delivered for repurchase will terminate at the close of business on the Redemption Date for such Convertible Preferred Stock or in accordance with the terms of Section 7 hereof, with respect to a repurchase in connection with a Change of Control.

                  (b) The right of conversion attaching to any share of Convertible Preferred Stock may be exercised by the Holder thereof by delivering the share to be converted to the office of the Transfer Agent, or any agency or office of the Company maintained for that purpose, accompanied by a duly signed and completed notice of conversion in form reasonably satisfactory to the Transfer Agent of the Company. The conversion date will be the date on which the shares and the duly signed and completed notice of conversion are so delivered. As promptly as practicable on or after the conversion date, the Company will issue and deliver to the Transfer Agent a certificate or certificates for the number of full shares of Common Stock, issuable upon conversion, with any fractional shares rounded up to full shares or, at the Company's option, payment in cash in lieu of any fraction of a share, based on the Closing Price of the Common Stock on the Trading Day preceding the conversion date. Such certificate or certificates will be delivered by the Transfer Agent to the appropriate Holder on a book-entry basis or by mailing certificates evidencing the additional shares to the Holders at their respective addresses set forth in the register of Holders maintained by the Transfer Agent. All shares of Common Stock issuable upon conversion of the Convertible Preferred Stock will be fully paid and nonassessable and will rank pari passu with the other shares of Common Stock outstanding from time to time. Any shares of Convertible Preferred Stock surrendered for conversion during the period from the close of business on any Record Date to the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment of an amount equal to the dividends payable on such Dividend Payment Date on the shares of Convertible Preferred Stock being surrendered for conversion. No other payment or adjustment for dividends, or for any dividends in respect of shares of Common Stock, will be made upon conversion. Except as otherwise provided herein, dividends accrued shall not be paid on Convertible Preferred Stock converted. If any Holder surrenders shares of Convertible Preferred Stock for conversion between a Record Date and the related Dividend Payment Date, then notwithstanding such conversion, the dividend payable on such Dividend Payment Date will be paid to the Holder on such Record Date. Holders of Common Stock issued upon conversion will not be entitled to receive any dividends payable to holders of Common Stock as of any record time before the close of business on the conversion date.


                           Exhibit 1.8(c)(ii) - Page 11

                  (c) Each share of Convertible Preferred Stock shall be automatically converted into shares of Common Stock at the Conversion Rate then in effect (i) upon the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of such Convertible Preferred Stock, or (ii) on the day immediately following the date on which the Closing Price of the Common Stock has equaled or exceeded $26.46 (as adjusted for stock splits, combinations or similar capital changes) for a period of 45 consecutive Trading Days. Upon the occurrence of either of the foregoing events, the outstanding shares of Convertible Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Convertible Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its Transfer Agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

                  (d) The Conversion Rate shall be adjusted from time to time by the Company as follows:

                           (i) In case the Company shall (A) pay a dividend in shares of Common Stock to all holders of Common Stock, (B) make a distribution in shares of Common Stock to all holders of Common Stock, (C) subdivide its outstanding Common Stock into a greater number of shares or (D) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such share of Convertible Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (i) shall become effective immediately after the record date in the case of a dividend in shares or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

                           (ii) In case the Company shall issue rights or warrants to all or substantially all holders of any series of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current Market Price per share of Common Stock at the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect


                           Exhibit 1.8(c)(ii) - Page 12
                                    immediately prior to such record date by a fraction, of which the denominator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current Market Price, and of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

                           (iii) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of Capital Stock of the Company (other than Common Stock), evidence of indebtedness or other non-cash assets (including securities of any company other than the Company) or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (ii) above), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction, of which the denominator shall be the current Market Price per share of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the Capital Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the numerator shall be the current Market Price per share of the Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in subsection (ii) above) ("Rights") pro rata to holders of Common Stock, the Company may, in lieu of


                           Exhibit 1.8(c)(ii) - Page 13
                                    making any adjustment pursuant to this
                                    Section 8, make proper provision so that each Holder of a share of Convertible Preferred Stock who converts such shares of Convertible Preferred Stock (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights, and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the number of shares of Convertible Preferred Stock so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                           (iv) In case the Company shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Common Stock cash in an aggregate amount that, together with the aggregate amount of all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Rate adjustment pursuant to this Section 8 has been made, exceeds 10.0% of the product of the current Market Price per share of Common Stock on the Business Day immediately preceding the day on which such Triggering Distribution is declared by the Company (the "Determination Date") multiplied by the number of shares of Common Stock outstanding on such date (excluding shares held in the treasury of the Company), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the Determination Date by a fraction, of which the denominator shall be the current Market Price per share of the Common Stock on the Determination Date less the amount of cash (plus the fair market value of such other consideration) so distributed within such 12 months (including, without limitation, the Triggering Distribution) applicable to one


                           Exhibit 1.8(c)(ii) - Page 14
                                    share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date) and the numerator shall be such current Market Price per share of the Common Stock on the Determination Date, such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

                           (v) In case any transaction or event (including, without limitation, any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation) shall occur in which all or substantially all outstanding Common Stock is converted into or exchanged for stock, other securities, cash or assets (each, a "Fundamental Change"), the holder of each share of Convertible Preferred Stock outstanding immediately prior to the occurrence of such Fundamental Change shall have the right upon any subsequent conversion to receive (but only out of legally available funds, to the extent required by applicable law) the kind and amount of stock, other securities, cash and assets that such holder would have received if such share had been converted immediately prior thereto.

                           (vi) In any case in which this Section 8 shall require that an adjustment be made following a record date or a Determination Date, as the case may be, established for purposes of this Section 8, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Transfer Agent of the certificate described in subsection (i) of this Section 8) issuing to the Holder of any Convertible Preferred Stock converted after such record date or Determination Date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date, effective date or Determination Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such effective date or Determination Date had not occurred.

                           (vii) No adjustment in the Convention Price or the corresponding Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall


                           Exhibit 1.8(c)(ii) - Page 15
                                    be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

                           (viii) No adjustment need be made for a transaction referred to in this Section 8 if all holders of all of the Company's securities are entitled to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. The Company shall give notice to the Transfer Agent of any such determination.

                           (ix) No adjustment need to be made for rights to purchase Common Stock or issuances of Common Stock pursuant to a Company plan for reinvestment of dividends of interest. No adjustment need be made for a change to the par value or a change to no par value of the Common Stock. To the extent that the Convertible Preferred Stock becomes convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                           (x) To the extent that any occurrence specified in this Section 8(d) shall affect only a particular series of Common Stock, then any adjustment in respect thereof shall be computed as though all reference to Common Stock were to such series of Common Stock. To the extent that any occurrence specified in this Section 8(d) shall affect a particular series of Common Stock differently from other series of Common Stock, then any adjustment in respect thereof shall be computed separately for each series of Common Stock.

                  (e) The Company shall be entitled to make such adjustments in the Conversion Rate, in addition to those required by Section 8, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

                  (f) The Company may from time to time reduce the Conversion Rate by an amount for any period of time if the period is at least 20 days or such longer period as required by law and if the reduction is irrevocable during the period; provided, however, that in no event may the Conversion Rate be reduced such that the Conversion Price is less than the par value of a share of Common Stock.


                           Exhibit 1.8(c)(ii) - Page 16

                  (g) Whenever the Conversion Rate is adjusted, the Company shall promptly file with the Transfer Agent an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it.

                  (h) The Company shall provide to the Holders reasonable notice of any event that would result in an adjustment to the Conversion rate so as to permit the Holders to effect a conversion of Convertible Preferred Stock into shares of Common Stock prior to the occurrence of such event.

         9. CERTAIN COVENANTS.

                  (a) PAYMENTS FOR CONSENT. Neither the Company nor any of its subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of dividend or other distribution, fee or otherwise, to any Holder of shares of the Convertible Preferred Stock for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Certificate of Designation or the Convertible Preferred Stock unless such consideration is offered to be paid and is paid to all Holders of the Convertible Preferred Stock that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                  (b) REPORTS. Whether or not required by the rules and regulations of the Commission, so long as any shares of the Convertible Preferred Stock are outstanding, the Company shall furnish to the Holders of the Convertible Preferred Stock (i) as soon as practicable after the end of each fiscal year of the Company a consolidated balance sheet, as at the end of such fiscal year, a consolidated statement of operations for such year and a consolidated statement of cash flows for such year, accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Board of Directors; (ii) as soon as practicable after the end of each quarterly accounting period of the Company, a consolidated balance sheet of the Company as of the end of each such fiscal quarter, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date as well as any additional information necessary to satisfy the information requirements of Rule 144A(d)(4) promulgated under the Securities Act of 1933, as amended. In the event the Company has filed any such report with the Commission, it shall not be obligated to separately furnish the report to any Holder unless and until such Holder requests a copy of the report.

         10. REISSUANCE OF CONVERTIBLE PREFERRED STOCK. Shares of Convertible Preferred Stock redeemed for or converted into Common Stock or that have been reacquired in any manner shall not be reissued as shares of Convertible Preferred Stock and shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided, however, that so long as any shares of Convertible Preferred Stock are outstanding, any issuance of such shares must be in compliance with the terms hereof.


                          Exhibit 1.8(c)(ii) - Page 17

         11. BUSINESS DAY. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment redemption or exchange shall be made on the immediately succeeding Business Day,

         12. AMENDMENT, SUPPLEMENT AND WAIVER. The Company may amend this Certificate of Designation with the affirmative vote or consent of the holders of a majority of the shares of Convertible Preferred Stock then outstanding (including votes or consents obtained in connection with a tender offer or exchange offer for the Convertible Preferred Stock) and, except as otherwise provided by applicable law, any past default or failure to comply with any provision of this Certificate of Designation may also be waived with the consent of such holders. Notwithstanding the foregoing, however, without the consent of each Holder affected, an amendment (including any amendment or restatement of the Company's Certificate of Incorporation) or waiver may not (with respect to any shares of the Convertible Preferred Stock held by a non-consenting Holder);
(i) alter the voting rights with respect to the Convertible Preferred Stock or reduce the number of shares of the Convertible Preferred Stock whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the Liquidation Preference of any share of the Convertible Preferred Stock or adversely alter the provisions with respect to the redemption of the Convertible Preferred Stock, (iii) reduce the rate of or change the time for payment of dividends on any share of the Convertible Preferred Stock, (iv) waive a default in the payment of dividends on the Convertible Preferred Stock, (v) make any share of the Convertible Preferred Stock payable in money other than United States dollars, (vi) make any change in the provisions of the Certificate of Designation relating to waivers of the rights of Holders of the Convertible Preferred Stock to receive the Liquidation Preference, to receive dividends on the Convertible Preferred Stock or (vii) make any change in the foregoing amendment and waiver provisions.

         Notwithstanding the foregoing, without the consent of any Holder of the Convertible Preferred Stock, the Company may (to the extent permitted by, and subject to the requirements of, Delaware law) amend or supplement this Certificate of Designation to cure any ambiguity, defect or inconsistency, to provide for uncertificated shares of the Convertible Preferred Stock in addition to or in place of certificated shares of the Convertible Preferred Stock, to make any change that would provide any additional rights or benefits to the Holders of the Convertible Preferred Stock or to make any change that the Board of Directors determines, in good faith, is not materially adverse to Holders of the Convertible Preferred Stock or is required for the Company to comply with the Indenture as in effect on the Issue Date.

         13. TRANSFER AND EXCHANGE. When Convertible Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Convertible Preferred Stock or to exchange such Convertible Preferred Stock for an equal number of shares of Convertible Preferred Stock of other authorized denominations, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met and such transfer or exchange is in compliance with applicable laws or regulations.

         14. CERTAIN DEFINITIONS. As used in this Certificate of Designation, the following terms shall have the following meanings (and (1) terms defined in the singular have comparable meanings when used in the plural and vice versa,
(2) "including" means including without limitation, (3) "or" is not exclusive and (4) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect on Issue Date and all accounting calculations will be determined in accordance with such principles), unless the content otherwise requires:


                          Exhibit 1.8(c)(ii) - Page 18

         "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, the specified Person, (ii) any other Person that owns, directly or indirectly, 10% or more of the specified Person's Voting Stock or (iii) any executive officer or director of the specified Person.

         "Board of Directors" mean the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board.

         "Business Day" means each day which is not a legal holiday.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of, such Person's capital stock, including Preferred Stock, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

         "Closing Price" means on any day the reported last sale price on such day, or in case no sale takes place on such day, the average of the reported closing bid and ask prices on the principal national securities exchange (which shall include the Nasdaq National Market) on which such stock is listed or admitted to trading (and if the Common Stock is listed or admitted to trading on more than one U.S. national or non-U.S. securities exchange, the Company shall determine, in its reasonable discretion, the principal securities exchange on which such Common Stock is listed or admitted to trading), or if not listed or admitted to trading on any securities exchange, the average of the closing bid and ask prices as furnished by any independent registered broker-dealer firm, selected by the Company for that purpose, in each case adjusted for any stock split during the relevant period.

         "Commission" means the Securities and Exchange Commission.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holders" means the registered holders from time to time of the Convertible Preferred Stock.

         "Market Price," for any security as of any date, means the average of the daily Closing Price for the five consecutive trading days ending on such date for such security or, if no Closing Prices are available for such security, the current market value shall be an amount equal to the fair market value of such security determined in the good faith judgment of the Board of Directors of the Company.

         "Officers' Certificate" means a certificate signed by two officers of the Company.

         "Paying Agent" means the paying agent for the Convertible Preferred Stock appointed by the Company, which initially shall be Mellon Investor Services.


                          Exhibit 1.8(c)(ii) - Page 19

         "Permitted Holders" means (i) AIG/SUN America Investments, Inc., (ii) American General, (iii) AIM Capital Management, (iv) American Express Financial Advisors, (v) Goldman, Sachs & Co. Special Situations Investing, (vi) LC Capital Partners, LP, (vii) Lehman Brothers, (viii) Lord Abbett, (ix) Mackay Shields,
(x) Morgan Stanley Asset Management, (xi) Oppenheimer Funds, (xii) Putnam Investments, (xiii) Romulus Holdings, Inc., (xiv) Triage Capital Management,
(xv) Commonwealth Advisors, Inc., (xvi) Lutheran Brotherhood, (xvii) Lampe Conway & Co. LLC, (xviii) Bay Harbour Management, (xix) Loeb Partners Corp., and
(xx) with respect to each of the foregoing, any majority-owned Affiliate thereof.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, and including, without limitation, all classes and series of preferred or preference stock of such Person.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Trading Day" means, in respect of any securities exchange or securities market, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

         "Transfer Agent" means the transfer agent for the Convertible Preferred Stock appointed by the Company, which initially shall be Mellon Investor Services.

         "Voting Stock" means, with respect to any Person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person."




                          Exhibit 1.8(c)(ii) - Page 20

          IN WITNESS WHEREOF, said Globix Corporation, has caused this Certificate of Designation to be signed by _________________, its _______________________, this ____ day of _________, 2004.

                                   GLOBIX CORPORATION



                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:




                          Exhibit 1.8(c)(ii) - Page 21

                               EXHIBIT 1.8(c)(iii)
                               -------------------




Section 8(b) of the Class A Warrant Agreement shall be amended by inserting the following sentence immediately after the first sentence in such section:

"In the event of a merger, such effective provision may provide that each holder of a Warrant then outstanding shall have the right upon payment (or deemed payment) of the Purchase Price in cash for such Warrant to receive consideration in the form of the kind and number of shares of stock or other securities or property (including cash) receivable upon such merger by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant immediately prior to such merger."




                          Exhibit 1.8(c)(iii) - Page 1

                                EXHIBIT 1.8(c)(v)
                                -----------------


THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS WARRANT, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS.

                               GLOBIX CORPORATION

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                  ---------------------------------------------

                                  As of _______ __, 200_ [INSERT EFFECTIVE DATE]



         This warrant (this "WARRANT") certifies that, for good and valuable consideration, Globix Corporation, a Delaware corporation (the "COMPANY"), grants to [INSERT HOLDER] or its permitted assigns (the "WARRANTHOLDER"), the right to subscribe for and purchase from the Company, at any time during the Exercise Period (as defined herein), ____________ (______) [INSERT NUMBER OF SHARES] shares of the Common Stock, par value $0.01 of the Company (the "WARRANT SHARES"), at the exercise price per share of $_____ [INSERT EXERCISE PRICE] (the "EXERCISE PRICE"), all subject to the terms, conditions and adjustments herein set forth. The number of Warrant Shares is subject to adjustment as provided in
ARTICLE III.

         This Warrant is being issued in replacement of the Warrantholder's warrant (the "ORIGINAL WARRANT") for the purchase of shares of NEON Communications, Inc. ("NEON") as converted pursuant to the terms of that certain Agreement and Plan of Merger, dated _________, 2004, between the Company and NEON. By its acceptance of this Warrant, the Warrantholder acknowledges the replacement and termination of the Original Warrant.

1.       DEFINITIONS

         1.1. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

             "AFFILIATE" with respect to any Person, shall mean any other Person that directly or indirectly, controls, is controlled by, or is under common control with, such Person.

             "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in the State of New York.

             "CLOSING PRICE" of a share of Common Stock for any day shall mean the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the principal national securities


                           Exhibit 1.8(c)(v) - Page 1
exchange on which such Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market System or the Nasdaq SmallCap Market or, if such security is not quoted on the Nasdaq National Market System or the Nasdaq SmallCap Market, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for such security on each such day shall not have been reported by Nasdaq, the average of the bid and asked prices for such day as furnished by any reputable investment banking firm regularly making a market in such security selected for such purpose by the Board of Directors of the Company or a committee thereof. If the Closing Price cannot be calculated on such date on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as reasonably determined by an Independent Financial Expert selected for such purpose by the Board of Directors of the Company or a committee thereof. For the purpose of this Warrant, and as appropriate, the Closing Price shall be determined by the average of the closing prices for the five (5) trading days prior to the date of the notice of exercise.

             "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

             "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

             "GOVERNMENTAL AUTHORITY" means any foreign, federal, state, local or other governmental authority or regulatory body having jurisdiction over the Company, its Affiliates or the Warrantholder.

             "INDEPENDENT FINANCIAL EXPERT" means a nationally recognized investment banking firm that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect financial interest in the Company or any of its Affiliates, that has not been and at the time it is called upon to give independent financial advice to the Company is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company or any of its Affiliates, and that does not provide any advice or opinions to the Company or any of its Affiliates.

             "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

             "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

II.      EXERCISE OF WARRANT

         2.1. EXERCISE PERIOD. On the terms and subject to the conditions contained herein, the Warrantholder may exercise this Warrant on any Business Day starting on _______ __, 200_ and ending at 5:00 p.m., Eastern Standard Time, on _______ __, 200_ [INCORPORATE PERIOD FROM CONVERTED NEON WARRANT] (the "EXERCISE PERIOD"), for all or any part of the Warrant Shares.

         2.2. EXERCISE PROCEDURE. To exercise this Warrant, the Warrantholder shall deliver to the Company at its principal executive offices: (a) payment of the aggregate Exercise Price in the manner provided in SECTION 2.3 (as computed by multiplying (A) the Exercise Price by (B) the number of shares of Common Stock for which the Warrantholder is exercising this Warrant at such time); (b) a completed and properly executed Notice of Exercise in substantially the form


                           Exhibit 1.8(c)(v) - Page 2
attached hereto as Annex I; and (c) this Warrant. The minimum number of shares of Common Stock for which this Warrant or any portion thereof shall be exercisable at any one time shall be 10,000, unless the remaining number of shares of Common Stock for which this Warrant is then exercisable shall be less than 10,000, in which case such remaining shares shall be the minimum number of shares of Common Stock for which this Warrant is then exercisable. Upon receipt of the aggregate Exercise Price and the required deliverables pursuant to the preceding sentence, the Company shall, within five (5) Business Days thereafter, subject to receipt of any required regulatory approvals (including expiration of any required waiting period), deliver to the Warrantholder duly executed certificate(s) representing the aggregate number of shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a Warrant Share as provided in SECTION 2.6. Such stock certificate(s) shall be in such denominations and registered in the name(s) as the Warrantholder shall request in the Notice of Exercise. If this Warrant shall have been exercised in part, the Company shall deliver to the Warrantholder a new warrant evidencing the rights of the Warrantholder to purchase the remaining Warrant Shares issuable (which shall in all other respects be identical to this Warrant). All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and without any preemptive rights.

         2.3. PAYMENT OF EXERCISE PRICE. The aggregate Exercise Price (computed in the manner provided in Section 2.2) may be payable hereunder by the delivery by certified check or by wire transfer of immediately available funds to the account of the Company of an amount equal to the aggregate Exercise Price or by instructing the Company to withhold from the shares of Common Stock to be issued upon exercise of the Warrant a number of whole or fractional shares of Common Stock equal to (i) the Exercise Price divided by the Closing Price of a share of Common Stock ( as of the date of the Notice of Exercise) multiplied by (ii) the number of shares of Common Stock for which the Warrantholder is exercising this Warrant at such time.

         2.4. RESTRICTIONS. The Company shall not be required to issue any shares of Common Stock under this Warrant if the issuance of such shares would constitute a violation by the Company of any provision of any law, rule or regulation of (i) any Governmental Authority, including without limitation, compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and compliance with registration or qualification requirements of applicable federal and state securities laws or (ii) any applicable self governing organization or stock exchange, including without limitation, the rules, regulations or listing requirements of any such organization or stock exchange. If at any time the Company shall determine, based upon the advice of counsel, that the registration, qualification or listing of any shares subject to this Warrant under any applicable state or federal law or other applicable rules or regulations (including those of any applicable stock exchange), or any filing or expiration of any waiting period under the HSR Act, is necessary as a condition of, or in connection with, the issuance of shares, the Company shall not be required to issue any shares of Common Stock under this Warrant unless and until the Company has received evidence reasonably satisfactory to it that such laws, rules or regulations have been complied with and/or such filing has been made and the applicable waiting period has expired under the HSR Act; provided, however, that nothing in this
SECTION 2.4 shall limit the Company's obligations under ARTICLE V of this Warrant.

         2.5. PAYMENT OF TAXES. The Company shall pay all stamp taxes and other similar charges with respect to the issue or delivery of Common Stock hereunder. The Company shall not be required to pay any transfer tax or other similar charge imposed in connection with the issue of any stock certificate in any name other than that of the Warrantholder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the reasonable satisfaction


                           Exhibit 1.8(c)(v) - Page 3
of the Company that no such tax or other charge is due. The Company shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Warrant to any Warrantholder such amounts as the Company is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes of this Warrant as having been paid to the Warrantholder in respect of which such deduction and withholding was made by the Company.

         2.6. FRACTIONAL SHARES. The Company shall not be required to issue any fractional shares of Common Stock upon exercise of this Warrant. In lieu of any fractional share to which the Warrantholder would otherwise be entitled upon exercise of this Warrant, the Company shall make a cash payment in an amount equal to the product of (a) the Closing Price per share of Common Stock on the date of the notice of exercise multiplied by (b) the fraction of a share.

III.     ADJUSTMENTS

         3.1. SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, then as of the record date for effecting such subdivision the number of shares issuable upon exercise of this Warrant will be proportionately increased and the Exercise Price in effect immediately prior to such subdivision shall be proportionately decreased. If the Company at any time combines (by reverse stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a smaller number of shares, then as of the record date for effecting such combination the number of shares issuable upon exercise of this Warrant will be proportionately decreased and the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

         3.2. CONSOLIDATION, MERGER, ETC. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or (a) any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization or in connection with which the Common Stock (or other securities issuable upon exercise of this Warrant) shall be changed into or exchanged for stock of any other entity or cash or other property, (b) any transaction in which in excess of 50% of the Company's voting power is transferred to a person not a stockholder immediately prior to the consummation of such transaction, (c) any sale of all or substantially all of the assets of the Company or (d) a capital reorganization or reclassification of the Common Stock (or other securities issuable upon exercise of this Warrant) that does not result in an adjustment pursuant to SECTION 3.1 (any such transaction being hereinafter referred to as a "REORGANIZATION"), then, in each case, the Warrantholder, on exercise hereof at any time after the consummation or effective date of such Reorganization, shall receive, in lieu of the Warrant Shares issuable on such exercise prior to the date of such Reorganization, the stock, other securities, cash or other property to which such holder would have been entitled upon the date of such Reorganization if such holder had exercised this Warrant immediately prior thereto.

         3.3. NOTICE OF ADJUSTMENT. Whenever an event necessitating an adjustment to this Warrant pursuant to this ARTICLE III occurs, the Company shall promptly deliver written notice thereof, by first class mail, postage prepaid, addressed to the Warrantholder in accordance with SECTION 7.5, which notice shall state the increase or decrease in the number or other denominations of securities purchasable and exercise price payable upon the exercise of this Warrant setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.




                           Exhibit 1.8(c)(v) - Page 4

OBJECTION: IV.      RESTRICTIONS ON TRANSFER

         4.1. RESTRICTIONS ON TRANSFER. The Warrantholder, by its acceptance of this Warrant, agrees to be bound by the provisions of this ARTICLE IV and acknowledges and confirms that this Warrant and any Warrant Shares issued upon exercise of this Warrant have not been registered under the Securities Act or any applicable state securities laws, and may not be sold or transferred except in compliance with and subject to the Securities Act and such state securities laws. Unless and until this Warrant and such Warrant Shares have been registered under the Securities Act and such state securities laws, the Company may require, as a condition to effecting any sale or transfer of this Warrant or such Warrant Shares on the books of the Company, an opinion of counsel reasonably satisfactory to the Company to the effect that an exemption from registration under the Securities Act and such state securities laws is available for the proposed transfer or assignment or a certification reasonably satisfactory to the counsel of the Company in its professional determination from the transferee that it is an "ACCREDITED INVESTOR" as defined under the Securities Act and regulations promulgated thereunder. Any purported sale or transfer of this Warrant and/or such Warrant Shares shall be null and void unless made in compliance with the conditions set forth in this ARTICLE IV. Except as provided in SECTION 4.2, (a) this Warrant and any warrant of the Company issued in exchange or replacement for this Warrant shall be stamped or otherwise imprinted with a legend in substantially the form set forth on the cover of this Warrant, (b) each stock certificate for Warrant Shares issued upon the exercise of this Warrant and each stock certificate issued upon the transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend substantially to the same effect.

         4.2. TERMINATION OF RESTRICTIONS. The restrictions imposed by SECTION
4.1 upon the transferability of this Warrant and the Warrant Shares shall terminate: (a) when and so long as this Warrant or any such Warrant Shares shall have been effectively registered under the Securities Act and transferred in compliance therewith; or (b) when the Company shall have received an opinion of counsel reasonably satisfactory to it that this Warrant or such Warrant Shares may be transferred without registration thereof under the Securities Act; provided, however, that if the Warrant Shares have been held (both legally and beneficially) by the Warrantholder for at least one (1) year and are proposed to be sold in compliance with Rule 144 under the Securities Act, no such opinion of counsel shall be required. Whenever the legend requirements imposed by SECTION
4.1 shall terminate as to this Warrant or the Warrant Shares, the holder of this Warrant or any Warrant Shares shall be entitled to receive from the Company, at the Company's expense, a new warrant or a new stock certificate representing the Warrant Shares, as the case may be, not bearing the restrictive legend described in SECTION 4.1.

         4.3. COMPLIANCE WITH SECURITIES LAWS. The Warrantholder, by acceptance hereof, represents to the Company that this Warrant and any Warrant Shares purchased upon exercise of this Warrant are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, and for investment, and that the Warrantholder will not offer, sell or otherwise dispose of this Warrant or any such Warrant Shares except under circumstances that will not result in a violation of the Securities Act or any applicable state securities laws.

         4.4. TRANSFER PROCEDURE. Subject to compliance with the other provisions of this ARTICLE IV, transfer of this Warrant, in whole or in part, shall occur upon surrender of this Warrant at the principal executive offices of the Company, together with a duly executed written assignment of this Warrant and funds sufficient to pay any transfer taxes payable upon the making of such transfer and, if required, an opinion of counsel reasonably acceptable to counsel of the Company in its professional determination concerning the compliance of such transfer with the Securities Act and applicable state securities laws. Upon receipt of such items, the Company shall execute and


                           Exhibit 1.8(c)(v) - Page 5
deliver a new warrant or warrants in the name of the assignee or assignees and in the denomination(s) specified in such instrument of assignment, and shall issue to the assignor a new warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

         4.5. MAINTENANCE OF TRANSFER BOOKS. The Company agrees to maintain, at the principal executive office of the Company, books or records for the registration and the registration of transfer of this Warrant or any warrant of the Company issued in exchange for this Warrant.


V.       NECESSARY ACTIONS

         The Company will: (a) use its reasonable best efforts to obtain all such authorizations, approvals, exemptions or consents from any Governmental Authority having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant (including, without limitation, making all necessary filings with such Governmental Authorities); (b) take all necessary steps (including, without limitation, making appropriate amendments to its certificate of incorporation) to ensure that the Company has authorized a sufficient number of authorized but unissued shares of Common Stock to provide for the issuance of the Warrant Shares; (c) reserve from such authorized but unissued shares of common stock and keep available for issuance pursuant to this Warrant a sufficient number of shares of Common Stock to provide for the issuance of the Warrant Shares upon the exercise of this Warrant; (d) if and so long as any shares of Common Stock are listed on a national securities exchange, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon exercise of this Warrant; and (d) take all actions as may be necessary or appropriate to ensure that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant that are not subject to any preemptive rights and are free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issuance. If the Company determines that registration of the Warrant Shares under any federal or state securities law or any other governmental approval is required prior to the issuance of the Warrant Shares, then the Company shall use its reasonable best efforts to secure such registration or approval, and the right to exercise this Warrant shall be extended until 15 days after the completion of any such registration or approval.

VI.      LOSS OR MUTILATION

         On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (a) in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company; or (b) in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

VII.     MISCELLANEOUS

         7.1 ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to the Warrant.

         7.2 NONWAIVER. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Warrantholder shall operate as a waiver of such right or otherwise prejudice the Warrantholder's rights, powers or remedies.


                           Exhibit 1.8(c)(v) - Page 6

         7.3 BINDING EFFECT; NO THIRD-PARTY BENEFICIARIES. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective successors and permitted assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

         7.4 SECTION AND OTHER HEADINGS. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

         7.5 NOTICES. Except as otherwise expressly provided herein, all notices and deliveries referred to in this Warrant shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof. Each such notice, request or other communication shall be deemed received by the other party (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section 7.5 and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this
Section 7.5.

         7.6 SEVERABILITY. Whenever possible, each provision of this Warrant will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision of this Warrant or the validity, legality or enforceability of this Warrant in any other jurisdiction. In such event, this Warrant will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         7.7 GOVERNING LAW. All questions concerning the construction, validity and interpretation of this warrant and the issuance of securities hereunder will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         7.8 RIGHTS OR LIABILITIES AS STOCKHOLDER. The Warrantholder shall be deemed to have become a holder of record of the shares of Common Stock issuable under SECTION 2.2 as of the date on which all required deliverables pursuant to
SECTION 2.2 have been received by the Company. Until such time the Warrantholder shall not have any voting rights or other rights or liabilities of a stockholder of the Company with respect to the Common Stock issuable hereunder.

         7.9 AMENDMENT. No amendment or waiver of any provision of this Warrant shall be effective without the prior written consent of the Company and the Warrantholder.


                           Exhibit 1.8(c)(v) - Page 7

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                        GLOBIX CORPORATION



                                        By:      _________________________
                                        Name:    _________________________
                                        Title:   _________________________



                                        Warrantholder Information:


                                        [INSERT]





                           Exhibit 1.8(c)(v) - Page 8

                                     ANNEX I
                                     -------

                               NOTICE OF EXERCISE
                               ------------------

                 (To be executed upon exercise of this Warrant)


         The undersigned hereby irrevocably elects to exercise the right represented by this Warrant to purchase _________ shares of Common Stock, and herewith tenders to the Company as payment for such shares the amount of $__________ in accordance with the terms of this Warrant. The undersigned requests that a certificate for such shares be registered in the name of each of the following:

                            Name: ___________________

                           Address: _________________
                                    _________________
                                    _________________

and that each certificate be delivered to the above at the address indicated.

         The undersigned represents that it is an "accredited investor" (as defined in applicable rules and regulations under the Securities Act of 1933, as amended), and that it is acquiring such shares of Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof.

Dated:  __________________________


                                        Signature ______________________________

                                                  ______________________________
                                                           (Print Name)

                                                  ______________________________
                                                         (Street Address)

                                                  ______________________________
                                                     (City) (State) (Zip Code)



                      Exhibit 1.8(c)(v) - Annex I - Page 1

                                  EXHIBIT 5.11
                                  ------------

                           FINANCIAL REVIEW PROCEDURES

Perform due diligence including the following areas as of June 30, 2004.

     o Review financial statements (balance sheet, income statement, cash flow & trial balance) comparing to prior months and audited financial statements
          1. Identify and understand significant fluctuations in assets, liabilities, revenues and expenses. If deemed necessary, test for unrecorded liabilities.
          2.   Assess overall adequacy of reserves
     o Review any new or changes made to material contracts (vendor or client) entered into since original due diligence
     o Review current status of accounts receivable (aging and bad debt), accounts payable and accrued liabilities.
     o    Update of any ongoing or possible litigation
     o    Verify and review any change in debt structure
     o    Verify and review employee related activities
          1)   headcount
          2)   new or amended employee agreements
     o    Verify and review any changes in Equity
     o    Update of competitive environment
     o Review status of tax returns, audits and overall status of tax obligations
     o    Review accounts receivable netting policy

Accountants shall have discretion to perform additional procedures deemed necessary to carry out the foregoing engagement.






                             Exhibit 5.11 - Page 1